EXHIBIT 10.17

                                                              [CONFORMED COPY]




                               U.S. $200,000,000

                               CREDIT AGREEMENT,

                         dated as of January 9, 1997,


                                     among


                             ADT OPERATIONS, INC.,

                               as the Borrower,

                                      and


                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                as the Lenders,

                                      and


                           THE BANK OF NOVA SCOTIA,

                         as the Agent for the Lenders



                               TABLE OF CONTENTS


SECTION                                                                 PAGE


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

 1.1.     Defined Terms..................................................  1
 1.2.     Use of Defined Terms........................................... 37
 1.3.     Cross-References............................................... 37
 1.4.     Accounting and Financial Determinations........................ 37

                             ARTICLE II

                 COMMITMENTS, COMPETITIVE BID LOANS,
                   BORROWING PROCEDURES AND NOTES

 2.1.     Commitments.................................................... 38
 2.1.1.   Revolving Loan Commitment...................................... 38
 2.1.2.   Commitment to Issue Letters of Credit.......................... 38
 2.1.3.   Lenders Not Permitted or Required To Make Loans Under Certain
          Circumstances.................................................. 38
 2.1.4.   Reduction of the Revolving Loan Commitment
          Amount......................................................... 39
 2.1.4.1. Voluntary Reduction............................................ 39
 2.1.4.2. Mandatory Reduction............................................ 39
 2.2.     Borrowing Procedure for Revolving Loans........................ 40
 2.3.     Competitive Bid Loans.......................................... 40
 2.3.1.   Competitive Bid Loan Borrowing Request......................... 40
 2.3.2.   Invitation for Bid Loan Offers................................. 41
 2.3.3.   Submission and Contents of Bid Loan Offers..................... 41
 2.3.4.   Notice to Borrower............................................. 43
 2.3.5.   Competitive Bid Loan Acceptance................................ 43
 2.3.6.   Funding of Competitive Bid Loans............................... 45
 2.4.     Continuation and Conversion Elections.......................... 45
 2.5.     Funding........................................................ 46
 2.6.     Notes.......................................................... 46

                             ARTICLE III

             REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

 3.1.     Repayments and Prepayments..................................... 47
 3.1.1.   Voluntary Prepayments.......................................... 47
 3.1.1.1. Revolving Loans................................................ 47
 3.1.1.2. Competitive Bid Loans.......................................... 48
 3.1.2.   Mandatory Prepayments.......................................... 48
 3.1.2.1. Mandatory Prepayment Upon Commitment Reduction................. 48
 3.1.2.2. Acceleration of Scheduled Maturity............................. 49
 3.2.     Interest Provisions............................................ 49
 3.2.1.   Rates.......................................................... 49
 3.2.2.   Post-Maturity Rates............................................ 50
 3.2.3.   Payment Dates.................................................. 51
 3.2.4.   Interest Rate Determination.................................... 52
 3.3.     Fees........................................................... 52
 3.3.1.   Facility Fee................................................... 52
 3.3.2.   Letter of Credit Face Amount Fee............................... 53
 3.3.3.   Letter of Credit Issuer Fronting Fee........................... 53
 3.3.4.   Letter of Credit Administrative Expenses....................... 53
 3.3.5.   Other Fees..................................................... 53

                             ARTICLE IV

                          LETTERS OF CREDIT

 4.1.     Issuances and Extensions....................................... 54
 4.2.     Issuance Requests.............................................. 54
 4.3.     Expenses....................................................... 55
 4.4.     Participation By Lenders....................................... 55
 4.5.     Disbursements.................................................. 57
 4.6.     Repayment/Reimbursement........................................ 58
 4.7.     Deemed Disbursements and Cash Collateralization of Letters of
          Credit......................................................... 58
 4.8.     Nature of Repayment/Reimbursement Obligations.................. 59
 4.9.     Increased Costs; Indemnity..................................... 60

                              ARTICLE V

               CERTAIN LIBO RATE AND OTHER PROVISIONS

 5.1.     LIBO Rate Lending Unlawful..................................... 61
 5.2.     Deposits Unavailable........................................... 62
 5.3.     Increased LIBO Rate Loan Costs, etc............................ 62
 5.4.     Funding Losses................................................. 63
 5.5.     Increased Capital Costs........................................ 64
 5.6.     Taxes.......................................................... 64
 5.7.     Payments, Computations, etc.................................... 66
 5.8.     Sharing of Payments............................................ 67
 5.9.     Setoff......................................................... 68
 5.10.    Use of Proceeds................................................ 68
 5.11.    Use of Letters of Credit....................................... 68
 5.12.    Substitution of LIBOR Office or Domestic Office in Certain
          Circumstances.................................................. 68
 5.13.    Substitution of Bank; Election to Terminate.................... 69


                             ARTICLE VI

              CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

 6.1.     Closing Date................................................... 70
 6.1.1.   Resolutions, etc............................................... 70
 6.1.2.   Delivery of Notes.............................................. 70
 6.1.3.   Termination of Existing Credit Facility........................ 70
 6.1.4.   Guarantees..................................................... 70
 6.1.5.   Delivery of Certain Documents.................................. 71
 6.1.6.   Consents, etc.................................................. 71
 6.1.7.   Delivery of Closing Date Certificates.......................... 71
 6.1.8.   No Material Adverse Change..................................... 71
 6.1.9.   Opinions of Counsel............................................ 71
 6.1.10.  Notification of Trustees....................................... 72
 6.1.11.  Closing Fees, Expenses, etc.................................... 72
 6.1.12.  Satisfactory Legal Form........................................ 72
 6.2.     All Credit Extensions.......................................... 72
 6.2.1.   Compliance with Warranties, No Default, etc.................... 72
 6.2.2.   Credit Extension Request....................................... 74
 6.2.3.   Closing Date................................................... 74

                             ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES

 7.1.     Organization, etc.............................................. 74
 7.2.     Due Authorization, Non-Contravention, etc...................... 75
 7.3.     Government Approval, Regulation, etc........................... 75
 7.4.     Validity, etc.................................................. 75
 7.5.     No Material Adverse Change..................................... 76
 7.6.     Litigation, Labor Controversies, etc........................... 76
 7.7.     Subsidiaries................................................... 76
 7.8.     Seniority of the Obligations................................... 76
 7.9.     Existing Letters of Credit..................................... 77

                            ARTICLE VIII

                              COVENANTS

 8.1.     Affirmative Covenants.......................................... 77
 8.1.1.   Financial Information, Reports, Notices, etc................... 77
 8.1.2.   Compliance with Laws, etc...................................... 79
 8.1.3.   Covenants Relating to Judgment Letters of Credit............... 80
 8.1.4.   Syndication.................................................... 82
 8.2.     Negative Covenants............................................. 82
 8.2.1.   Business Activities............................................ 82
 8.2.2.   Indebtedness................................................... 82
 8.2.3.   Financial Condition............................................ 85
 8.2.4.   Any Action..................................................... 86

                             ARTICLE IX

                          EVENTS OF DEFAULT

 9.1.     Listing of Events of Default................................... 86
 9.1.1.   Non-Payment of Obligations..................................... 86
 9.1.2.   Breach of Warranty............................................. 86
 9.1.3.   Non-Performance of Certain Covenants and Obligations........... 86
 9.1.4.   Non-Performance of Other Covenants and Obligations............. 87
 9.1.5.   Default on Other Indebtedness.................................. 87
 9.1.6.   Judgments...................................................... 87
 9.1.7.   Pension Plans.................................................. 88
 9.1.8.   Change in Control.............................................. 88
 9.1.9.   Bankruptcy, Insolvency, etc.................................... 88
 9.1.10.  Impairment of Loan Documents, etc.............................. 89
 9.2.     Action if Bankruptcy........................................... 90
 9.3.     Action if Other Event of Default............................... 90

                              ARTICLE X

                              THE AGENT

 10.1.    Actions........................................................ 90
 10.2.    Funding Reliance, etc.......................................... 91
 10.3.    Exculpation.................................................... 91
 10.4.    Successor...................................................... 92
 10.5.    Loans or Letters of Credit Issued by Scotiabank................ 93
 10.6.    Credit Decisions............................................... 93
 10.7.    Copies, etc.................................................... 93

                             ARTICLE XI

                      MISCELLANEOUS PROVISIONS

 11.1.    Waivers, Amendments, etc....................................... 93
 11.2.    Notices........................................................ 94
 11.3.    Payment of Costs and Expenses.................................. 95
 11.4.    Indemnification................................................ 95
 11.5.    Survival....................................................... 97
 11.6.    Severability................................................... 97
 11.7.    Headings....................................................... 97
 11.8.    Execution in Counterparts, Effectiveness, etc.................. 97
 11.9.    Governing Law; Entire Agreement................................ 97
 11.10.   Successors and Assigns......................................... 97
 11.11.   Sale and Transfer of Loans and Notes; Participations in Loans
          and Notes...................................................... 98
 11.11.1. Assignments.................................................... 98
 11.11.2. Participations.................................................100
 11.12.   Other Transactions.............................................101
 11.13.   Independence of Covenants......................................101
 11.14.   Forum Selection and Consent to Jurisdiction....................101
 11.15.   Waiver of Jury Trial...........................................102


SCHEDULE I       -   Disclosure Schedule
SCHEDULE II      -   Intercompany Subordination Provisions

EXHIBIT A        -   Form of Revolving Loan Note
EXHIBIT B        -   Form of Competitive Bid Loan Note
EXHIBIT C-1      -   Form of Revolving Loan Borrowing Request
EXHIBIT C-2      -   Form of Competitive Bid Loan Borrowing Request
EXHIBIT D-1      -   Form of Invitation for Bid Loan Offers
EXHIBIT D-2      -   Form of Competitive Bid Loan Offer
EXHIBIT D-3      -   Form of Competitive Bid Loan Acceptance
EXHIBIT E        -    Intentionally Omitted
EXHIBIT F        -   Form of Continuation/Conversion Notice
EXHIBIT G        -   Form of Lender Assignment Agreement
EXHIBIT H        -   Form of Compliance Certificate
EXHIBIT I        -   Form of ADT Limited Guaranty
EXHIBIT J        -   Form of Subsidiary Guarantor Guaranty
EXHIBIT K        -   Form of Opinion of Bermuda Counsel to ADT Limited
EXHIBIT L-1      -   Form of Opinion of New York Counsel to ADT Limited, the
                     Borrower and the Other Obligors
EXHIBIT L-2      -   Form Of Opinion of Corporate Counsel to the Borrower and
                     the Other Obligors


                               CREDIT AGREEMENT


       THIS CREDIT AGREEMENT, dated as of January 9, 1997, among ADT OPERATIONS, INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), individually and as agent (the "Agent") for the Lenders,

                             W I T N E S S E T H:

       WHEREAS, the Borrower and its affiliates are engaged principally in the electronic security services business and the vehicle auction business;

       WHEREAS, in connection with the extensions of credit contemplated hereunder, the Borrower desires to replace that certain Existing Credit Facility (as hereinafter defined);

       WHEREAS, the Borrower has requested the Lenders and the Issuers (as hereinafter defined) to extend commitments to replace the Existing Credit Facility and to provide financing for general corporate purposes; and

       WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such commitments and to make loans and issue and participate in letters of credit pursuant thereto;

       NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

       SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

       "ADT Automotive" means ADT Automotive Holdings, Inc. (formerly known as ADT Auctions, Inc.), a Delaware corporation and Wholly Owned Subsidiary of the Borrower.

       "ADT Finance Inc." means ADT Finance Inc., a Canadian corporation.

       "ADT Limited" means ADT Limited, a company organized under the laws of Bermuda.

       "ADT Limited Guaranty" means the Guaranty executed and delivered by ADT Limited pursuant to clause (a) of Section 6.1.4, substantially in the form of
Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

       "ADT Security Services" means ADT Security Services, Inc. (formerly known as ADT Security Systems, Inc.), a Delaware corporation.

       "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, power

             (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

             (b) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

       "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as a successor Agent pursuant to
Section 10.4.

       "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

       "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of

             (a)     the Prime Rate in effect for such day; and

             (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%.

For purposes hereof:

             "Federal Funds Effective Rate" means, for any day, a fluctuating rate of interest per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

             "Prime Rate" means the rate of interest per annum publicly announced by the Agent from time to time as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors.

If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the date of such change.

       "ASH" means Automated Security (Holdings) PLC.

       "ASH Acquisition Date" means September 6, 1996.

       "Asset Sale" is defined in Section 4.2.10 of the ADT Limited Guaranty.

       "Assignee Lender" is defined in Section 11.11.1.

       "Auction Business Intercompany Debt" means, with respect to any Permitted Auction Business Sale, the net amount (if any) owed to the Borrower or to any Subsidiary of the Borrower (other than such a Subsidiary the Capital Stock of which, or all or substantially all of the assets of which, are sold pursuant to such Permitted Auction Business Sale or any Subsidiary of any such Subsidiary) by any Subsidiary of the Borrower the Capital Stock of which, or all or substantially all of the assets of which, are sold pursuant to a Permitted Auction Business Sale.

       "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 6.1.1.

       "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

       "Borrower" is defined in the preamble.

       "Borrowing" means, as the context may require, either a Competitive Bid Loan Borrowing or a Revolving Loan Borrowing.

       "Borrowing Request" means, as the context may require, either a Revolving Loan Borrowing Request or a Competitive Bid Loan Borrowing Request.

       "Business Day" means any day

             (a) which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City and

             (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

       "Capital Expenditures" means, with respect to any Person for any period, the sum (without duplication) of

             (a) the excess of (i) the aggregate amount of all expenditures of such Person and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures over (ii) the aggregate amount of net cash proceeds of Excluded Dispositions received by the Borrower, ADT Limited or any other Subsidiary of ADT Limited during such period;

plus

             (b) the aggregate amount of all Capitalized Lease Liabilities of such Person incurred during such period;

provided, however, that the Capital Expenditures of any Person for any period that would include a Pre-Acquisition Period will not include any Capital Expenditures made by ASH or any of its Subsidiaries during such Pre-Acquisition Period.

       "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity, whether now outstanding or issued after the date hereof, including all common stock, preferred stock, partnership interests and member interests.

       "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

       "Cash Equivalent Investment" means, at any time:

             (a) any evidence of Indebtedness, with a maturity of 180 days or less, issued or directly and fully guaranteed by the United States Government;

             (b) commercial paper, with a maturity of 180 days or less, which is issued by

                 (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or better by Standard & Poor's or P-1 or better by Moody's, or

                 (ii) any Lender (or its holding company);

             (c) any certificate of deposit or bankers acceptance, with a maturity of 180 days or less, which is issued by either

                 (i) a commercial banking institution that is organized under the laws of Canada, is a member of the Federal Reserve System or is subject to regulation by the F.R.S. Board, and has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof in other currencies) and
             (x) whose short term obligations are rated, at the time as of which any such investment is made, A-1 or better by Standard & Poor's or P-1 or better by Moody's or (y) whose debt is rated, at the time as of which any investment therein is made, A or better by Standard & Poor's or A or better by Moody's, or

                 (ii) any Lender; or

             (d) any money market deposit accounts issued or offered by any commercial banking institution of the stature referred to in clause
       (c)(i).

       "Cash Flow" means, with respect to any Person for any applicable period, the excess of

             (a) EBITDA of such Person and its Subsidiaries for such period;

over

             (b)     the sum for such period of

                 (i) all taxes computed on the basis of income (whether local, foreign or otherwise), to the extent paid in cash by such Person and its Subsidiaries on a consolidated basis during such period;

       plus

                 (ii) Capital Expenditures (other than Capital Expenditures incurred in respect of any Business Acquisition permitted under
             Section 4.2.5 or 4.2.9 of the ADT Limited Guaranty) of such Person and its Subsidiaries paid by such Person and its Subsidiaries during such period;

provided, however, that the Cash Flow of any Person for any period that would include a Pre-Acquisition Period will not include any item that would be included in the determination of the Cash Flow of ASH for such Pre-Acquisition Period.

       "Cash Flow Coverage Ratio" means, with respect to any Person at the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of

             (a) Cash Flow of such Person and its Subsidiaries for such period plus, to the extent deducted in determining such Cash Flow, Capital Expenditures of such Person and its Subsidiaries paid by such Person and its Subsidiaries during such period with Equity Proceeds, so long as the Compliance Certificate (including any compliance certificate delivered under the Existing Credit Facility) delivered in connection with the Fiscal Quarter in which such Capital Expenditures were paid indicated that such Capital Expenditures were paid with Equity Proceeds and that the aggregate amount of such Capital Expenditures did not exceed the Equity Proceeds Amount (as determined immediately prior to the making of such Capital Expenditures);

to

             (b) Interest Expense of such Person and its Subsidiaries for such period;

provided, however, that the Cash Flow Coverage Ratio with respect to any Person for any period that would include a Pre-Acquisition Period will not include any item that would be included in the determination of the Cash Flow Coverage Ratio with respect to ASH for such Pre-Acquisition Period.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

       "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

       "Change in Control" means

             (a) an event (including any event arising out of any transaction or proposed transaction announced or contemplated on or prior to the date hereof) as a result of which

                 (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the direct or indirect "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the Voting Stock of ADT Limited; or

               (ii) during any period of three consecutive years, beginning on or after the Indenture Effective Date, individuals who either
             (A) were members of the Board of Directors of ADT Limited at the beginning of such period or (B) whose election by the Board of Directors of ADT Limited or whose nomination for election by the shareholders of ADT Limited was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved as provided for in this subclause (ii)(B) cease for any reason (including as a result of any proxy contest involving the solicitation of revocable proxies under Section 14(a) of the Exchange Act) to constitute a majority of such Board of Directors; or

                 (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) possesses, directly or indirectly, the legal right to direct the management and policies of ADT Limited, whether through the ownership of securities, by contract or otherwise (other than solely by virtue of membership on the Board of Directors of ADT Limited or any committee thereof); or

             (b) the failure of ADT Limited to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens created pursuant to the Loan Documents), 100% of the outstanding Voting Stock on a fully diluted basis of the Borrower.

       "Closing Date" means the date upon which all of the conditions set forth in Section 6.1 shall have been satisfied.

       "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       "Commitment Letter" means the letter dated December 31, 1996, from Scotiabank to the Borrower, relating to this Agreement.

       "Commitment Termination Event" means

             (a) the occurrence with respect to the Borrower or ADT Limited of any Event of Default described in clause (b) or (d) of Section 9.1.9; or

             (b) the occurrence and continuance of any other Event of Default and either

                 (i) the declaration of all outstanding Loans and other Obligations to be due and payable pursuant to Section 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Revolving Loan Commitments have been terminated.

       "Common Shares" means the shares of common stock, par value $0.10 per share, of ADT Limited.

       "Competitive Bid Loan" means a Loan made by a Lender to the Borrower as part of a Competitive Bid Loan Borrowing resulting from the procedures described in Section 2.3.

       "Competitive Bid Loan Acceptance" means an acceptance by the Borrower of a Competitive Bid Loan Offer pursuant to Section 2.3.5, substantially in the form of Exhibit D-3 attached hereto.

       "Competitive Bid Loan Borrowing" means Competitive Bid Loans made by each of the Lenders whose offer to make such Competitive Bid Loans as part of such Borrowing has been accepted by the Borrower pursuant to Section 2.3.5.

       "Competitive Bid Loan Borrowing Request" means a certificate requesting Competitive Bid Loans, duly executed by an Authorized Officer, substantially in the form of Exhibit C-2 attached hereto.

       "Competitive Bid Loan Interest Payment Date" is defined in clause (f) of Section 3.2.3.

       "Competitive Bid Loan Maturity Date" is defined in Section 2.3.1.

       "Competitive Bid Loan Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Loans outstanding from such Lender that were made as Competitive Bid Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

       "Competitive Bid Loan Offer" means an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.3.3, substantially in the form of Exhibit D-2 attached hereto.

       "Competitive Bid Outstanding Balance" means, at any time, the then aggregate outstanding principal amount of all Competitive Bid Loans.

       "Competitive Bid Rate" means the LIBO Rate (plus (or minus) the LIBO Rate Bid Margin) offered by a Lender in a Competitive Bid Loan Offer in respect of a Competitive Bid Rate Loan proposed pursuant to Section 2.3.

       "Compliance Certificate" means a certificate substantially in the form of Exhibit H hereto.

       "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

       "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto.

       "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

       "Core Business" means any business directly related to

             (a) until such time as ADT Limited and its Subsidiaries no longer engage in any of the businesses described in this clause (a) (whether pursuant to one or more Permitted Auction Business Sales or otherwise), the auctioning or other distribution of

                 (i) vehicles held on a consignment or similar basis and

                 (ii) equipment which is similarly held on a consignment or similar basis and which is related to the auctioning and distribution of vehicles, including equipment related to the repair and refurbishing of vehicles,

       (x) exclusive, in the case of both preceding clauses (i) and (ii), of the purchasing of items for resale (other than purchases incidental and customary in the conduct of such business and which when added to amounts expended in respect of all other items so purchased and still owned (including pursuant to the conduct of any Related Business) would not exceed $5,000,000), but (y) inclusive, in the case of the preceding clause (i), of (1) any guaranteed residual equipment program pursuant to which ADT Automotive or any of its Affiliates organized and conducting its activities in the United States guarantees to a consignor of a vehicle to be auctioned by ADT Automotive or any such Affiliate a minimum return on such vehicle, provided that the maximum aggregate amount of such guarantees at any one time outstanding does not exceed $10,000,000 and (2) any short-term financing of dealer purchases of vehicles auctioned by ADT Automotive or any of its Affiliates organized and conducting its activities in the United States to the extent the aggregate amount outstanding at any one time pursuant to such financing does not exceed $40,000,000, certificates of title to such vehicles are held by ADT Automotive or such Affiliates providing such financing and such financing is otherwise consistent with terms given to similar dealers by vehicle auctioneers in the ordinary course of their business,

             (b) until such time as ADT Limited and its Subsidiaries no longer engage in any of the businesses described in clause (a) above or in any Related Business, any Related Business or

             (c) services with respect to the transmission or monitoring of information regarding the security or condition of property and any additional information services provided through facilities used for such transmission or monitoring.

       "Covenant Termination Date" means the date on which each of the following has occurred:

             (a)     all Revolving Loan Commitments have terminated,

             (b) all principal of, and interest on, all Loans has been paid in full,

             (c)     all fees under Section 3.3 have been paid in full,

             (d)     all Letters of Credit have expired or been terminated,

             (e) all Reimbursement Obligations (including all interest thereon) have been paid in full, and

             (f) all other fees and expenses hereunder invoiced to the Borrower and exceeding $3,000,000 in the aggregate have been paid in full.

       "Credit Extension" means and includes

             (a) the advancing of any Loan by any Lender in connection with a Borrowing, and

             (b) the issuance, extension or renewal by any Issuer of any Letter of Credit.

       "Debt" means, with respect to any Person, the sum (without duplication) of (i) the outstanding and stated principal amount (or, in the case of Redeemable Capital Stock, the liquidation preference) of the Indebtedness of such Person of the nature referred to in clauses (a), (b) (other than obligations relative to letters of credit in support of trade obligations with an aggregate face amount not exceeding $250,000 at any time outstanding), (c) and (g) of the definition of "Indebtedness" and (ii) any Contingent Liabilities of such Person in respect of any type of Indebtedness described in the preceding clause (i); provided that the amount of any Debt that is issued at a price that is less than the stated principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

       "Debt to Total Capitalization Ratio" means, with respect to any Person, the ratio of

             (a) Debt of such Person and its Subsidiaries, determined on a consolidated basis,

to

             (b)     Total Capitalization of such Person.

       "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

       "Disbursement Date" is defined in Section 4.5(a).

       "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

       "Dividended Note" means (i) the promissory note of ADT Security Services, payable to the Borrower in the principal amount of $432,214,964.80, which note was dividended by the Borrower to Holdings Inc. on December 31, 1996, in the form of an assignment thereof, together with (ii) the Subordination Agreement dated as of January 9, 1997, among ADT Security Services, ADT Group plc (an indirect assignee of the rights of Holdings Inc. under the Dividended Note) and the Agent.

       "Dollar" and the sign "$" mean lawful money of the United States.

       "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated as such from time to time by notice from such Lender to the Borrower and the Agent.

       "EBITDA" means, with respect to any Person for any applicable period, Net Income for such Person and its Subsidiaries for such period (excluding therefrom (x) the effect of any extraordinary or other non-recurring gain outside the ordinary course of business and (y) any write-up in the value of any asset) plus, to the extent deducted in determining such Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) taxes computed on the basis of income (whether local, foreign or otherwise), (iii) the aggregate amount of depletion, depreciation and amortization of tangible and intangible assets, including amortization of debt issuance costs and other financing expenses incurred (A) prior to the Effective Date or (B) in connection with entering into this Agreement and the other Loan Documents and
(iv) without duplication, any write-off of the costs and expenses referred to in the preceding clause (iii); provided, however, that the EBITDA of any Person for any period that would include a Pre-Acquisition Period will not include any item that would be included in the determination of the EBITDA of ASH for such Pre-Acquisition Period.

       "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

       "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

       "Equity Proceeds" means the cash proceeds referred to in clause (a) of the definition of "Equity Proceeds Amount" in the ADT Limited Guaranty.

       "Equity Proceeds Amount" is defined in Section 1.1 of ADT Limited
Guaranty.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

       "Event of Default" is defined in Section 9.1.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchangeable Preference Shares" means the Exchangeable Cumulative Redeemable Preference Shares 2005, par value $1.00 per share, of ADT Limited.

       "Excluded Disposition" means any Asset Sale (a) of (i) motor vehicles purchased by the Borrower, ADT Limited or any other Subsidiary of ADT Limited for use in the ordinary course of its business (and not for purposes of resale) and (ii) real estate that was previously used in the operations of any auto auction site, which operations have not produced any revenue in the 12 months prior to such transfer, or that was originally acquired in connection with the development or proposed development of any auto auction site or real estate consisting of any portion of any auto auction site that is not used in connection with the operations of such auto auction site (in each case, "Auction Real Estate") to the extent that, after giving effect to such transfers, the aggregate Fair Market Value of all such Auction Real Estate transferred in any Fiscal Year does not exceed $10,000,000 in the aggregate and (b) the proceeds of which are within 12 months (or, in the case of Auction Real Estate, 18 months) after such Asset Sale invested in assets and properties to replace the assets and properties that were the subject of such Asset Sale or in assets and properties that will be used in the Core Businesses.

       "Existing Credit Facility" means the Credit Agreement, dated as of August 23, 1995 (as amended or otherwise modified), among the Borrower, the various financial institutions party thereto, The Bank of Nova Scotia, as Documentation Agent, and Chemical Bank, as Administrative Agent.

       "Existing Letter of Credit" is defined in Section 4.1.

       "Fair Market Value" means, with respect to any asset, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

       "Federal Funds Effective Rate" is defined in the definition of the term "Alternate Base Rate".

       "Fiscal Quarter" means any quarter of a Fiscal Year.

       "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

       "5 3/4% Preference Shares" means the 5 3/4% Convertible Cumulative Redeemable Preference Shares, par value $1.00 per share, of ADT Limited.

       "Fronting Rate" means, with respect to any Issuer, the per annum rate agreed to by the Borrower and such Issuer for use in determining such Issuer's fronting fees in connection with Letters of Credit.

       "Foreign Subsidiary" means a Subsidiary of ADT Limited that is organized and existing under the laws of a jurisdiction other than the United States (or any state thereof or the District of Columbia).

       "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

       "GAAP" is defined in Section 1.4.

       "Group N.V." means ADT Group N.V., a company organized under the laws of the Netherlands Antilles.

       "Guarantor" means each of ADT Limited and the Subsidiary Guarantors.

       "Guarantees" means the ADT Limited Guaranty and the Subsidiary Guarantor Guaranty.

       "Hazardous Material" means

             (a)     any "hazardous substance", as defined by CERCLA;

             (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

             (c)     any petroleum product; or

             (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

       "Hedging Arrangements" means, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and currency exchange agreements, and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency values.

       "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

       "High Quality Investment" means, at any time:

             (a) any certificate of deposit or bankers acceptance, with a maturity of 180 days or less, which is issued by a commercial banking institution that is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, or any political subdivision thereof, and has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof in other currencies) and (i) whose short term obligations have a rating, at the time any such Investment is made, of P-1 or better by Moody's or A-1 or better by Standard & Poor's, (ii) whose debt is rated, at the time any such Investment is made, A or better by Moody's or A or better by Standard & Poor's or (iii) whose short term obligations or debt is not so rated, so long as (A) such commercial banking institution is (1) organized under the laws of a jurisdiction other than the United Kingdom, the Channel Islands, Canada or the United States (or any state thereof or the District of Columbia) and (2) organized under the laws of the same jurisdiction as the jurisdiction of incorporation of the Subsidiary of ADT Limited making such Investment and (B) such Investment is made for ordinary course of business cash management purposes of such Subsidiary;

             (b) any deposit accounts issued or offered by any commercial banking institution of the stature referred to in the preceding clause
       (a);

             (c) any floating rate note issued by a financial institution or corporation (other than an Affiliate of the Borrower, ADT Limited or any other Subsidiary of ADT Limited) organized and existing under the laws of a country that is a member of the Organization for Economic Cooperation and Development, or any political subdivision thereof, whose debt is rated, at the time any such Investment is made, A or better by Moody's or A or better by Standard & Poor's;

             (d) any medium term note, maturing not more than one year after the date of the acquisition thereof, issued by a corporation (other than an Affiliate of the Borrower, ADT Limited or any other Subsidiary of ADT Limited) organized and existing under the laws of a country that is a member of the Organization for Economic Cooperation and Development, or any political subdivision thereof, and with a rating, as at the time such Investment is made, of A or better by Moody's or A or better by Standard & Poor's;

             (e) any debt instrument, maturing not more than one year after the date of the acquisition thereof, issued by an entity (other than an Affiliate of the Borrower, ADT Limited or any other Subsidiary of ADT Limited) organized and existing under the laws of a country that is a member of the Organization for Economic Cooperation and Development, or any political subdivision thereof, which is secured by or represents an interest in a pool of mortgage loans, credit card receivables or motor vehicle loans and with a rating, as at the time such Investment is made, of A or better by Moody's or A or better by Standard & Poor's; or

             (f) any bond, maturing not more than one year after the date of the acquisition thereof, issued by a corporation (other than an Affiliate of the Borrower, ADT Limited or any other Subsidiary of ADT Limited) organized and existing under the laws of a country that is a member of the Organization for Economic Cooperation and Development, or any political subdivision thereof, and with a rating, as at the time such Investment is made, of A or better by Moody's or A or better by Standard & Poor's;

provided, however, that any such note, debt instrument or bond referred to in the preceding clauses (c) through (f) is listed or admitted to trading on a public exchange or reported on an over-the-counter market or quotations system (whether within or outside the United States).

       "Holdings B.V." means ADT Holdings B.V., a company organized under the laws of the Netherlands.

       "Holdings Inc." means ADT Holdings, Inc., a Delaware corporation.

       "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

             (a)     which is of a "going concern" or similar nature;

             (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

             (c)     which relates to the treatment or classification of any
       item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 8.2.3 or Section 4.2.4 of the ADT Limited Guaranty.

       "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

       "Indebtedness" of any Person means, without duplication:

             (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

             (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

             (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

             (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

             (e)     net liabilities of such Person under all Hedging
       Arrangements;

             (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

             (g) all obligations of such Person relative to Redeemable Capital Stock of such Person (including accrued and unpaid dividends); and

             (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

       "Indemnified Liabilities" is defined in Section 11.4.

       "Indemnified Parties" is defined in Section 11.4.

       "Indenture Effective Date" means August 4, 1993.

       "Interest Expense" means, with respect to any Person and its Subsidiaries for any applicable period, the sum of

             (a) the aggregate consolidated gross interest expense of such Person and its Subsidiaries for such period, as determined in accordance with GAAP, including (i) facility fees paid or owed hereunder, (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Liabilities (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Arrangements relating to Debt and (iv) the portion of any payments made in respect of Capitalized Lease Liabilities of such Person and its Subsidiaries allocable to interest expense, but excluding the amortization or write-off of debt issuance costs and other financing expenses incurred prior to the Effective Date or in connection with the entering into of this Agreement and the other Loan Documents;

plus

             (b) with respect to ADT Limited, dividends on the Preference Shares during such period;

provided, however, that the Interest Expense of any Person for any period that would include a Pre-Acquisition Period will not include any item that would be included in the determination of the Interest Expense of ASH for such Pre-Acquisition Period.

       "Interest Period" means, relative to any Loans which are LIBO Rate Loans, (i) in the case of any Revolving Loan, the period beginning on the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.2 or 2.4 and ending on the day which numerically corresponds to such date one, two, three, six or (if available) nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.2 or 2.4, or, (ii) in the case of any Competitive Bid Loan, the period beginning on the date on which such LIBO Rate Loan is made pursuant to Section 2.3 and ending on the Competitive Bid Loan Maturity Date applicable thereto; provided, however, that

             (a) the Borrower shall not be permitted to select Interest Periods with respect to Revolving Loans to be in effect at any one time which have expiration dates occurring on more than 12 different dates;

             (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

             (c)     no Interest Period may end later than the Stated Maturity
       Date.

       "Intermediate Parent Companies" means, collectively, Holdings Inc., Holdings B.V., Group N.V. and each other direct or indirect parent of the Borrower (other than ADT Limited).

       "Investment" means, relative to any Person,

             (a)     any loan or advance made by such Person to any other
       Person;

             (b) any Contingent Liability of such Person with respect to any indebtedness, obligation or other liability of any other Person; and

             (c) any ownership or similar interest held by such Person in any other Person, including any Minority Interest.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property.

       "Invitation for Bid Loan Offers" means an invitation to the Lenders, substantially in the form of Exhibit D-1 hereto, sent by the Agent on behalf of the Borrower pursuant to Section 2.3.2, inviting the Lenders to submit Competitive Bid Loan Offers in accordance with Section 2.3.3.

       "Issuance Request" means a properly completed application for the issuance of a Letter of Credit on the applicable Issuer's standard form, executed by an Authorized Officer of the Borrower.

       "Issuer" means Scotiabank (or another Lender (selected by Scotiabank) that agrees to be an Issuer hereunder and that has a public long-term senior unsecured debt rating of at least A- from Standard & Poor's and at least A3 from Moody's), and includes any Affiliate, unit or agency of Scotiabank (or such other Lender) having a public long-term senior unsecured debt rating of at least A- from Standard & Poor's and at least A3 from Moody's.

       "Judgment Letter of Credit" means any Letter of Credit issued for the benefit of any Person (each such Person, a "Judgment Payor") that makes a payment in United States Dollars to or for the benefit of the Borrower, ADT Limited or any of their respective Subsidiaries (each such payment, a "Judgment Payment") in respect of the December 6, 1995 judgment of the High Court of Justice in the Queen's Bench Division (Mr. Justice May presiding) against BDO Binder Hamlyn (the "Judgment"), which Letter of Credit (i) shall have a Stated Amount not exceeding the amount of such payment plus interest (whether or not then accrued) at a rate not exceeding 10% per annum calculated from the date such payment was made to the expiry date of such Letter of Credit and (ii) would be capable of being drawn upon to the extent the Judgment is reversed in whole or in part pursuant to a subsequent judgment and the applicable Judgment Payor is entitled under such judgment to repayment of all or any portion of its Judgment Payment. A Judgment Letter of Credit may be renewed or extended in accordance with the provisions hereof.

       "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit G hereto.

       "Lenders" is defined in the preamble.

       "Letter of Credit" is defined in Section 4.2.

       "Letter of Credit Availability" means, at any time, the lesser of

             (a)     the excess of

                 (i) $100,000,000

       over

                 (ii) the then Letter of Credit Outstandings (provided that
             Letter of Credit Outstandings in respect of any Judgment Letter of Credit shall not be included in such Letter of Credit Outstandings for purposes of determining Letter of Credit Availability at the time of any proposed issuance (subsequent to the issuance of such Judgment Letter of Credit) of any other Letter of Credit),

and

             (b)     the Revolving Loan Commitment Availability at such time;

provided, however, that, solely for the purpose of determining whether a Judgment Letter of Credit may be issued or extended hereunder, Letter of Credit Availability at any time shall mean the Revolving Loan Commitment Availability at such time.

       "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

             (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit or otherwise), plus

             (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

       "LIBO Rate" is defined in Section 3.2.1.

       "LIBO Rate Bid Margin" means, in respect of a Competitive Bid Loan, the margin above (or below) the applicable LIBO Rate offered for such Competitive Bid Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%).

       "LIBO Rate Margin" means, with respect to the unpaid principal amount of each Revolving Loan maintained as a LIBO Rate Loan, subject to the proviso to this definition, the percentage set forth opposite the "Level" below containing the Senior Debt Rating of both Standard & Poor's and Moody's then in effect:

              Senior Debt Rating         Senior Debt Rating      LIBO Rate
Level       (by Standard & Poor's)       (by Moody's)            Margin
-----       ----------------------       ------------------      ---------
   I              BBB or better             Baa2 or better         0.30%
   II                 BBB-                       Baa3              0.30%
  III                  BB+                       Ba1               0.50%
   IV                  BB                        Ba2               0.575%
   V                below BB                  below Ba2            0.625%;

provided, however, that in the event of (i) a split rating by Standard & Poor's and Moody's which differs by one Level, the percentage corresponding to the higher Level (i.e., the better Senior Debt Rating) shall be the LIBO Rate Margin and (ii) a split rating by Standard & Poor's and Moody's which differs by more than one Level, the percentage corresponding to the Level immediately below the higher Level shall be the LIBO Rate Margin; provided further, however, that, in the event that (i) only Standard & Poor's or only Moody's is providing a Senior Debt Rating, the percentage set forth opposite the Level containing the Senior Debt Rating which has been provided shall be the LIBO Rate Margin or (ii) neither Standard & Poor's nor Moody's is providing a Senior Debt Rating, the percentage set forth opposite Level V shall be the LIBO Rate Margin.

       "LIBO Rate Loan" means a Revolving Loan or a Competitive Bid Rate Loan, as the case may be, bearing interest, at all times during an Interest Period applicable to such Revolving Loan or Competitive Bid Rate Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

       "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

       "LIBOR Office" means, with respect to any Lender, the office of such Lender designated as such below its signature hereto or in the applicable Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) as may be designated as such from time to time by notice from such Lender to the Borrower and the Agent.

       "LIBOR Reserve Percentage" is defined in Section 3.2.1.

       "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation of any kind or nature whatsoever.

       "Loan Document" means this Agreement, the Notes, the Letters of Credit, the ADT Limited Guaranty, the Subsidiary Guarantor Guaranty (including each Subsidiary Guarantor Guaranty Supplement) and each other agreement, document or instrument which is acknowledged by the Agent and any Obligor to be a Loan Document.

       "Loans" means, collectively, the Revolving Loans and the Competitive Bid Loans.

       "LYONs" means the Liquid Yield Option[Trademark] Notes due 2010 of the Borrower, issued pursuant to the LYONs Indenture and subordinated by its terms to the Obligations and the Indebtedness in respect of the Senior Notes and the Senior Subordinated Notes, as the same may, subject to Section 4.2.11 of the ADT Limited Guaranty, be amended, supplemented, amended and restated or otherwise modified from time to time.

       "LYONs Guarantee" means the subordinated guarantee of ADT Limited set forth in the guarantee provisions of the LYONs Indenture.

       "LYONs Indenture" means the Indenture dated as of July 1, 1995, among the Borrower, ADT Limited and Bank of Montreal Trust Company, as trustee, as the same may, subject to Section 4.2.11 of the ADT Limited Guaranty, be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Material Related Party" means the Borrower, ADT Limited, each Intermediate Parent Company and each Subsidiary of ADT Limited that would satisfy the threshold set forth in clause (b) or (c) of the definition of "Material Subsidiary" (whether or not organized and existing in the United States (or any state thereof or the District of Columbia)).

       "Material Subsidiary" means each Subsidiary of the Borrower, and each other Subsidiary of ADT Limited organized and existing under the laws of the United States (or any state thereof or the District of Columbia), that

             (a) is designated with an asterisk in Item 2 ("Subsidiaries") of the Disclosure Schedule;

             (b) accounted for at least 5% of the consolidated gross revenues of ADT Limited and its Subsidiaries for the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1(a) or 8.1.1(d), financial statements have been, or are required to have been, delivered by the Borrower on or before the date as of which any such determination is made, as reflected in such financial statements; or

             (c) has assets which represent at least 5% of the consolidated gross assets of ADT Limited and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1(a) or 8.1.1(d), financial statements have been, or are required to have been, delivered by the Borrower on or before the date as of which any such determination is made, as reflected in such financial statements.

       "Minority Interest" means any equity or other beneficial ownership interest, whether in the form of Capital Stock or otherwise, held directly or indirectly by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) in another Person and, as a result of which, such person or group, as the case may be, does not "control" (as such term is used in connection with clause (b) of the definition of "Affiliate") such other Person.

       "Moody's" means Moody's Investors Service, Inc.

       "Net Income" means, with respect to any Person and its Subsidiaries for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss) on a consolidated statement of income of such Person and its Subsidiaries for such period; provided, however, that the Net Income of any Person for any Pre-Acquisition Period will not include any item that would be included in the determination of the Net Income of ASH for such Pre-Acquisition Period.

       "Net Sale Proceeds" means, with respect to any Recapture Asset Disposition, the excess of

             (a) the gross cash proceeds received by the Borrower, ADT Limited or any of its other Subsidiaries as a result of such Recapture Asset Disposition over

             (b)     the sum (without duplication) of

                 (i) the Transaction Costs incurred in connection with such
             Recapture Asset Disposition;

       plus

                 (ii) payments made to retire Indebtedness that is secured by the assets or properties that are the subject of such Recapture Asset Disposition;

       plus

                 (iii) payments to holders (other than the Borrower, ADT Limited or any other Subsidiary of ADT Limited) of Capital Stock in Subsidiaries of ADT Limited subject to such Recapture Asset Disposition, so long as such payments are made on a pro rata basis, consistent with the ownership of such Capital Stock, to the holders of such Capital Stock;

       plus

                 (iv) any reserve for adjustment in respect of the sale price of receivables sold on a non-recourse basis pursuant to a receivables financing agreement or other similar agreement;

       plus

                 (v) appropriate amounts to be provided by the recipient of such proceeds or any Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Recapture Asset Disposition and retained by the recipient of such proceeds or any Subsidiary thereof, as the case may be, after such transaction, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Recapture Asset Disposition;

provided, however, that Net Sale Proceeds shall not include (i) any proceeds (or portion thereof) that are received in any Fiscal Year to the extent such proceeds (or portion thereof), together with all other such proceeds theretofore received in such Fiscal Year, do not exceed $5,000,000 or (ii) any proceeds of any Excluded Disposition.

       "Non-Guarantors" means all Subsidiaries of ADT Limited other than the Borrower and the Subsidiary Guarantors.

       "Non-Obligors" means all Subsidiaries of the Borrower or ADT Limited that are not Obligors.

       "Non-Voting Exchangeable Shares" means the Non-Voting Exchangeable Shares, Series A, of ADT Finance Inc., a Canadian corporation.

       "Note" means, as the context may require, a Revolving Note and/or a Competitive Bid Loan Note.

       "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, each other Loan Document and each Hedging Arrangement with a Lender permitted under Section 8.2.3 or Section 4.2.2 of the ADT Limited Guaranty.

       "Obligors" means the Borrower, the Guarantors and each of their respective successors, transferees and assigns.

       "Organic Document" means, with respect to any Person, its certificate of incorporation, memorandum of association, by-laws and/or other constitutive documents, and all shareholder agreements, voting trusts and similar arrangements to which such Person is a party that are applicable to any of its Capital Stock.

       "Participant" is defined in Section 11.11.2.

       "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

       "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

       "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

       "Permitted Auction Business Sale" means an Asset Sale consisting of the sale of the Capital Stock of any Subsidiary of the Borrower which is primarily engaged, directly or through its direct or indirect Subsidiaries, in the business of auctioning or otherwise distributing vehicles in the United States held on a consignment or similar basis or the sale of assets (other than Capital Stock) which are and have been used in such business, to the extent
(i) such Asset Sale is for not less than the Fair Market Value of the assets (including Capital Stock) sold (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be evidenced by certified written resolution of such Board or such committee) and the consideration received by the Borrower or the relevant Subsidiary in respect of such Asset Sale consists of at least 75% cash (including any cash proceeds received from the sale of securities received in such Asset Sale, provided that at the time of such Asset Sale, the Borrower or the relevant Subsidiary has entered into a legally binding agreement for the sale of such securities and such securities are sold within sixty days of such Asset Sale), or Cash Equivalent Investments, and (ii) such Asset Sale does not include assets primarily used in a Core Business other than the distributing of vehicles in the United States held on a consignment or similar basis unless the sale or other transfer of such assets in a separate transaction would be permitted hereunder and under the ADT Limited Guaranty (it being acknowledged by the parties hereto that if such transaction would not otherwise be permitted unless within a "basket" amount, such as the amount set forth in clause (c) of Section 4.2.10 of the ADT Limited Guaranty, the amount of such transaction shall be applied against each such basket).

       "Permitted Strategic Sale" is defined in Section 1.1 of the ADT Limited Guaranty.

       "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

       "Plan" means any Pension Plan or Welfare Plan.

       "Preference Shares" means the 5 3/4% Preference Shares and the 6% Preference Shares.

       "Pre-Acquisition Period" means any period prior to the ASH Acquisition Date.

       "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

       "Recapture Asset Disposition" means each Permitted Strategic Sale of Voting Stock of a Subsidiary Guarantor, each Permitted Auction Business Sale and each Asset Sale permitted pursuant to clause (c)(ii) of Section 4.2.10 of the ADT Limited Guaranty.

       "Redeemable Capital Stock" means Capital Stock of the Borrower, ADT Limited or any other Subsidiary of ADT Limited that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of ADT Limited) on or prior to January 7, 1999, (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of ADT Limited) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of ADT Limited or any of its Subsidiaries at any time prior to such anniversary.

       "Reference Lenders" means Scotiabank and, in the event there are other Lenders hereunder, such other Lenders as the Agent and the Borrower may from time to time agree.

       "Reimbursement Obligation" is defined in Section 4.6.

       "Related Business" means any business directly related to the auctioning or distribution of equipment or goods which (i) are held on a consignment or similar basis and (ii) are being auctioned or distributed in connection with the liquidation of businesses or lines of businesses, exclusive of the purchasing of items for resale (other than purchases incidental and customary in the conduct of such business and which when added to the amounts expended in respect of all other items so purchased and still owned (including pursuant to any business referred to in clause (a) of the definition of Core Business) would not exceed $5,000,000).

       "Release" means a "release", as such term is defined in CERCLA.

       "Required Lenders" means, at any time,

             (a) with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 9.3, Lenders having Percentages aggregating at least 51%, or

             (b) with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to
       Section 9.3, Lenders holding at least 51% of the sum of (x) the aggregate principal amount of outstanding Loans and (y) the Letter of Credit Outstandings (based on the participating interests held therein).

       "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

       "Revolving Loan" is defined in Section 2.1.1.

       "Revolving Loan Borrowing" means Revolving Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day in accordance with Section 2.1.

       "Revolving Loan Borrowing Request" means a certificate requesting Revolving Loans, duly executed by an Authorized Officer, substantially in the form of Exhibit C-1 attached hereto.

       "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.1 and to issue (in the case of any Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.2.

       "Revolving Loan Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.1.4.

       "Revolving Loan Commitment Availability" means, on any date, the excess of

             (a)     the then Revolving Loan Commitment Amount,

over

             (b)     the sum of

                 (i) the outstanding principal amount of all Loans on such
             date,

       plus

                 (ii) the Letter of Credit Outstandings on such date
             (including, notwithstanding any implication to the contrary, the aggregate Letter of Credit Outstandings on such date in respect of all Judgment Letters of Credit).

       "Revolving Loan Commitment Termination Date" means the earliest of

             (a)     the Stated Maturity Date;

             (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.1.4; and

             (c)     the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

       "Revolving Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

       "Scotiabank" is defined in the preamble.

       "Senior Debt Rating" means the Borrower's senior, unsecured long-term debt rating, as determined by Standard & Poor's or Moody's.

       "Senior Note Guarantees" means the guarantees of ADT Limited and of each of the Subsidiary Guarantors set forth in the guarantee provisions of the Senior Note Indenture and any additional guarantee of the Senior Notes executed pursuant to the "Limitation on Issuances of Guarantees of Indebtedness and of Incurrence of Indebtedness of Certain Restricted Subsidiaries" and the "Limitation on Liens" covenants of the Senior Note Indenture.

       "Senior Note Indenture" means the Indenture dated as of August 4, 1993, among the Borrower, the guarantors named therein and The Chase Manhattan Bank (National Association), as trustee, as the same may, subject to Section 4.2.11 of the ADT Limited Guaranty, be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Senior Notes" means the 8 1/4% Senior Notes due 2000 of the Borrower, issued pursuant to the Senior Note Indenture, as the same may, subject to
Section 4.2.11 of the ADT Limited Guaranty, be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Senior Subordinated Note Guarantees" means the subordinated guarantee of ADT Limited set forth in the guarantee provisions of the Senior
Subordinated Note Indenture and any additional guarantee of the Senior Subordinated Notes executed pursuant to the "Limitation on Liens" and the "Limitation on Issuances of Guarantees of Indebtedness" covenants of the Senior Subordinated Note Indenture.

       "Senior Subordinated Note Indenture" means the Indenture dated as of August 4, 1993, among the Borrower, the guarantors named therein and NationsBank of Georgia, National Association, as trustee, as the same may, subject to Section 4.2.11 of the ADT Limited Guaranty, be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Senior Subordinated Notes" means the 9 1/4% Senior Subordinated Notes due 2003 of the Borrower, issued pursuant to the Senior Subordinated Note Indenture, as the same may, subject to Section 4.2.11 of the ADT Limited Guaranty, be amended, supplemented, amended and restated or otherwise modified from time to time.

       "6% Preference Shares" means the 6% Convertible Cumulative Redeemable Preference Shares 2002, par value $1.00 per share, of ADT Limited.

       "Standard & Poor's" means Standard & Poor's Ratings Group.

       "Stated Amount" of each Letter of Credit means the maximum amount available for drawing thereunder (whether or not any conditions to drawing can then be met), taking into consideration the effect of any prior drawings made thereunder.

       "Stated Expiry Date" with respect to any Letter of Credit has the meaning provided in Section 4.2.

       "Stated Maturity Date" means January 7, 1998.

       "Stockholders' Equity" means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries, the excess of

             (a) (i) in the case of ADT Limited, the sum of common stock taken at par value, share premium, contributed surplus, Non-voting exchangeable shares and retained earnings (or accumulated deficit) of ADT Limited at such date or (ii) in the case of any other Person, the sum of common stock taken at par value, capital surplus and retained earnings (or accumulated deficit) of such Person at such date;

over

             (b) treasury stock of such Person and, to the extent included in clause (a) above, minority interests in Subsidiaries of such Person at such date[;

provided, however, that the Stockholders' Equity of any Person will not include any item that would be included in the determination of the retained earnings of ASH as of the ASH Acquisition Date.

       "Subordinated Debt" means all Indebtedness in respect of the Senior Subordinated Notes, the Senior Subordinated Note Guarantees, the LYONs, the LYONs Guarantee and all other Indebtedness of the Borrower, ADT Limited or any other Subsidiary of ADT Limited for money borrowed which is subordinated in right of payment to the payment of the Obligations.

       "Subordinated Intercompany Debt" means unsecured Indebtedness (a) subordinated to the Obligations by provisions substantially in the form set forth in Schedule II hereto and (b) the terms of which (including interest rate) are not more burdensome to the obligor or obligors thereunder than those terms generally available from independent third parties to obligors similarly situated as such obligor or obligors.

       "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned by such Person or (ii) any partnership, joint venture or other entity as to which such Person, directly or indirectly, owns more than a 50% ownership, equity or similar interest or has the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

       "Subsidiary Guarantors" means (i) the Subsidiaries of ADT Limited organized under the laws of the United States (or any state thereof or the District of Columbia) party from time to time to the Subsidiary Guarantor Guaranty and (ii) each Subsidiary of ADT Limited that is required to execute and deliver a Subsidiary Guarantor Guaranty Supplement pursuant to the terms of Section 4.1.6 or 4.1.7 of the ADT Limited Guaranty.

       "Subsidiary Guarantor Guaranty" means the Guaranty executed and delivered by each Subsidiary Guarantor as of the Effective Date pursuant to clause (b) of Section 6.1.4, substantially in the form of Exhibit J hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

       "Subsidiary Guarantor Guaranty Supplement" means a supplement to the Subsidiary Guarantor Guaranty, substantially in the form of Annex I thereto.

       "Taxes" is defined in Section 5.6.

       "10-K" means, with respect to any Person, its annual report on Form 10-K (or any successor form thereto) filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

       "10-Q" means, with respect to any Person, its quarterly report on Form 10-Q (or any successor form thereto) filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

       "Total Capitalization" means, with respect to any Person on any date, the sum of

             (a) Debt of such Person and its Subsidiaries at such date, determined on a consolidated basis,

plus

             (b)     Stockholders' Equity of such Person at such date.

       "Transaction Costs" means, with respect to any Recapture Asset Disposition, the sum of

             (a) all reasonable fees and expenses incurred in connection with such Recapture Asset Disposition (including legal, investment banking, brokerage and accounting and other professional fees) and all sales commissions and disbursements incurred in connection with such Recapture Asset Disposition which have not been paid to Affiliates of the Borrower (unless, in the case of such Affiliates that are not Subsidiaries of ADT Limited, such fees and expenses are incurred pursuant to arrangements permitted under Section 4.2.12 of the ADT Limited Guaranty);

plus

             (b) all taxes actually paid or estimated (in good faith) to be or become payable in connection with such Recapture Asset Disposition.

       "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

       "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

       "Voting Stock" means, with respect to any Person, Capital Stock in respect of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

       "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

       "Wholly Owned Subsidiary" means

             (a) with respect to any Person, a Subsidiary all the Capital Stock (other than directors' qualifying shares that are required under applicable law) of which is owned by such Person or another Wholly Owned Subsidiary of such Person, and

             (b) with respect to ADT Limited or any other direct or indirect parent of ADT Finance Inc.,

                 (i) ADT Finance Inc., if and only if and for so long as, the
             Capital Stock of ADT Finance Inc. consists entirely of (A) Voting Stock, 100% of which is owned directly or indirectly by ADT Limited, and (B) its Non-Voting Exchangeable Shares, or

                 (ii) any successor corporation of ADT Finance Inc.
             incorporated under the laws of Canada; provided that the Capital Stock of such successor shall consist entirely of (A) Voting Stock, 100% of which is owned directly or indirectly by ADT Limited, and (B) publicly-held, non-voting preferred stock (whether now outstanding or from time to time issued) (1) in respect of which dividends are payable only when a dividend is payable by ADT Limited in respect of its common stock, (2) that is convertible, exchangeable or redeemable only for common stock of ADT Limited, (3) that will entitle the holder thereof to participate in any liquidation, dissolution or winding up of such successor of ADT Finance Inc., whether voluntary or involuntary, or any other distribution of assets of such successor of ADT Finance Inc. among its stockholders for the purpose of winding up its affairs, to no greater extent than the extent to which the holders of the Non-Voting Exchangeable Shares would currently so participate and (4) the other terms of which are not adverse to the Lenders.

       SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan
Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

       SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

       SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 4.2.4 of the ADT Limited Guaranty) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles as in effect in the United States ("GAAP") on December 31, 1994 on a basis consistent with the audited financial statements of ADT Limited and the Borrower with respect to the Fiscal Year ending on such date.


                                  ARTICLE II

                      COMMITMENTS, COMPETITIVE BID LOANS,
                        BORROWING PROCEDURES AND NOTES

       SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender and each Issuer, as the case may be, severally agrees as follows:

       SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Revolving Loan Borrowing requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

       SECTION 2.1.2. Commitment to Issue Letters of Credit. From time to time on any Business Day, each Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with Article IV.

       SECTION 2.1.3. Lenders Not Permitted or Required To Make Loans Under Certain Circumstances. No Lender shall be permitted or required to make any Loan to the extent that, after giving effect thereto (and any concurrent payment of Revolving Loans or Reimbursement Obligations with the proceeds thereof),

             (a) the aggregate outstanding principal amount of all Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the Revolving Loan Commitment Amount, or

             (b) in the case of a Revolving Loan, the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender's Percentage of the amount equal to the Revolving Loan Commitment Amount less the Letter of Credit Outstandings.

       SECTION 2.1.4. Reduction of the Revolving Loan Commitment Amount. The Revolving Loan Commitment Amount is subject to reduction from time to time pursuant to this Section 2.1.4.

       SECTION 2.1.4.1. Voluntary Reduction. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of the Revolving Loan Commitment Amount; provided, however, that all such reductions shall be made pro rata among all the Lenders and shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of any such Revolving Loan Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

       SECTION 2.1.4.2. Mandatory Reduction. The Revolving Loan Commitment Amount shall automatically and permanently be reduced on the date 18 months after receipt by the Borrower, ADT Limited or any of its other Subsidiaries of any Net Sale Proceeds with respect to any Recapture Asset Disposition by an amount equal to (i) the amount of such Net Sale Proceeds less (ii) (A) in the case such Recapture Asset Disposition is a Permitted Auction Business Sale, the amount of such Net Sale Proceeds used during such 18 month period to make payments in respect of the Dividended Note and/or for investments in properties and assets owned by, and used in the electronic security businesses conducted by, the Borrower and its Subsidiaries and (B) in the case of each other Recapture Asset Disposition, the amount invested by the Borrower, ADT Limited and any of its other Subsidiaries during such 18 month period in properties and assets which replace the properties and assets that were the subject of such Recapture Asset Disposition or in properties and assets used in the Core Businesses; provided, however, that

             (i) so long as no Event of Default has occurred and is continuing, commitment reductions under this Section 2.1.4.2 shall not be required until such Net Sale Proceeds aggregate $10,000,000 or more (at which time the entire aggregate amount of such Net Sale Proceeds shall be required as a mandatory commitment reduction hereunder); and

             (ii) in the event that any such Net Sale Proceeds shall not fully result in a commitment reduction under this Section 2.1.4.2 because such Net Sale Proceeds do not aggregate $10,000,000 or more, the amount that did not result in a commitment reduction shall be carried forward and added to Net Sale Proceeds subsequently received by the Borrower, ADT Limited or any of its other Subsidiaries for the purpose of determining any subsequent commitment reduction required under this Section 2.1.4.2.

       SECTION 2.2. Borrowing Procedure for Revolving Loans. By delivering a Revolving Loan Borrowing Request to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three (in the case of any Revolving Loan Borrowing of LIBO Rate Loans) nor more than five (in the case of any Revolving Loan Borrowing) Business Days' notice, that a Borrowing be made (i) in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, (ii) in the unused amount of the Revolving Loan Commitment Amount or (iii) in the case of a Revolving Loan Borrowing of Base Rate Loans to fund any Reimbursement Obligation pursuant to Section 4.5.2(e), in the amount of the Reimbursement Obligation funded by such Revolving Loan Borrowing. On the terms and subject to the conditions of this Agreement, each Revolving Loan Borrowing shall be comprised of the type of Revolving Loans, and shall be made on the Business Day, specified in such Revolving Loan Borrowing Request. On or before 11:00 a.m. (New York City time) on the Business Day so specified each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Revolving Loan Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Revolving Loan Borrowing Request. No Lender's obligation to make any Revolving Loan shall be affected by any other Lender's failure to make any Loan.

       SECTION 2.3. Competitive Bid Loans. Subject to the terms and conditions of this Agreement (including Article VI), each Lender severally agrees that the Borrower may request that Competitive Bid Loan Borrowings under this Section 2.3 be made from time to time on any Business Day prior to the date occurring one month prior to the Revolving Loan Commitment Termination Date in the manner set forth below; provided, however, that following the making of each Competitive Bid Loan Borrowing (and any concurrent payment of Revolving Loans or Reimbursement Obligations with the proceeds thereof), the aggregate amount of all Loans then outstanding shall not exceed the amount equal to the Revolving Loan Commitment Amount less the Letter of Credit Outstandings.

       SECTION 2.3.1. Competitive Bid Loan Borrowing Request. The Borrower may request Competitive Bid Loan Borrowings under this Section by delivering to the Agent not later than 12:00 noon (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, a Competitive Bid Loan Borrowing Request (which may contain requests for up to three different Competitive Bid Loans with three different Competitive Bid Loan Maturity Dates, but having the same date of funding), specifying

             (a) the amount of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing,

             (b) the proposed date (which shall be a Business Day) and aggregate principal amount or amounts of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000), and

             (c) the proposed maturity date or dates (each a "Competitive Bid Loan Maturity Date") for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date or dates shall be (i) the date or dates occurring one, two, three or six months after the date of such Competitive Bid Loan Borrowing and
       (ii) not later than the Stated Maturity Date).

The Borrower shall not deliver to the Agent any Competitive Bid Loan Borrowing Request within five Business Days after the delivery of any other Competitive Bid Loan Request.

       SECTION 2.3.2. Invitation for Bid Loan Offers. Promptly upon receipt of a Competitive Bid Loan Borrowing Request but in no event later than 4:00 p.m. (New York City time) on the date of such receipt, the Agent shall send to the Lenders by telecopy an Invitation for Bid Loan Offers substantially in the form of Exhibit D-1 attached hereto, which shall constitute an invitation on behalf of the Borrower to each Lender to submit Competitive Bid Loan Offers offering to make the Competitive Bid Loans to which such Competitive Bid Loan Borrowing Request relates in accordance with this Section 2.3.

       SECTION 2.3.3.  Submission and Contents of Bid Loan Offers.

       (a) If any Lender, in its sole discretion, elects to offer to make a Competitive Bid Loan to the Borrower as part of a proposed Competitive Bid
Loan Borrowing at a rate of interest specified by such Lender in its sole discretion, it shall deliver to the Agent not later than 10:00 a.m. (New York City time) on the third Business Day prior to the proposed date of Borrowing, a Competitive Bid Loan Offer, which must comply with the requirements of this clause, substantially in the form of Exhibit D-2 hereto; provided, however, that Competitive Bid Loan Offers submitted by the Agent (or any affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 9:45 a.m. (New York City time) on the third Business Day prior to the proposed date of borrowing. Each Competitive Bid Loan Offer shall specify

             (i) the proposed date of Borrowing, which shall be the same as that set forth in the applicable Invitation for Bid Loan Offers,

             (ii) the principal amount of the Competitive Bid Loan which the Lender submitting such Competitive Bid Loan Offer would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which amount may exceed such Lender's Percentage of the Revolving Loan Commitment Amount),

             (iii)  the LIBO Rate Bid Margin therefor, and

             (iv)  the identity of the quoting Lender;

provided, however, that any Competitive Bid Loan Offer submitted by a Lender pursuant to this Section 2.3.3 shall be irrevocable, unless otherwise consented to in writing by the Agent acting upon the instructions of the Borrower.

       (b)   Any Competitive Bid Loan Offer that:

             (i) is not substantially in the form of Exhibit D-2 hereto or does not specify all of the information required in this Section 2.3.3;

             (ii)  contains qualifying, conditional or similar language;

             (iii) contains proposed terms other than or in addition to those set forth in the applicable Invitation for Bid Loan Offers; or

             (iv)  arrives after the time set forth in this Section 2.3.3 shall be disregarded by the Agent.

       SECTION 2.3.4. Notice to Borrower. The Agent shall (by telephone, promptly confirmed in writing) notify the Borrower of the terms of any Competitive Bid Loan Offer submitted by a Lender that is in accordance with
Section 2.3.3 with all due haste after the receipt thereof. The Agent's notice to the Borrower shall specify (a) the aggregate principal amount of Competitive Bid Loans for which Competitive Bid Loan Offers have been received in accordance with the terms specified in the related Competitive Bid Loan Borrowing Request, (b) the respective principal amounts and LIBO Rate Bid Margins so offered, and (c) the identity of such quoting Lenders.

       SECTION 2.3.5. Competitive Bid Loan Acceptance. The Borrower shall, before 11:00 a.m. (New York City time) on the third Business Day prior to the proposed date of such proposed Competitive Bid Loan Borrowing, either

             (a) irrevocably cancel the Competitive Bid Loan Borrowing Request that requested such Competitive Bid Loan Borrowing by giving the Agent telephonic notice, promptly confirmed in writing (and the Agent shall promptly so notify each of the Lenders) to that effect (and, for purposes of this Section, a failure on the part of the Borrower to timely notify the Agent under the terms of this clause shall be deemed to be non-acceptance of all Competitive Bid Loan Offers so notified to the Borrower pursuant to Section 2.3.4), or

             (b) (i) irrevocably accept, in whole or in part, one or more of the Competitive Bid Loan Offers made by any Lender or Lenders pursuant to Section 2.3.3, in its sole discretion, by giving the Agent telephonic notice (promptly confirmed in writing by delivery to the Agent of a Competitive Bid Loan Acceptance), and the Agent shall, promptly upon receiving such telephonic notice from the Borrower, notify each Lender whose Competitive Bid Loan Offer has been accepted, in whole or in part, of (A) the amount of the Competitive Bid Loan Borrowing to be made on such date, and (B) the amount of the Competitive Bid Loan (which amount shall not be greater than the amount offered by such Lender for such Competitive Bid Loan pursuant to
       Section 2.3.3) to be made by such Lender as part of such Competitive Bid Loan Borrowing, and (ii) irrevocably reject any remaining Competitive Bid Loan Offers made by Lenders pursuant to Section 2.3.3 by giving the Agent telephonic notice, promptly confirmed in writing (and the Agent shall promptly so notify the Lenders) to that effect; provided, however, that

                 (A) the Borrower shall not accept an offer made at a particular Competitive Bid Rate if the Borrower has decided to reject an offer made in respect of the same Competitive Bid Loan Borrowing with the same Competitive Bid Loan Maturity Date and a lower Competitive Bid Rate,

                 (B) the aggregate principal amount of the Competitive Bid Loan Offers accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Loan Borrowing Request therefor,

                 (C) if the Borrower shall accept an offer or offers made at a particular Competitive Bid Rate but the amount of such offer or offers shall cause the total amount of offers to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Loan Borrowing Request therefor, then the Borrower shall

                     (1) accept a portion of such offer or offers in an
                 aggregate amount equal to the amount specified in the Competitive Bid Loan Borrowing Request less the amount of all other offers accepted with respect to such Competitive Bid Loan Borrowing Request, and

                     (2) allocate the Competitive Bid Loans in respect of
                 which such offers are accepted among the Lenders submitting such offers as nearly as possible in proportion to the aggregate amount of such offers made by each Lender (provided, that if the available principal amount of Competitive Bid Loans to be so allocated is not sufficient to enable Competitive Bid Loans to be so allocated to each such Lender in a minimum principal amount of $5,000,000, the number of such Lenders shall be reduced by the Agent by lot until the Competitive Bid Loans to be made by such remaining Lenders would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof),

                 (D) no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and is part of a Competitive Bid Loan Borrowing in a minimum principal amount of $5,000,000, and

                 (E) the Borrower may not accept any offer that is described in clause (b) of Section 2.3.3 or that otherwise fails to comply with the requirements of this Agreement.

       A notice given by the Borrower pursuant to this clause (b) of this
       Section 2.3.5 shall be irrevocable.

       SECTION 2.3.6. Funding of Competitive Bid Loans. Not later than 12:00 noon (New York City time) on the date specified for each Competitive Bid Loan Borrowing hereunder, each Lender participating therein shall deposit with the Agent same day funds in the amount of the Competitive Bid Loan to be made by it on such date. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. The amount so received by the Agent shall be made available to the Borrower by wire transfer to the accounts the Borrower notified to the Agent in writing. As soon as practicable after the Competitive Bid Loan Borrowing, the Agent shall notify each Lender of the amount of the Competitive Bid Loan Borrowing, the applicable Competitive Bid Rates accepted, the consequent Competitive Bid Outstanding Balance, the date on which such Competitive Bid Loan Borrowing was made and the corresponding Competitive Bid Loan Maturity Date applicable to all Competitive Bid Loans that are part of such Competitive Bid Loan Borrowing.

       SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Revolving Loans be, in the case of Revolving Loans which are Base Rate Loans, converted into Revolving Loans which are LIBO Rate Loans or, in the case of Revolving Loans which are LIBO Rate Loans, be converted into Revolving Loans which are Base Rate Loans or continued as Revolving Loans which are LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Revolving Loan which is a LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Revolving Loan which is a LIBO Rate Loan shall, on such last day, automatically convert to a Revolving Loan which is a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Revolving Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Revolving Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

       SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates or an international banking facility created by such Lender to make or maintain such LIBO Rate Loan to the extent such branch, Affiliate or banking facility has complied, if applicable, with the provisions of the last paragraph of Section 5.6 as if such branch, Affiliate or banking facility were a Lender hereunder; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market; provided, however, that nothing in this sentence shall affect the provisions in Article V to the extent that such Article provides that amounts to be reimbursed by the Borrower are to be determined on the basis of actual costs and actual reductions incurred by one or more Lenders.

       SECTION 2.6. Notes. (a) Each Lender's Revolving Loans shall be evidenced by a Revolving Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Revolving Loan Commitment Amount.

       (b) Each Lender's Competitive Bid Loans shall be evidenced by a Competitive Bid Loan Note payable to the order of such Lender in a maximum principal amount equal to the original Revolving Loan Commitment Amount.

       (c) The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the Interest Period (in the case of Revolving Loans), or the Competitive Bid Loan Maturity Dates and the Competitive Bid Loan Interest Payment Dates (in the case of Competitive Bid Loans) applicable to the Loans evidenced thereby. Such notations shall, to the fullest extent permitted under applicable law, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

       SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Revolving Loan on the Stated Maturity Date and shall repay in full the unpaid principal amount of each Competitive Bid Loan on the Competitive Bid Loan Maturity Date thereof. Prior to such Stated Maturity Date or such Competitive Bid Loan Maturity Date, as the case may be, repayments and prepayments of Loans shall be made as set forth in this
Section 3.1. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4.

       SECTION 3.1.1.  Voluntary Prepayments.

       SECTION 3.1.1.1. Revolving Loans. From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans, and may cash collateralize, in whole or part, outstanding Letters of Credit; provided, however, that

             (a) any such prepayment shall be made pro rata among Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

             (b) all such voluntary prepayments shall require at least three (in the case of Revolving Loans which are LIBO Rate Loans) or one (in the case of Revolving Loans which are Base Rate Loans), but no more than five (in the case of any Revolving Loans), Business Days' prior written notice to the Agent;

             (c) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 or in the aggregate principal amount of all Revolving Loans of the same type and, in the case of Revolving Loans which are LIBO Rate Loans, having the Interest Period of the Revolving Loans being prepaid; and

             (d) no voluntary prepayment of principal of any Revolving Loan shall cause a reduction in the Revolving Loan Commitment Amount.

       SECTION 3.1.1.2. Competitive Bid Loans. The Borrower shall have no right to prepay, in whole or in part, the outstanding principal amount of any Competitive Bid Loan, unless (i) the Lender that has made such Competitive Bid Loan otherwise consents in writing or (ii) such Competitive Bid Loan is accruing interest at such time at a rate determined on the basis of the Alternate Base Rate pursuant to Section 5.1. Any Competitive Bid Loan may be prepaid in whole or in part in amounts of at least $5,000,000 or any larger integral multiple of $1,000,000 in excess thereof at any time at which such Competitive Bid Loan shall bear interest at a rate determined on the basis of the Alternate Base Rate pursuant to Section 5.1.

       SECTION 3.1.2. Mandatory Prepayments. The Borrower shall make mandatory prepayments as set forth in this Section 3.1.2. Each mandatory prepayment under this Section 3.1.2 shall be applied in accordance with the terms of this Section 3.1.2.

       SECTION 3.1.2.1. Mandatory Prepayment Upon Commitment Reduction. The Borrower shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.1.4, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Lenders first to the payment of the aggregate unpaid principal amount of the Loans then outstanding, and then to the payment and/or cash collateralization of the then outstanding Letter of Credit Outstandings) equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced; provided, however, that if (and to the extent) on the date of any prepayment required under this Section 3.1.2.1 a LIBO Rate Loan would otherwise be required to be prepaid on a day other than the last day of the then current Interest Period (or, in the case of a Competitive Bid Loan, the Competitive Bid Loan Maturity Date applicable thereto) with respect to such Loan (after prepaying any Revolving Loans then outstanding that are Base Rate Loans), the Borrower may (in the case of LIBO Rate Loans which are Revolving Loans) or shall (in the case of Competitive Bid Loans) defer such prepayment with respect to such LIBO Rate Loan until, in the case of a LIBO Rate Loan which is a Revolving Loan, the last day of the then current Interest Period with respect to such LIBO Rate Loan or, in the case of a Competitive
Bid Loan, the Competitive Bid Loan Maturity Date applicable thereto.

       SECTION 3.1.2.2. Acceleration of Scheduled Maturity. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date or Competitive Bid Loan Maturity Date of any Loans pursuant to Section 9.2 or
Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated, in which case the Borrower shall repay such Loans so accelerated.

       SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

       SECTION 3.2.1. Rates. (a) Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Revolving Loans comprising a Revolving Loan Borrowing accrue interest at a rate per annum:

             (i) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect; and

             (ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the applicable LIBO Rate Margin.

       The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          LIBO Rate         =                 LIBO Rate
                                   -------------------------------
       (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for any LIBO Rate Loan will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from the Reference Lender or Reference Lenders, as the case may be, two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 3.2.4.

       "LIBO Rate" means, relative to any Interest Period for any LIBO Rate Loan, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBO Rate Loan (in the case of a LIBO Rate Loan which is a Revolving Loan) or the amount of the Competitive Bid Loan Borrowing of which such LIBO Rate Loan is a part (in the case of a LIBO Rate Loan which is a Competitive Bid Loan) and for a period approximately equal to such Interest Period.

       "LIBOR Reserve Percentage" means, relative to any Interest Period for any LIBO Rate Loan, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board.

       (b) Each Competitive Bid Loan shall accrue interest at a rate per annum equal to the Competitive Bid Rate specified by the Lender making such Competitive Bid Loan in its Competitive Bid Loan Offer with respect thereto delivered pursuant to Section 2.3.3 above and accepted by the Borrower pursuant to Section 2.3.5.

       (c) All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan for such Interest Period.

       SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2.0% (or, to the extent any such amounts constitute principal in respect of any LIBO Rate Loan, at a rate per annum equal to the LIBO Rate (Reserve Adjusted) with respect thereto plus a margin of 2.0% plus the LIBO Rate Margin (or, in the case of Competitive Bid Loans, plus (or minus) the applicable LIBO Rate Bid Margin) applicable to such amounts for the remaining period of the applicable Interest Period then in effect).

       SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

             (a) in the case of any Revolving Loan, on the Stated Maturity Date therefor;

             (b) on any portion of the principal amount of any Loan that is voluntarily or mandatorily paid or prepaid, on the date of such voluntary or mandatory payment or prepayment;

             (c) with respect to Revolving Loans which are Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

             (d) with respect to Revolving Loans which are LIBO Rate Loans, on the last Business Day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three (and integral of three) month anniversary of the making of such LIBO Rate Loan);

             (e) with respect to any Revolving Loans which are Base Rate Loans converted into Revolving Loans which are LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause
       (c), on the date of such conversion;

             (f) with respect to Competitive Bid Loans, on each Competitive Bid Loan Maturity Date and, with respect to Competitive Bid Loans with a Competitive Bid Loan Maturity Date in excess of three months after the date such Competitive Bid Loan is made, on each three (and integral of three) month anniversary of the making of such Competitive Bid Loan (each such date (including each Competitive Bid Loan Maturity Date), a "Competitive Bid Loan Interest Payment Date"); and

             (g) on that portion of any Loans the Stated Maturity Date of which (or, in the case of any Competitive Bid Loans, the Competitive Bid Loan Maturity Date of which) is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

       SECTION 3.2.4. Interest Rate Determination. Each Reference Lender agrees to furnish to the Agent timely information for the purpose of determining each LIBO Rate. If any one or more of the Reference Lenders shall fail timely to furnish such information to the Agent for any such interest rate, the Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

       SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

       SECTION 3.3.1. Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender for each day during the period (including any portion thereof when any of the Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on January 14, 1996 and continuing through the Revolving Loan Commitment Termination Date, a facility fee on the Revolving Loan Commitment Amount for such day, calculated on the basis of the percentage per annum set forth opposite the "Level" below containing the Senior Debt Rating of both Standard & Poor's and Moody's in effect for such day; provided, however, that in the event of (i) a split rating by Standard & Poor's and Moody's which differs by one Level, the percentage corresponding to the higher Level (i.e., the better Senior Debt Rating) shall be the percentage and (ii) a split rating by Standard & Poor's and Moody's which differs by more than one Level, the percentage corresponding to the Level immediately below the higher Level shall be the percentage; provided further, however, that in the event that (i) only Standard & Poor's or only Moody's is providing a Senior Debt Rating, the percentage set forth opposite the Level containing the Senior Debt Rating which has been provided shall be the percentage or (ii) neither Standard & Poor's nor Moody's is providing a Senior Debt Rating, the percentage set forth opposite Level V shall be the percentage.

              Senior Debt Rating         Senior Debt Rating
Level       (by Standard & Poor's)          (by Moody's)          Percentage
-----       ----------------------       ------------------       ----------
   I              BBB or better             Baa2 or better           0.15%
   II                 BBB-                       Baa3                0.20%
  III                  BB+                       Ba1                 0.25%
   IV                  BB                        Ba2                 0.30%
                  below BB or                below Ba2 or
   V               non-rated                  non-rated              0.375%

Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such Quarterly Payment Date following the Effective Date and on the Revolving Loan Commitment Termination Date.

       SECTION 3.3.2. Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit (which date, in the case of an Existing Letter of Credit, shall be the Closing Date) to (but excluding) the date upon which such Letter of Credit expires equal to the LIBO Rate Margin then in effect per annum of the Stated Amount of such Letter of Credit. Such fee shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date to occur after issuance of such Letter of Credit and on the Revolving Loan Commitment Termination Date.

       SECTION 3.3.3. Letter of Credit Issuer Fronting Fee. The Borrower agrees to pay to the Agent, for the account of the applicable Issuer, an issuing fee for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (which date, in the case of an Existing Letter of Credit, shall be the Closing Date) to (but excluding) the date upon which such Letter of Credit expires equal to the product of the applicable Fronting Rate multiplied by the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date to occur after issuance of such Letter of Credit and on the Revolving Loan Commitment Termination Date.

       SECTION 3.3.4. Letter of Credit Administrative Expenses. The Borrower agrees to pay to the Agent, for the account of the applicable Issuer(s), the amounts referred to in Section 4.3.

       SECTION 3.3.5. Other Fees. The Borrower agrees to pay to the Agent for its account, or to the Agent for the account of the Lenders and/or the Issuer(s), as the case may be, such fees as previously agreed to in writing by the applicable parties and not otherwise set forth in this Section 3.3.


                                  ARTICLE IV

                               LETTERS OF CREDIT

       SECTION 4.1. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the applicable Issuer or Issuers shall issue Letters of Credit (and extend the Stated Expiry Dates of outstanding Letters of Credit) in accordance with the Issuance Requests made therefor pursuant to Section 4.2. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof, and will promptly provide each of the Lenders with a copy of such Letter of Credit (and will notify the beneficiary under any such Letter of Credit of any extension of the Stated Expiry Date thereof). Each Letter of Credit (as defined in the
Existing Credit Facility) outstanding under the Existing Credit Facility on the Closing Date (each, an "Existing Letter of Credit") shall be deemed to have been issued hereunder on the Closing Date and, on and as of the Closing Date, each Issuer of each Existing Letter of Credit hereby releases each Lender (as defined in the Existing Credit Facility) from all obligations under the Existing Credit Facility in respect of any Existing Letter of Credit.

       SECTION 4.2. Issuance Requests. By delivering to the Agent and the applicable Issuer an Issuance Request on or before 12:00 noon, New York City time, the Borrower may request, from time to time prior to the Revolving Loan Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that such Issuer issue an irrevocable commercial or standby letter of credit in such form as may be requested by the Borrower (each such request to include (i) the forms of instruments to be used to make draws thereunder and to extend or renew the term thereof and (ii) the written confirmation of the beneficiary thereunder as to its acceptance of such forms) and approved in every respect by such Issuer (each such letter of credit, together with each Existing Letter of Credit, a "Letter of Credit"), for any purpose permitted under Section 5.11. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

             (a)     be issued in a Stated Amount which

                 (i)  is at least $100,000; and

                 (ii)  does not exceed the then Letter of Credit Availability;

             (b) be stated to expire on a date (its "Stated Expiry Date") no later than the Revolving Loan Commitment Termination Date; and

             (c) in the case of Letters of Credit other than Judgment Letters of Credit and Letters of Credit to be used as credit support for corporate insurance purposes, on or prior to its Stated Expiry Date

                 (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, and

                 (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Agent of an Issuance Request at least three (or, in the case of a Judgment Letter of Credit, fifteen) but not more than sixty Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Letter of Credit Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period that does not end after the Revolving Loan Commitment Termination Date. Notwithstanding any provision contained in the foregoing to the contrary, the Borrower may not request the issuance of, and no Issuer shall have an obligation to issue, (i) any Judgment Letter of Credit at any time when, or if after giving effect to such issuance, and as long as, there shall be outstanding in the aggregate eight Judgment Letters of Credit or (ii) any Letter of Credit at any time when, or if after giving effect to such issuance, and so long as, there shall be outstanding in the aggregate thirty Letters of Credit (including Judgment Letters of Credit).

       SECTION 4.3. Expenses. The Borrower agrees to pay to the Agent for the account of the applicable Issuer(s) all standard administrative expenses of such Issuer(s) in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by such Issuer(s) upon demand from time to time.

       SECTION 4.4. Participation By Lenders. (a) Each Letter of Credit issued or deemed issued pursuant to this Article IV shall, effective upon its issuance or deemed issuance and without further action, be issued or deemed issued on behalf of all Lenders (including the applicable Issuer) pro rata according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason. Each Lender shall, to the extent of its Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to Section 3.3.2, with respect to each Letter of Credit.

       (b) In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Revolving Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 11:00 a.m., New York City time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Effective Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Federal Funds Effective Rate plus 2.0%.

       (c) Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such Issuer.

       (d) Each Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such other Lender's Percentage of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

       SECTION 4.5. Disbursements. (a) The applicable Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any drawing under any Letter of Credit, together with notice of the amount of such drawing and the date (a "Disbursement Date") such payment shall be made.

       (b) Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit.

       (c) Prior to 12:00 noon, New York City time, on the Business Day immediately succeeding the Disbursement Date, the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under such Letter of Credit.

       (d) To the extent the applicable Issuer is not reimbursed in full on the Disbursement Date for all amounts it has disbursed under any Letter of Credit, the Borrower's Reimbursement Obligation shall accrue interest from and including such Disbursement Date to but excluding the date such Reimbursement Obligation is paid in full (whether pursuant to a Borrowing of Base Rate Loans under Section 4.5(e) or otherwise) at a fluctuating rate per annum equal to, during the initial two days after such Disbursement Date, the Alternate Base Rate and, thereafter, the Alternate Base Rate plus a margin of 2.0%, payable on demand.

       (e) In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Lenders (including such Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Loans which are Base Rate Loans as provided in Section 2.1.1 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving Loan Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

       SECTION 4.6. Repayment/Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 4.5 to reimburse an Issuer with respect to each disbursement thereunder (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement thereunder to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit.

       SECTION 4.7. Deemed Disbursements and Cash Collateralization of Letters of Credit. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Revolving Loan Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed (but not for purposes of Sections 3.3 and 4.5) by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Agent and the Borrower of its obligations under this Section (which notification shall be deemed given if the applicable Event of Default is an Event of Default with respect to the Borrower or ADT Limited described in clause (b) or (d) of Section 9.1.9), the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by such Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by such Issuer. At any time when the aggregate amount held by any Issuer as collateral hereunder shall exceed the then aggregate Letter of Credit Outstandings in respect of all Letters of Credit issued by such Issuer, such Issuer shall return to the Borrower such excess. At such time when all Events of Default shall have been cured or waived, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to this Section. Any interest on such amounts on deposit shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by such Issuer or otherwise.

       SECTION 4.8. Nature of Repayment/Reimbursement Obligations. With respect to all Letters of Credit, the Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

             (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

             (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

             (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

             (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

             (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

       SECTION 4.9. Increased Costs; Indemnity. With respect to all Letters of Credit, if by reason of

             (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

             (b) compliance by any Issuer or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board, first issued after the date hereof:

                 (i) any Issuer or any Lender shall be subject to any tax (other than taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by such Issuer or any Lender;

                 (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender; or

                 (iii) there shall be imposed on any Issuer or any Lender any other condition regarding this Article IV, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the actual cost to such Issuer or such Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to actually reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof, and the Borrower shall pay within fourteen days of demand thereof such amounts as such Issuer or Lender may specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal, during the initial fifteen Business Days after the date of such demand, the Alternate
Base Rate, and, thereafter, the Alternate Base Rate plus a margin of 2.0%; provided, however, that the Borrower shall have no obligation to pay any such additional amount with respect to any day or days unless such Issuer or Lender shall have notified the Borrower of its demand therefor within 60 days of the date upon which such Issuer or Lender has obtained audited information with respect to the fiscal year of such Issuer or Lender in which such day or days occurred; provided further, however, that each such Issuer or Lender will use all reasonable efforts to obtain such audited information in a timely manner. The determination by such Issuer or Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save each Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuer may incur or be subject to as a consequence, direct or indirect, of

             (x) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of such Issuer as determined by a court of competent jurisdiction, or

             (y) the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.


                                   ARTICLE V

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

       SECTION 5.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of, or any change in or in the interpretation of, any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and all Loans of such Lender that would otherwise have been made or continued as, or converted into, LIBO Rate Loans shall instead be made as or converted into, or continued as, Base Rate Loans upon which interest shall be payable (i) in the case of Revolving Loans, at the same time as the related LIBO Rate Loans and
(ii) in the case of Competitive Bid Loans, on the Competitive Bid Loan Interest Payment Date with respect thereto.

       SECTION 5.2. Deposits Unavailable. If the Agent shall have determined that

             (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Lender or the Reference Lenders, as the case may be, in their relevant market; or

             (b) by reason of circumstances affecting the Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.2 and Section 2.4 to make or continue any Revolving Loans as, or to convert any Revolving Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

       SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the actual cost to such Lender of, or any actual reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans arising by reason of (i) any change (after the date hereof, in respect of LIBO Rate Loans that are Revolving
Loans, or after the date of the applicable Competitive Bid Loan Offer, in respect of Competitive Bid Loans) in any applicable law, rule, regulation, decree or regulatory requirement or any change (after such date) in the interpretation or application by any judicial or regulatory authority of any applicable law, rule, regulation, decree or regulatory requirement or (ii) compliance by such Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board, first issued after such date; provided, however, that the Borrower shall have no obligation to pay any such additional amount with respect to any day or days unless such Lender shall have notified the Borrower of its demand therefor within 60 days of the date upon which such Lender has obtained audited information with respect to the fiscal year of such Lender in which such day or days occurred; provided further, however, that each such Lender will use all reasonable efforts to obtain such audited information in a timely manner. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within fourteen days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

       SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

             (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

             (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

             (c) any Revolving Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

but excluding loss of margin for the period after such payment, conversion or failure to borrow, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within fourteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

       SECTION 5.5. Increased Capital Costs. If after the date hereof (or, with respect to any Competitive Bid Loan, the date of the Competitive Bid Loan Offer with respect thereto), there shall be any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Revolving Loan Commitment, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall, within fourteen days of its receipt of such notice from such Lender, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; provided, however, that the Borrower shall have no obligation to pay any such additional amount with respect to any day or days unless such Lender shall have notified the Borrower of its demand therefor within 60 days of the date upon which such Lender has obtained audited information with respect to the fiscal year of such Lender in which such day or days occurred; provided further, however, that each such Lender will use all reasonable efforts to obtain such audited information in a timely manner. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it shall deem applicable.

       SECTION 5.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes, and other taxes, fees, duties, withholdings and all liabilities related thereto, imposed by any taxing authority and arising as a result of any change after the date hereof (or, in the case of any Competitive Bid Loan, after the date of the Competitive Bid Loan Offer with respect thereto) in any law, regulation or treaty or the interpretation or application thereof by any relevant taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

             (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

             (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

             (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted; provided, however, that the Borrower shall have no obligation to pay any such additional amount unless such Lender shall have notified the Borrower of its demand therefor within 60 days of the date upon which such Lender has obtained audited information with respect to the fiscal year of such Lender during which the payment of such additional amounts occurred; provided further, however, that each such Lender will use all reasonable efforts to obtain such audited information in a timely manner.

       If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

       Each Lender that is organized under the laws of a jurisdiction other than the United States (or any state thereof or the District of Columbia) shall provide its portion of the Revolving Loan Commitment through a branch or office the income of which that relates hereto is effectively connected with the conduct of a trade or business in the United States. On or prior to the Effective Date (in the case of any Lender party hereto on the Effective Date or the Agent) or the date upon which such Lender or Agent becomes a Lender or Agent hereunder (in the case of any other Lender or Agent) and from time to time thereafter as the Borrower may reasonably request (which request shall not be made more than once per Fiscal Year), each Lender and Agent that is organized under the laws of a jurisdiction other than the United States (or any state thereof or the District of Columbia) shall execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Agent is exempt from withholding or deduction of Taxes. If the form provided by any Lender or the Agent at the time such Lender or the Agent first becomes a party to this Agreement indicates a withholding or deduction of taxes at a rate in excess of zero, withholding or deduction of taxes at such rate shall be excluded from "Taxes" as defined in this Section 5.6; provided, however, that any increase in such rate shall not be so excluded from "Taxes". For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to this
Section 5.6, such Lender shall not be entitled to receive any additional amount pursuant to this Section 5.6.

       SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York City time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Effective Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

       SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Revolving Loan (other than pursuant to the terms of Sections 5.3, 5.4 and 5.5) or any Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Revolving Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

             (a) the amount of such selling Lender's required repayment to the purchasing Lender to

             (b)     the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

       SECTION 5.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default, to the fullest extent permitted under applicable law, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that, to the fullest extent permitted under applicable law, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

       SECTION 5.10. Use of Proceeds. The proceeds of any Loans shall be used for general corporate purposes, including to provide working capital and to finance acquisitions permitted hereunder in Core Businesses. Without limiting the foregoing, no proceeds of any Loan shall be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act or any "margin stock", as defined in F.R.S. Board Regulation U.

       SECTION 5.11. Use of Letters of Credit. Letters of Credit shall be used for general corporate purposes, including:

             (a)  as credit support for corporate insurance purposes;

             (b) as credit support for working capital facilities provided to Affiliates of the Borrower;

             (c)  in support of trade obligations; and

             (d) in the case of Judgment Letters of Credit, in support of obligations to Judgment Payors (as defined in the definition of "Judgment Letters of Credit").

       SECTION 5.12. Substitution of LIBOR Office or Domestic Office in Certain Circumstances. If any Lender would otherwise (a) have its obligation to make, continue or maintain Loans as, or convert Loans into, LIBO Rate Loans suspended pursuant to Section 5.1 or (b) be entitled to receive additional amounts pursuant to Section 5.3, 5.5 or 5.6, such Lender shall designate a different Domestic Office or LIBOR Office, as the case may be, if such designation will avoid the need for such suspension or eliminate or reduce the amounts of such additional amounts and will not, in the sole judgement of such Lender, be otherwise disadvantageous to such Lender.

       SECTION 5.13. Substitution of Bank; Election to Terminate. If (a) the obligation of any Lender to make, continue or maintain Loans as, or to convert Revolving Loans into, LIBO Rate Loans has been suspended pursuant to Section
5.1 or (b) any Lender has demanded to be paid additional amounts pursuant to
Section 5.3, 5.5 or 5.6 (and the Borrower, in its reasonable judgment, believes such Lender is likely to demand additional amounts thereunder), the Borrower shall have the right, with the assistance of the Agent, to seek one or more financial institutions (a "Substitute Lender"), which may be one or more of the Lenders, to purchase the Notes and assume the Revolving Loan Commitment of such Lender (the "Affected Lender"), and if the Borrower locates a Substitute Lender, the Affected Lender shall, upon (i) payment to it of the purchase price agreed between it and the Substitute Lender (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, (ii) the written consent of each Issuer (which consent shall be based on such Issuer's reasonable determination of the ability of such Substitute Lender to meet the financial obligations of a Lender hereunder) and (iii) payment by the Borrower to the Affected Lender and the Agent of all reasonable out-of-pocket expenses in connection with such assignment and assumption, assign all its rights and obligations under this Agreement and the Notes (including its Revolving Loan Commitment and its Loans) to the Substitute Lender, and the Substitute Lender shall assume such rights and obligations, whereupon the Substitute Lender shall become a party hereto and shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and the Affected Lender shall be released from its obligations hereunder and under the other Loan Documents.



                                  ARTICLE VI

                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

       SECTION 6.1. Closing Date. The Closing Date shall occur on the date on which each of the conditions precedent set forth in this Section 6.1 shall have been satisfied.

       SECTION 6.1.1. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to

             (a) resolutions of such Obligor's Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it; and

             (b) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

       SECTION 6.1.2. Delivery of Notes. The Agent shall have received for the account of each Lender such Lender's Revolving Note and Competitive Bid Loan Note, each duly executed and delivered by the Borrower.

       SECTION 6.1.3. Termination of Existing Credit Facility. All obligations and liabilities of the Borrower under the Existing Credit Facility, including all principal, all interest, all prepayment premiums, all commitment fees and all letter of credit fees, shall have been paid in full, whether or not then due (including, to the extent necessary, from proceeds of the initial Credit Extension).

       SECTION 6.1.4.  Guarantees.  The Agent shall have received

             (a) the ADT Limited Guaranty, dated as of the date hereof, duly executed by ADT Limited,

             (b) the Subsidiary Guarantor Guaranty, dated as of the date hereof, duly executed by each Subsidiary Guarantor, and

             (c) evidence satisfactory to the Agent that each Material Subsidiary and each obligor in respect of a Senior Note Guarantee has duly executed the Subsidiary Guarantor Guaranty.

       SECTION 6.1.5. Delivery of Certain Documents. The Agent shall have received all documents referred to in Section 3.15 of the ADT Limited Guaranty.

       SECTION 6.1.6. Consents, etc. The Agent shall have received true and correct copies of all consents and approvals (if any) required for the execution and delivery of this Credit Agreement and the other Loan Documents.

       SECTION 6.1.7. Delivery of Closing Date Certificates. The Agent shall have received

             (a) a certificate in a form to be provided by the Agent, dated the Closing Date and duly executed by the Borrower, in which certificate the Borrower shall have represented and warranted that the statements therein are true and correct on and as of the Closing Date, including a statement that attached to such certificate are true, correct and complete copies of the Dividended Note, the Senior Note Indenture, the Senior Subordinated Note Indenture and the LYONs Indenture and specimen copies of the Senior Notes, the Senior Subordinated Notes and the LYONs, and

             (b) a certificate in a form to be provided by the Agent, dated the Closing Date and duly executed by ADT Limited, in which certificate ADT Limited shall have represented and warranted that the statements therein are true and correct on and as of the Closing Date.

       SECTION 6.1.8. No Material Adverse Change. There shall not have occurred a material adverse change in the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, since December 31, 1995.

       SECTION 6.1.9. Opinions of Counsel. The Agent shall have received, dated the Closing Date and addressed to the Agent and all Lenders,

             (a) an opinion of Appleby, Spurling & Kempe, special Bermuda counsel for ADT Limited, substantially in the form of Exhibit K hereto;

             (b) an opinion of Davis Polk & Wardwell, special New York counsel to ADT Limited, the Borrower and the other Obligors, substantially in the form of Exhibit L-1 hereto;

             (c) an opinion of Kay Collyer & Boose LLP, special corporate counsel to the Borrower and the other Obligors, substantially in the form of Exhibit L-2 hereto; and

             (d) an opinion of Jan Beck, Esq., general counsel to certain of the Obligers, substantially in the form of Exhibit L-3 hereto.

       SECTION 6.1.10. Notification of Trustees. The Agent shall have received evidence satisfactory to it that the Borrower has notified each of the trustees under the Senior Subordinated Note Indenture and the LYONs Indenture that this Agreement replaces the Existing Credit Facility and thereby constitutes, from and after the Effective Date, the "New Bank Credit Agreement" and the "Credit Agreement" under the Senior Subordinated Note Indenture and LYONs Indenture, respectively.

       SECTION 6.1.11. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender and Issuer, as the case may be, (i) such fees as have been previously agreed to by the applicable parties to be due and payable on or prior to the Closing Date and
(ii) to the extent then invoiced, all fees, costs and expenses due and payable pursuant to Section 11.3.

       SECTION 6.1.12. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligor shall be satisfactory in form and substance to the Agent and its counsel; and the Agent and such counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or such counsel may reasonably request.

       SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

       SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing to the payment of any Indebtedness involved in such Default) the following statements shall be true and correct

             (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.6) and Article III of the ADT Limited Guaranty (excluding, however, those contained in Section 3.7 of the ADT Limited Guaranty) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

             (b) (i) except as disclosed by the Borrower or ADT Limited to the Agent and the Lenders pursuant to, or as excepted from, Section
       7.6 or Section 3.7 of the ADT Limited Guaranty, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower or ADT Limited, threatened against ADT Limited, the Borrower or any of their respective Subsidiaries which might reasonably be expected to materially adversely affect the consolidated business, operations, assets, revenues, properties or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

             (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to, or as excepted from, Section 7.6 or
       Section 3.7 of the ADT Limited Guaranty which might reasonably be expected to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries;

             (c)     no Default shall have then occurred and be continuing; and

             (d) except in the case of the deemed issuance of Letters of Credit pursuant to the last sentence of Section 4.1, with respect to the issuance, extension or renewal by an Issuer of any Letter of Credit, no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain such Issuer from issuing letters of credit generally or the Letter of Credit to be issued by it pursuant to the applicable Issuance Request and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Agent or the Issuer shall prohibit or request that the Agent or the Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular.

       SECTION 6.2.2. Credit Extension Request. Except in the case of Letters of Credit deemed issued pursuant to the last sentence of Section 4.1, the Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of any Borrowing or the issuance, deemed issuance, extension or renewal of any Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance, extension or renewal of such Letter of Credit, as applicable, the statements made in clauses (a), (b) and (c) of Section 6.2.1 are true and correct.

       SECTION 6.2.3. Closing Date. The Closing Date shall have occurred on or prior to January 31, 1997.


                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

       In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VII.

       SECTION 7.1. Organization, etc. Each of the Borrower and its Subsidiaries that is an Obligor is a corporation duly organized and validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires such qualification and where the failure to so qualify or be in good standing would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole. Each of the Borrower and its Subsidiaries that is an Obligor has full power and authority and holds all requisite governmental licenses, permits and other approvals (i) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where failure to hold such licenses, permits and other approvals would not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole and (ii) to enter into and perform its Obligations under each Loan Document to which it is a party.

       SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each Subsidiary of the Borrower that is an Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

             (a) contravene the Borrower's or any such Obligor's Organic Documents;

             (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor in any manner that could reasonably be expected (i) to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or (ii) to subject any Lender, Issuer or Agent to any liability; or

             (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties.

       SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any Subsidiary of the Borrower that is an Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries that is an Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       SECTION 7.4. Validity, etc. This Agreement, the Notes and each other Loan Document executed by the Borrower constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights generally and to general principles of equity.

       SECTION 7.5. No Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole.

       SECTION 7.6. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, results of operations, business or prospects of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.6 ("Litigation") of the Disclosure Schedule.

       SECTION 7.7. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

             (a)     which are identified in Item 7.7 ("Existing
       Subsidiaries") of the Disclosure Schedule; or

             (b) which are permitted to have been created or acquired in accordance with Section 4.2.5 or 4.2.9 of the ADT Limited Guaranty.

Without limiting any term or provision hereof, to the extent any Person becomes a Subsidiary of the Borrower in accordance with (and not in contravention of) any term or provision hereof, the ADT Limited Guaranty or any other Loan Document, the Borrower may supplement such Item 7.7 of the Disclosure Schedule to include such new Subsidiary by delivering a certificate, signed by an Authorized Officer of the Borrower, certifying (i) as to the name and place of organization of such new Subsidiary, (ii) as to the method by which such new Subsidiary was created and (iii) that such new Subsidiary was created without contravening any term or provision of this Agreement, the ADT Limited Guaranty or any other Loan Document.

       SECTION 7.8. Seniority of the Obligations. The Obligations of the Borrower are senior to all Indebtedness of the Borrower in respect of the Senior Subordinated Notes and the LYONs, and the Obligations of ADT Limited are senior to all Indebtedness of ADT Limited in respect of the Senior Subordinated Note Guarantee and the LYONs Guarantee, and constitute, and are entitled to the benefits of being, (i) "Senior Indebtedness" and "Guarantor Senior Indebtedness", as such terms are defined in the Senior Subordinated
Note Indenture, and (ii) "Senior Indebtedness" and "Guarantor Senior Indebtedness", as such terms are defined in the LYONs Indenture.

       SECTION 7.9. Existing Letters of Credit. Item 7.9 ("Existing Letters of Credit") of the Disclosure Schedule lists each Existing Letter of Credit.


                                 ARTICLE VIII

                                   COVENANTS

       SECTION 8.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until the Covenant Termination Date, the Borrower will perform the obligations set forth in this Section 8.1.

       SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

             (a) no later than the filing of each 10-K of ADT Limited, but in no event later than 120 days after the end of each Fiscal Year, copies of the audited annual financial statements for such Fiscal Year for each of the Borrower and its Subsidiaries and ADT Limited and its Subsidiaries, in each case including therein consolidated balance sheets for each of the Borrower and its Subsidiaries and ADT Limited and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, cash flow and changes in shareholders' equity of each of the Borrower and its Subsidiaries and ADT Limited and its Subsidiaries for such Fiscal Year, in each case, reported on (without any Impermissible Qualification) as to fairness of presentation, generally accepted accounting principles and consistency by Coopers & Lybrand, or other independent public accountants of nationally recognized standing, together with a certificate from such accountants stating whether, in making the examination necessary for such report, such accountants have become aware of any Default that has occurred and is continuing;

             (b)     [intentionally omitted];

             (c) promptly and in any event prior to the 30th day of each Fiscal Year, a certified copy of the annual budget of the Borrower, ADT Limited and its other Subsidiaries, on a consolidated basis, for such Fiscal Year, in form and scope consistent with the annual budget of the Borrower, ADT Limited and its other Subsidiaries, on a consolidated basis, for the 1996 Fiscal Year furnished to the Agent prior to the Effective Date;

             (d) promptly and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, quarterly unaudited consolidated balance sheets as of the end of such Fiscal Quarter for each of the Borrower and its Subsidiaries and ADT Limited and its Subsidiaries, and quarterly unaudited consolidated statements of income, cash flow and changes in shareholders' equity of each of the Borrower and its Subsidiaries and ADT Limited and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, in each case, certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial Authorized Officer of such Person;

             (e) within ten Business Days of the delivery of the financial statements required by clauses (a) and (d) of this Section, a Compliance Certificate, executed by the chief financial Authorized Officer of ADT Limited, (i) showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent) compliance with the financial covenants set forth in Section 8.2.3 and Sections 4.2.4, 4.2.6 and 4.2.7 of the ADT Limited Guaranty and (ii) giving notice of the other items referred to in the Compliance Certificate;

             (f) promptly after the sending or filing thereof, copies of all reports which ADT Limited sends to any class of its security holders generally, and all reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which ADT Limited or any of its Subsidiaries files with the Securities and Exchange Commission (or any foreign equivalent) or any national securities exchange, including, without limitation, Form 10-Ks and 10-Qs for ADT Limited;

             (g) as soon as possible and in any event within five Business Days after any executive or financial officer of the Borrower or ADT Limited obtains knowledge of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or ADT Limited has taken and proposes to take with respect thereto;

             (h) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 7.6 or Section 3.7 of the ADT Limited Guaranty or
       (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 7.6 or Section 3.7 of the ADT Limited Guaranty, notice thereof describing in reasonable detail such development or such labor controversy, litigation, action or proceeding;

             (i) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension
       Plan, or the failure to make a required contribution to any Pension
       Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

             (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower, ADT Limited or any other Subsidiary of ADT Limited as any Lender through the Agent may from time to time reasonably request.

       SECTION 8.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

             (a) except to the extent permitted under Section 4.2.9 of the ADT Limited Guaranty, the maintenance and preservation by the Borrower and each of its Subsidiaries that is an Obligor of its corporate existence and qualification as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, except to the extent the failure to maintain and preserve its corporate existence or to be so qualified could not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole (it being acknowledged that the failure of the Borrower to maintain and preserve its corporate existence (except as permitted under Section 4.2.9 of the ADT Limited Guaranty) shall be deemed to have such a material adverse effect); and

             (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

       SECTION 8.1.3. Covenants Relating to Judgment Letters of Credit. (a) The Borrower agrees that, in the case of each draw under a Judgment Letter of Credit (each such draw, a "Draw Event"), it will provide to the Agent a certificate executed by its chief financial Authorized Officer (each such certificate, a "Draw Certificate") pursuant to which it will show in reasonable detail:

             (i) to the extent it shall have received such information from the Issuer, the amount of such draw (such amount, the "Current Draw Amount"),

             (ii) to the extent it shall have previously received such information from the Issuer, the aggregate amount of all previous draws under all Judgment Letters of Credit (such aggregate amount, the "Prior Draw Amount"),

             (iii) the aggregate amount (without duplication) of all cash contributions made to the capital of the Borrower by the Borrower's parent and of all cash proceeds of Subordinated Intercompany Debt provided by ADT Limited or Wholly Owned Subsidiaries of ADT Limited (other than Subsidiaries of the Borrower) and permitted pursuant to clause (m) of Section 8.2.2, in each case since December 6, 1995 (such aggregate amount, the "Investment Amount"), and

             (iv) the aggregate amount (without duplication) counted (A) as an Investment under clause (c) of Section 4.2.5 of the ADT Limited Guaranty (by virtue of clause (k) of Section 4.2.2 of the ADT Limited Guaranty) (the maximum amount permitted under such clause (c) by virtue of such clause (k) at any time, the "Borrower Intercompany Debt Basket"), (B) as an Investment under clause (o) of Section 4.2.5 of the ADT Limited Guaranty (the maximum amount permitted under such clause
       (o) at any time, the "General Debt Basket") or (C) as a Restricted Borrower Distribution under clause (b)(ii) of Section 4.2.6 of the ADT Limited Guaranty (the maximum amount permitted under such clause
       (b)(ii) at any time, the "Restricted Borrower Distribution Basket"), in each case prior to such Draw Event as a result of the immediately succeeding sentence (such aggregate amount, the "Basket Usage Amount").

The failure of the Borrower to deliver to the Agents a Draw Certificate within ten Business Days after notice of a Draw Event shall have been given to the Borrower shall constitute an Event of Default.

       (b) The Borrower acknowledges that, upon each Draw Event, the excess, if any, of (i) the sum of the Current Draw Amount with respect to such Draw Event plus the Prior Draw Amount with respect to such Draw Event over (ii) the sum of the Investment Amount with respect to such Draw Event plus the Basket Usage Amount with respect to such Draw Event shall, to the extent available and as specified in the applicable Draw Certificate (or, in the absence of such Draw Certificate, as specified by the Agent), count against the Borrower Intercompany Debt Basket, the General Debt Basket and/or the Restricted Borrower Distribution Basket. In the event the aggregate amount then available under the Borrower Intercompany Debt Basket, the General Debt Basket and/or the Restricted Borrower Distribution Basket is less than the excess referred to in the immediately preceding sentence, the Borrower agrees that it will use its best efforts to obtain, within ten Business Days after notice of the applicable Draw Event shall have been given to it, a cash capital contribution from its parent and/or cash proceeds of Subordinated Intercompany Debt provided by ADT Limited or Wholly Owned Subsidiaries of ADT Limited (other than Subsidiaries of the Borrower) to the extent permitted by clause
(m) of Section 8.2.2 in an aggregate amount equal to or greater than such excess. The failure of the Borrower to obtain such amount and provide to the Agent a certificate executed by its chief financial Authorized Officer certifying as to its receipt of such amount within such ten day period shall constitute an Event of Default (regardless of whether the Borrower has used its best efforts).

       SECTION 8.1.4. Syndication. Solely for the benefit of the Agent and the Lenders on the Closing Date, the Borrower acknowledges its agreements under the Commitment Letter with respect to the syndication of Scotiabank's Revolving Loan Commitment, Revolving Loans and Letter of Credit Outstandings, which agreements are incorporated herein by this reference, including its agreements to assist Scotiabank in such syndication and to limit (as set forth in the Commitment Letter) the arrangement of any other syndicated or multi-bank financing for it or any of its Affiliates (exclusive of the U.K. Credit Facility (as defined in the ADT Limited Guaranty) currently in syndication) and the offering, placement or arrangement of any of its or its Affiliates' debt or equity securities prior to the completion of such syndication.

       SECTION 8.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until the Covenant Termination Date, the Borrower will perform the obligations set forth in this Section 8.2.

       SECTION 8.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for those activities conducted in respect of the Core Businesses and the businesses identified in Item 8.2.1 ("Permitted Existing Business Activities") of the Disclosure Schedule, and such activities as may be incidental or related thereto; provided, however, that the Borrower will not be in default in the observance of this Section 8.2.1 if, as part of the acquisition of a Core Business, the Borrower or its applicable Subsidiary acquires a business or assets that would not constitute, or be included in, a Core Business, so long as (i) the primary purpose of such acquisition was the acquisition of such Core Business, which acquisition could not have been consummated on as commercially attractive terms without the acquisition of such other business or assets, (ii) not less than 70% of the assets acquired pursuant to such acquisition related at the time of such acquisition to such Core Business,
(iii) the Borrower or such applicable Subsidiary is diligently pursuing the sale of such other business or assets and (iv) such business or assets do not have, and could not reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole.

       SECTION 8.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

             (a) Indebtedness in respect of the Credit Extensions and other Obligations;

             (b) Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $250,000,000 at any time outstanding;

             (c) Indebtedness in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $350,000,000 at any time outstanding;

             (d) Indebtedness in respect of the LYONs in an aggregate principal amount equal to $297,373,612.50 plus the amount of original issue discount accrued thereon through the date such principal amount is determined, less the portion of such amount represented by LYONs which have been exchanged for Common Shares;

             (e) Indebtedness in respect of the Senior Note Guarantees to the extent the guarantor under any such Senior Note Guarantee is subject to a Guarantee that is in full force and effect with respect to the Indebtedness referred to in clause (a) above;

             (f) (i) Indebtedness existing as of June 30, 1995; provided that (A) such Indebtedness having a principal amount in excess of $3,000,000 is identified in Item 8.2.2(f) ("Ongoing Indebtedness") of the Disclosure Schedule and (B) true and correct copies of any indenture or agreement governing such Indebtedness having a principal amount in excess of $10,000,000 have been provided to the Agent and (ii) Indebtedness of ADT Security Services in respect of the Dividended Note;

             (g) Indebtedness of ADT Automotive, ADT Auctions, Inc., ADT Property Holdings, Inc. and Auction Transport, Inc., each a Delaware corporation and Wholly Owned Subsidiary of the Borrower, incurred for cash management purposes in the ordinary course of business in an aggregate principal amount not to exceed $60,000,000 at any time outstanding, which Indebtedness shall include the Indebtedness of ADT Automotive under the facility agreement dated December 1, 1991, between it and NBD Bank (the National Bank of Detroit);

             (h) obligations of the Borrower or any of its Subsidiaries pursuant to Hedging Arrangements designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of the Borrower or such Subsidiary and not entered into for purposes of speculation;

             (i) obligations of the Borrower or any of its Subsidiaries pursuant to Hedging Arrangements designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency values and entered into in the ordinary course of business and not for purposes of speculation;

             (j) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect of obligations of Persons other than the Borrower or any of its Subsidiaries);

             (k) Indebtedness in respect of Capitalized Lease Liabilities and Indebtedness ("Capex Indebtedness") incurred to finance the construction or acquisition of assets permitted to be acquired or constructed pursuant to Section 4.2.7 of the ADT Limited Guaranty, to the extent a Capitalized Lease Liability (assuming for the purposes of this clause only that Capex Indebtedness constitutes a Capitalized Lease Liability) could have been incurred under such Section 4.2.7;

             (l) Indebtedness of the Borrower and Subsidiary Guarantors owing to the Borrower and Subsidiary Guarantors;

             (m) Indebtedness of the Borrower and Subsidiary Guarantors owing to Wholly Owned Subsidiaries of ADT Limited (other than Indebtedness in respect of the Dividended Note), provided that such Indebtedness constitutes Subordinated Intercompany Debt or, to the extent not constituting Subordinated Intercompany Debt, does not exceed at any time outstanding $20,000,000;

             (n) Indebtedness of Subsidiaries of the Borrower (other than Subsidiary Guarantors) owing to ADT Limited;

             (o) Indebtedness of Wholly Owned Subsidiaries of the Borrower (other than Subsidiary Guarantors) owing to Wholly Owned Subsidiaries of ADT Limited;

             (p) Indebtedness consisting of guarantees, surety or performance bonds or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

             (q) Indebtedness in respect of surety bonds and performance bonds provided in the ordinary course of business;

             (r) Indebtedness which refinances Indebtedness permitted by clauses (b), (c), (d), (e), (f), (g) and (k) above; provided, however, that after giving effect to such refinancing, (i) the principal amount of outstanding Indebtedness is not increased, (ii) in the case of clauses (b), (c), (d), (e) or (f), neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (iv) the security for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness), (v) the holders of refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and (vi) the refinancing Indebtedness is subordinated to the same degree, if any, as the Indebtedness being refinanced; and

             (s) other Indebtedness of the Borrower and its Subsidiaries to the extent that the amount of such Indebtedness outstanding at any time, when added (without duplication) to the aggregate amount of Indebtedness outstanding at such time under clause (q) of Section 4.2.2 of the ADT Limited Guaranty, does not exceed $75,000,000;

provided, however, that (i) no Indebtedness otherwise permitted by clauses (m) or (s) shall be permitted if, after giving effect to the incurrence thereof, any Event of Default shall have occurred and be continuing and (ii) upon the occurrence of a Permitted Auction Business Sale, all Auction Business Intercompany Debt is paid in full in cash at par.

       SECTION 8.2.3.  Financial Condition.  The Borrower will not permit:

             (a) its Stockholders' Equity to be at any time less than negative $75,000,000; and

             (b) its EBITDA, as of any date, for the four consecutive Fiscal Quarters ending on the last day of the Fiscal Quarter most recently ended on or prior to such date to be less than $300,000,000.

       SECTION 8.2.4. Any Action. The Borrower will not, and will not permit any of its Subsidiaries to, take or omit to take any action the taking or the omission of which would result in the failure of any Obligor fully and properly to perform and observe all of its obligations under any Loan Document to which it is a party.


                                  ARTICLE IX

                               EVENTS OF DEFAULT

       SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

       SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall (a) default in the payment or prepayment when due of any principal of any Loan,
(b) default in the payment when due of any Reimbursement Obligation, (c) default in the payment of any amount due pursuant to Section 4.7, (d) default (and such default shall continue unremedied for a period of three Business
Days) in the payment when due of any interest on any Competitive Bid Loan, (e) default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Revolving Loan or (f) default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any fee or of any other Obligation payable hereunder or under any other Loan Document.

       SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent, any Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

       SECTION 9.1.3.  Non-Performance of Certain Covenants and Obligations.
(a) The Borrower shall default in the due performance and observance of any of its obligations under Sections 8.2.2 and 8.2.3 or, with respect to the Borrower, clause (a) of Section 8.1.2.

       (b) ADT Limited shall default in the due performance and observance of any of its obligations under Section 4.2 (other than Sections 4.2.1 and 4.2.20) or Sections 4.1.6 or 4.1.7 or, with respect to the Borrower and ADT Limited, clause (a) of Section 4.1.1 of the ADT Limited Guaranty.

       (c) The Borrower shall default in the due performance and observance of any of its obligations under Section 8.2.1 or Section 8.1.1 (other than clauses (c), (f) and (j) of Section 8.1.1), and such default shall continue unremedied for a period of five Business Days.

       (d) ADT Limited shall default in the due performance and observance of any of its obligations under Section 4.2.1 of the ADT Limited Guaranty, and such default shall continue unremedied for a period of five Business Days.

       (e) The Borrower shall default in the due performance of any of its obligations under Section 8.1.3 within the time periods set forth therein.

       SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

       SECTION 9.1.5.  Default on Other Indebtedness.  A default shall occur
(a) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower, ADT Limited or any other Subsidiary of ADT Limited having a principal amount, individually or in the aggregate, in excess of $15,000,000, or (b) in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

       SECTION 9.1.6. Judgments. Any judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Borrower, ADT Limited or any other Subsidiary of ADT Limited and either

             (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

             (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

       SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

             (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $15,000,000; or

             (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

       SECTION 9.1.8.  Change in Control.  Any Change in Control shall occur.

       SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any other Material Related Party shall

             (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

             (b) apply for, consent to, or acquiesce in, or permit any other Subsidiary of the Borrower or ADT Limited to apply for, the appointment of a trustee, administrator, receiver, sequestrator or other custodian for the Borrower or any other Material Related Party or any property of any thereof, or make a general assignment for the benefit of creditors;

             (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, administrator, receiver, sequestrator or other custodian for the Borrower or any other Material Related Party or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60 day period to preserve, protect and defend their rights under the Loan Documents;

             (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, administration, receivership or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any other Material Related Party, and, if any such case or proceeding is not commenced by the Borrower, ADT Limited or any other Subsidiary of ADT Limited, such case or proceeding shall be consented to or acquiesced in by the Borrower or such other Material Related Party or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

             (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

       SECTION 9.1.10. Impairment of Loan Documents, etc. (a) Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto, except pursuant to a transaction permitted under Section 4.2.9 of the ADT Limited Guaranty (provided that, if, as a result of such transaction, any such Obligor shall cease to exist, such obligation of such Obligor is expressly assumed by the other Person party to such transaction) or a sale or transfer of the Capital Stock of any such Obligor permitted under clause (c)(ii) of Section 4.2.10 of the ADT Limited Guaranty or pursuant to a Permitted Auction Business Sale; or the Borrower, any such Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

       (b) The subordination provisions contained in, or relating to, the Senior Subordinated Note Indenture, the LYONs Indenture or the Dividended Note shall (except in accordance with their respective terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any holder of Senior Subordinated Notes, LYONs or the Dividended Note or of any party to the Senior Subordinated Note Indenture or the LYONs Indenture.

       SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clause (b) or (d) of Section 9.1.9 shall occur with respect to the Borrower or ADT Limited, the Revolving Loan Commitment (if not theretofore terminated) shall automatically terminate, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and the Borrower shall immediately comply with its obligations under Section 4.7, in each case without notice or demand.

       SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default with respect to the Borrower or ADT Limited described in clause (b) or (d) of Section 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, terminate the Revolving Loan Commitment (if not theretofore terminated) and/or demand immediate compliance of the Borrower with its obligations under Section 4.7, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, the Revolving Loan Commitment shall terminate and/or, as the case may be, the Borrower shall be obligated to comply immediately with its obligations under Section 4.7.


                                   ARTICLE X

                                   THE AGENT

       SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (and the Agent hereby agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by independent counsel of nationally recognized standing, with such written instructions), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies the Agent and each Issuer (which indemnities shall survive any termination of this Agreement and shall be pro rata according to such Lender's Percentage), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent or any Issuer in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction to have resulted from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

       SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by 5:00 p.m., New York City time, on the day prior to a Borrowing by any Lender that is to participate in such Borrowing that such Lender will not make available the amount which would constitute its portion of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at, in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing, and, in the case of such Lender, the Federal Funds Effective Rate.

       SECTION 10.3. Exculpation. None of the Agent, the Issuers or any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent or an Issuer shall not obligate the Agent or such Issuer, as the case may be, to make any further inquiry or to take any action. The Agent and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent or such Issuer believes to be genuine and to have been presented by a proper Person.

       SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, (i) the Required Lenders may appoint another Lender as successor Agent which shall thereupon become the Agent hereunder and
(ii) if no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000; provided that if any such successor Agent is organized under the laws of any jurisdiction other than the United States or any state thereof or is beneficially owned or controlled by a person so organized, such successor Agent shall execute such documents and instruments, if any, as may be required by the United States Department of Defense. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

             (a) this Article X shall inure to such retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

             (b) Section 11.3 and Section 11.4 shall continue to inure to such retiring Agent's benefit.

       SECTION 10.5. Loans or Letters of Credit Issued by Scotiabank. Scotiabank has the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and each of Scotiabank's Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank were not the Agent hereunder.

       SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Revolving Loan Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

       SECTION 10.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

       SECTION 11.1. Waivers, Amendments, etc. (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

             (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders, modify this
       Section 11.1(a) or change the definition of "Required Lenders", or release ADT Limited from its guarantee of the Obligations of the Borrower under Section 2.1 of the ADT Limited Guaranty, unless consented to by each Lender;

             (ii) increase any Revolving Loan Commitment Amount with respect to such Lender or the Percentage of any Lender, reduce any fees (or extend any payment date therefor) described in Article III payable to any Lender or extend the Revolving Loan Commitment Termination Date with respect to any Lender, without the consent of such Lender;

             (iii) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan), without the consent of the holder of the Note evidencing such Loan;

             (iv) affect adversely the interests, rights or obligations of any Issuer qua Issuer, without the consent of such Issuer; or

             (v) affect adversely the interests, rights or obligations of the Agent qua Agent, without the consent of the Agent.

       (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

       SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, return receipt requested, or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission (it being understood and agreed that notice transmitted by facsimile to ADT Inc. shall constitute notice to the Borrower hereunder).

       SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent (and of local counsel, if any, who may be retained by such counsel)) in connection with

             (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

             (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

       SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Revolving Loan Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, each Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

             (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

             (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article VI not to make any Credit Extension);

             (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

             (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct and provided that an Indemnified Party will not effect any settlement in connection with any such Indemnified Liabilities without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

       SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.9, 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Revolving Loan Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

       SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

       SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

       SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and the agreements referred to in Sections 3.3.3, 3.3.4, 3.3.5 and 11.11.1 constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

       SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

             (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

             (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

       SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Revolving Loan Commitment to one or more other Persons in accordance with this Section 11.11.

       SECTION 11.11.1.  Assignments.  Any Lender,

             (a) with the written consents of the Borrower, the Agent and each Issuer (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions (provided that such consents shall not, except to the extent provided in the Commitment Letter, be required in connection with any syndication by Scotiabank of its Revolving Loan Commitment, Revolving Loans and Letter of Credit Outstandings in accordance with the provisions of the Commitment Letter), and

             (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its branches, agencies or Affiliates (provided a majority of the Capital Stock of such Affiliate is held directly or indirectly by such Lender or such Lender's holding company) or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), (x) all or any fraction of such Lender's Competitive Bid Loans and/or (y) all or any proportionate fraction of such Lender's Revolving Loans, Letter of Credit Outstandings and Revolving Loan Commitment, in each case, in a minimum aggregate amount equal to the lesser of $5,000,000 and all of its (x) Competitive Bid Loans or (y) Revolving Loans, Letter of Credit Outstandings and Revolving Loan Commitment, as the case may be; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the second sentence of the last paragraph of Section 5.6; provided further, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

             (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

             (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

             (iii)  the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents;
provided, that no Assignee Lender or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 5.3, 5.5 or 5.6 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five
Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Revolving Loan Commitment and, if the assignor Lender has retained Loans and any Revolving Loan Commitment hereunder, replacement Notes in the principal amount of the Loans and such Revolving Loan Commitment retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Notwithstanding any provision contained in this Section 11.11.1 to the contrary, nothing shall prevent or prohibit any Lender from pledging its rights under this Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank; provided that no such pledge by any Lender shall relieve such Lender of any of its obligations hereunder.

       SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Revolving Loan Commitment, or other interests of such Lender hereunder; provided, however, that

             (a)  no participation or sub-participation contemplated in this
       Section 11.11 shall relieve such Lender from its Revolving Loan Commitment or its other obligations hereunder or under any other Loan Document,

             (b) such Lender shall remain solely responsible for the performance of its Revolving Loan Commitment and such other obligations,

             (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

             (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (ii) or (iii) of Section 11.1(a), and

             (e)  the Borrower shall not be required to pay any amount under
       Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that, to the extent permitted under applicable law, each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 11.3 and 11.4, shall be considered a Lender; provided, that no Participant shall be entitled to receive any greater payment under Section 5.3, 5.5 or 5.6 than the Lender that transferred such rights to such Participant would have been entitled to receive with respect to such rights, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

       SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender or Issuer from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

       SECTION 11.13. Independence of Covenants. All covenants contained in this Agreement or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

       SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE
BORROWER HEREBY IRREVOCABLY APPOINTS KAY, COLLYER & BOOSE (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1 DAG HAMMARSKJOLD PLAZA, NEW YORK, NEW YORK, UNITED STATES (ATTENTION: ELI SCHOENFIELD), AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY AGREES THAT IN THE EVENT THE PROCESS AGENT IS NO LONGER RESIDENT IN NEW YORK, NEW YORK, IT SHALL APPOINT A SUCCESSOR PROCESS AGENT RESIDENT IN NEW YORK, NEW YORK, REASONABLY ACCEPTABLE TO THE AGENT, WHICH SUCCESSOR PROCESS AGENT SHALL THEREAFTER BE THE PROCESS AGENT HEREUNDER. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION
WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF
ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE)
WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       SECTION 11.15. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  ADT OPERATIONS, INC.


                                  By:  /s/  Jan S. Beck
                                       ----------------------
                                      Title: Vice President

                                  Address:  902 Market Street
                                            13th Floor
                                            Wilmington, Delaware  19899


                                  With a copy to:


                                            ADT Inc.
                                            2255 Glades Road
                                            Boca Raton, Florida  33431

                                  Facsimile No.:  407-241-8257

                                  Attention:  President


                                  AGENT


                                  THE BANK OF NOVA SCOTIA, as Agent


                                  By:  /s/  Frank F. Sandler
                                       ---------------------------
                                       Title: Relationship Manager

                                  Address:  600 Peachtree Street N.E.
                                            Suite 2700
                                            Atlanta, Georgia  30308

                                  Facsimile No.:  404-888-8998

                                  Attention:  Frank Sandler



                                  LETTER OF CREDIT ISSUER

                                  THE BANK OF NOVA SCOTIA


                                  By:  /s/  Frank F. Sandler
                                       ---------------------------
                                       Title: Relationship Manager

                                  Address:  600 Peachtree Street N.E
                                            Suite 2700
                                            Atlanta, Georgia  30308

                                  Facsimile No.:  404-808-8998

                                  Attention:  Cleve Bushey



    PERCENTAGE                                 LENDERS


      100%                        THE BANK OF NOVA SCOTIA


                                  By:  /s/  Frank F. Sandler
                                       ---------------------------
                                       Title: Relationship Manager

                                  Domestic,
                                  LIBOR
                                  and
                                  Notice
                                  Office:  600 Peachtree Street N.E.
                                             Suite 2700
                                           Atlanta, Georgia  30308

                                  Facsimile No.:  404-888-8998

                                  Attention:  Frank Sandler
      ----
      100%                                    Cleve Bushey



                                                                   SCHEDULE II
                                                       to the Credit Agreement


                  SUBORDINATION PROVISIONS TO BE CONTAINED IN
                        SUBORDINATED INTERCOMPANY DEBT

            The following provisions and conditions shall be made a part of each instrument evidencing or pursuant to which Subordinated Intercompany Debt may be incurred by any Person (a "Debtor") to another Person (a "Creditor") in accordance with the Bank Credit Agreement referred to below.

1.  DEFINED TERMS.

            "ADT Limited Guaranty" means the ADT Limited Guaranty referred to in the Bank Credit Agreement.

            "Bank Credit Agreement" means, collectively, the Credit Agreement dated as of January 9, 1997, among ADT Operations, Inc., a Delaware corporation, the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders, together with any related documents (including, without limitation, any guarantees) as in effect on the date hereof and as such agreement (and such related documents) may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness or increasing the amount to be borrowed under such agreement or any successor agreement, whether or not by or among the same parties.

            "Senior Indebtedness" means the principal of (and premium, if any, on) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) and other amounts due on or in connection with, any indebtedness or other obligation of any nature of the Debtor, whether outstanding on the date hereof or hereafter created, incurred or assumed, under or with respect to (i) the Bank Credit Agreement (ii) the ADT Limited Guaranty, (iii) the Subsidiary Guarantor Guaranty, (iv) the Senior
Note Indenture and the Senior Subordinated Note Indenture and (v) any interest rate or foreign exchange agreement now existing or hereafter entered into by the Debtor with any Lender (or any Affiliate of a Lender), including in each case, without limitation, all fees, expenses (including fees and expenses of counsel), claims, charges and indemnity obligations.

            "Senior Note Indenture" means the Senior Note Indenture referred to in the Bank Credit Agreement.

            "Senior Subordinated Note Indenture" means the Senior Subordinated
Note Indenture referred to in the Bank Credit Agreement.

            "Subsidiary Guarantor Guaranty" means the Subsidiary Guarantor Guaranty referred to in the Bank Credit Agreement.

            2.  SUBORDINATION PROVISIONS.

                  (a) No principal payment shall be made or scheduled to be made on or with respect to any Subordinated Intercompany Debt until the later of the scheduled repayment of all Senior Indebtedness or the actual payment in full in cash of all such Senior Indebtedness.

                  (b) Each Debtor and each Creditor agrees that all payments by any Debtor of Subordinated Intercompany Debt to any Creditor shall be subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

                  (c) The provisions contained herein shall constitute a continuing offer to all Persons who are or become holders of Senior Indebtedness or any document or instrument evidencing Senior Indebtedness (regardless of whether such Senior Indebtedness was created or acquired after the date hereof). The subordination provisions contained herein are made for the benefit of all present and future holders of Senior Indebtedness and shall be enforceable by each of them directly.


            3.  PRIORITY AND PAYMENT OVER IN CERTAIN EVENTS.

                  (a) Subordination On Dissolution, Liquidation or Reorganization of any Debtor. Upon any payment or distribution of assets or securities of any Debtor of any kind or character (whether in cash, property or securities) upon any dissolution, winding up or total or partial liquidation or reorganization of such Debtor, whether voluntary or involuntary or in a bankruptcy, insolvency, receivership or other proceeding, or any assignment for the benefit of creditors or any marshalling of assets and liabilities of any Debtor (each such event, an "Insolvency
            Event"), all Senior Indebtedness shall first be paid in full in cash, before any Creditor shall be entitled to receive, directly or indirectly, any payment of the principal of, premium, if any, or interest on or any other amount due with respect to any Subordinated Intercompany Debt or to receive any distribution of any assets or securities. Before any payment of the principal of, premium, if any, or interest on or any other amount due with respect to any Subordinated Intercompany Debt upon any such Insolvency Event, any payment or distribution of assets or securities of such Debtor of any kind or character (whether in cash, property or securities) to which any Creditor would be entitled but for the subordination provisions hereof, shall be made by such Debtor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representatives to the extent necessary to pay the Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders thereof.

                  (b) Subordination on Default in Senior Indebtedness. If there exists any default under the documents and instruments evidencing any Senior Indebtedness, (i) no direct or indirect payment by or on behalf of any Debtor of any Subordinated Intercompany Debt or any other amount due with respect to such Subordinated Intercompany Debt shall be made and (ii) no Creditor will accelerate or declare in default any Subordinated Intercompany Debt or exercise any remedies with respect thereto, unless otherwise agreed to by the requisite holders of such Senior Indebtedness pursuant to the terms of the documents and instruments evidencing such Senior Indebtedness.

                  (c) Payment After Acceleration. In the event that any Senior Indebtedness (or any part thereof) is declared due and payable before its stated maturity or is not paid at its stated maturity, then and in such event the holders of Senior Indebtedness at the time such Senior Indebtedness so becomes due and payable shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all such Senior Indebtedness before any Creditor is entitled to receive any payment in respect of any Subordinated Intercompany Debt.

                  (d) Rights and Obligations of the Creditors. If, notwithstanding the foregoing provisions of this Section 3 prohibiting such payment or distribution, any Creditor shall have received any payment on account of any Subordinated Intercompany Debt at a time when such payment is prohibited by the subordination provisions contained herein and before all Senior Indebtedness is paid in full in cash, then such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to such holders remaining unpaid to the extent necessary to pay in full all Senior Indebtedness in cash, in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

            4. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS IN AN INSOLVENCY EVENT. If the Senior Indebtedness has not been paid in full in cash at a time at which the Debtor is subject to an Insolvency Event, (a) the holders of Senior Indebtedness are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Event and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (b) the appropriate Creditor shall duly and promptly take, for the account of the holders of Senior Indebtedness as their interests may appear, such actions as such holders may request to collect and receive all amounts payable by such Debtor, as the case may be, in respect of any Subordinated Intercompany Debt and to file appropriate claims or proofs of claim in respect of any Subordinated Intercompany Debt.

            5. RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT TO BE IMPAIRED. No right of any holder of Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act by any other such holder or by any noncompliance by the Debtor with the terms and provisions and covenants contained in any document or instrument evidencing Senior Indebtedness (or any document related thereto) to which it is a party regardless of any knowledge thereof a holder of Senior Indebtedness may have or otherwise be charged with. The provisions contained herein are intended to be for the benefit of, and shall be enforceable directly by, each holder of Senior Indebtedness.

            6.  SUBROGATION.   (a)  Each Creditor hereby agrees that it will
not exercise any rights of subrogation until the payment in full in cash of all Senior Indebtedness.

            (b) Payments or distributions made to the holders of Senior Indebtedness pursuant to the terms hereof shall not, as against third parties, be construed as a discharge of the indebtedness represented by any Subordinated Intercompany Debt.

            7. LIMITATION ON OTHER ACTIONS. (a) Each Creditor hereby agrees to forbear and not take any action, the purpose or effect of which would give it a preference or priority over the Senior Indebtedness or the holders thereof with respect to the assets of the Debtor.

            (b) Without limiting the effect of Section 3(b), each Creditor hereby agrees to forebear and not accelerate or declare in default any Subordinated Intercompany Debt or exercise any remedies with respect thereto without giving the applicable representatives of the holders of Senior Indebtedness (which, in the case of the Bank Credit Agreement, shall be the Agent) 45 days prior written notice.


                                                                     EXHIBIT A

                                REVOLVING NOTE

                                                            New York, New York
$___                                                                 ____ 19__


FOR VALUE RECEIVED, the undersigned, ADT OPERATIONS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Lender") on _________, 19__ the principal sum of
_________________ DOLLARS ($ ________) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of January __, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                              ADT OPERATIONS, INC.



                                              By
                                                 -------------------
                                                 Title:

                    REVOLVING LOANS AND PRINCIPAL PAYMENTS



          Amount of Revolving      Interest      Amount of Principal        Unpaid Principal
               Loan Made            Period             Repaid                    Balance                    Notation
Date                               Interest                                                         Total    Made By
----    -----------------------     Period     -----------------------    ---------------------     -----    --------
        Alternate                  (If Ap-     Alternate                  Alternate
          Base          LIBO        plic-        Base         LIBO         Base         LIBO
          Rate          Rate        able)        Rate         Rate         Rate         Rate
          ----          ----        ----         ----         ----         ----         ----











                                                                     EXHIBIT B

                           COMPETITIVE BID LOAN NOTE


$______________                                             New York, New York
                                                                        [Date]


    FOR VALUE RECEIVED, the undersigned, ADT OPERATIONS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ____________________________ (the "Lender") at the office of The Bank of Nova Scotia located at One Liberty Plaza, New York, New York 10006, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of each Competitive Bid Loan which is made by the Lender to the Borrower pursuant to Section
2.3 of the Credit Agreement, as hereinafter defined. The principal amount of each Competitive Bid Loan evidenced hereby shall be payable on the Competitive Bid Loan Maturity Date therefor. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Competitive Bid Loan evidenced hereby, at the Competitive Bid Rate with respect thereto from the borrowing date of such Competitive Bid Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with
Section 3.2.2 of the Credit Agreement. Interest on each Competitive Bid Loan evidenced hereby shall be payable on any applicable Competitive Bid Loan Interest Payment Dates and on the Competitive Bid Loan Maturity Date. Except as otherwise provided in Section 3.1.1.2 of the Credit Agreement, Competitive Bid Loans evidenced by this Note may not be prepaid without the written consent of the Lender.

    The holder of this Note is authorized to endorse on the schedule attached hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid") the date of the Competitive Bid Loan Borrowing, amount, Competitive Bid Rate, Competitive Bid Loan Interest Payment Dates and Competitive Bid Loan Maturity Date in respect of each Competitive Bid Loan made by such holder pursuant to Section 2.3 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Competitive Bid Loan.

    This Note is one of the Competitive Bid Loan Notes referred to in the Credit Agreement dated as of January __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the various other financial institutions as are or may become parties thereto (together with the Lender, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted or required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

    All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                           ADT OPERATIONS, INC.


                                           By
                                              ----------------------
                                              Title:



                       SCHEDULE OF COMPETITIVE BID LOANS
                          ___________________, Lender
                        ADT OPERATIONS, INC., Borrower
                    Credit Agreement dated January __, 1997

   Date of
 Competitive                                         Competitive
     Bid           Amount of                          Bid Loan          Competitive       Competitive
    Loan          Competitive      Competitive        Interest           Bid Loan           Bid Loan
  Borrowing        Bid Loan         Bid Rate        Payment Dates      Maturity Date      Payment Date      Authorization














                                                                   EXHIBIT C-1

                       REVOLVING LOAN BORROWING REQUEST


The Bank of Nova Scotia,
as Agent
600 Peachtree Street N.E.
Atlanta, Georgia 30308

Attention: ______________


                             ADT Operations, Inc.
                             --------------------

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.2 of the Credit Agreement, dated as of January __, 1997 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $__________ on ________ __, 199_ as a [LIBO Rate Loan having an Interest Period of [one] [two] [three] [six] [nine] [twelve] months] [Base Rate Loan].

The Borrower hereby acknowledges that, pursuant to Section 6.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Borrowing requested hereby constitute a representation and warranty by the Borrower that, on the date of such Borrowing, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (a), (b) and
(c) of Section 6.2.1 are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.
Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be           Person to be Paid           Name, Address, etc.
Transferred            Name Account No.            of Transferee Lender
------------           -----------------           --------------------

$__________            __________ ___________      ______________________
                                                   ______________________
                                                   Attention:____________


$__________            __________ ___________      ______________________
                                                   ______________________
                                                   Attention:____________


Balance of             The Borrower _________      ______________________
such proceeds                                      ______________________
                                                   Attention:____________


The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ___________, 19___.

                                        ADT OPERATIONS, INC.



                                        By
                                           -----------------------------
                                           Title:


                                                                   EXHIBIT C-2

                    COMPETITIVE BID LOAN BORROWING REQUEST

                                                           _______ __, 199____

The Bank of Nova Scotia,
as Agent
600 Peachtree Street N.E.
Atlanta, Georgia 30308

Attention:
                             ADT Operations, Inc.

    Reference is made to the Credit Agreement, dated as of January __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    This is a Competitive Bid Loan Borrowing Request(1)) pursuant to
Section 2.3.1 of the Credit Agreement requesting Competitive
Bid Loan Offers for the following Competitive Bid Loans:

                                   Loan(1)        Loan (2)          Loan 3(2)
Aggregate Principal Amount       $              $                 $
                                 -----------    -----------       -----------
Date of Competitive
Bid Loan Borrowing

Competitive Bid Loan
Maturity Date

----------
(1) A Competitive Bid Loan Borrowing Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a Competitive Bid Loan Borrowing Request shall contain the information specified in the second paragraph of this form.

(2)   Include if applicable.

The Borrower hereby acknowledges that, pursuant to Section 6.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Borrowing requested hereby constitute a representation and warranty by the Borrower that, on the date of such Borrowing, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (a), (b) and
(c) of Section 6.2.1 are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.


                                 Very truly yours,

                                 ADT OPERATIONS, INC.

                                 By
                                    --------------------
                                    Name:
                                    Title:

                                                                   EXHIBIT D-1




                        INVITATION FOR BID LOAN OFFERS


[NAME OF LENDER]
_______________________
_______________________
Attention: ____________


            Invitation for Bid Loan Offers to ADT Operations, Inc.

    Pursuant to Section 2.3.2 of the Credit Agreement, dated as of January __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders (capitalized terms used herein are used as defined in the Credit Agreement), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Loan Offers to the Borrower for the following proposed Competitive Bid Loan(s):

     *1.   Date of Proposed Competitive Bid Loan Borrowing:
           __________ __, 19__.

      2.   Principal Amount
           $

      3.   The Competitive Bid Loan Maturity Date
           will be __________ __, 199_.

      4.   The Competitive Bid Loan Interest Payment
           Date(s) will be ________ __, 199_.

    Such Competitive Bid Loan Offers should offer a LIBO Rate Bid Margin.

(*) Information to be repeated if multiple Competitive Bid Loans have been requested in a single Competitive Bid Loan Borrowing Request.




    PLEASE RESPOND TO THIS INVITATION BY NO LATER THAN 10:00 am (NEW YORK CITY TIME) ON ____________ __, 199_.


                                 THE BANK OF NOVA SCOTIA, as
                                           Agent


                                 By:____________________________
                                 Title:

                                                                   EXHIBIT D-2







                          COMPETITIVE BID LOAN OFFER




                                                           ________ __, 199__


The Bank of Nova Scotia,
as Agent
600 Peachtree Street N.E.
Atlanta, Georgia 30308

Attention:__________________


                             ADT Operations, Inc.

    Reference is made to the Credit Agreement, dated as of January __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    In accordance with Section 2.3.3 of the Credit
Agreement, the undersigned Lender offers to make Competitive Bid Loans thereunder in the following amounts with the following maturity dates:


Date of Competitive                        Aggregate Maximum Amount: $______
Bid Loan Borrowing:
________ __, 199__

Competitive Bid Loan Maturity Date 1:      Maximum Amount:    $________
______ __, 199__                           $_______ offered at ________*
                                           $_______ offered at ________*

Competitive Bid Loan Maturity Date 2**:    Maximum Amount:    $________
_______ __, 199__                          $_______ offered at ________*
                                           $_______ offered at ________*

Competitive Bid Loan Maturity Date 3**:    Maximum Amount:    $________
_______ __, 199__                          $_______ offered at ________*
                                           $_______ offered at ________*


                                 Very truly yours,
                                 [NAME OF LENDER]

                                 By:__________________
                                  Name:
                                  Title:
                                  Telephone No.:
                                  Telecopy No.:


*  Insert the LIBO Rate Bid Maragin
** Include if applicable


                                                                   EXHIBIT D-3

                        COMPETITIVE BID LOAN ACCEPTANCE

                                                           _________ __, 199__

The Bank of Nova Scotia,
as Agent
600 Peachtree Street N.E.
Atlanta, Georgia 30308

Attention: ________________


                             ADT Operations, Inc.

    Reference is made to the Credit Agreement, dated as of January __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    In accordance with Section 2.3.5 of the Credit Agreement, the undersigned accepts and confirms the offers by the Lender(s) to make Competitive Bid Loans to the undersigned on ________, 19__ under Section
2.3 of the Credit Agreement in the (respective) amount(s) set forth on the attached list of Competitive Bid Loans offered.

                                 Very truly yours,

                                 ADT OPERATIONS, INC.


                                 By:___________________
                                  Name:
                                  Title:


[The Borrower must attach the list of Competitive Bid Loans offered prepared by the Agent in accordance with Section 2.3.4 with the accepted amount entered by the Borrower to right of each Competitive Bid Loan offered].

                                                                     EXHIBIT F

                        CONTINUATION/CONVERSION NOTICE


The Bank of Nova Scotia,
as Agent
600 Peachtree Street N.E.
Atlanta, Georgia 30308

Attention: ______________


                             ADT Operations, Inc.


Gentlemen and Ladies:

This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Credit Agreement, dated as of January __, 1997 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on _____________________, 19___,

    (1) $_________ of the presently outstanding principal amount of the Revolving Loans,

    (2) and all presently being maintained as (1)[Base Rate
Loans] [LIBO Rate Loans with Interest Periods ending on _______ __, 199__],

    (3) be (2)[converted into] [continued as],

    (4) (3)[LIBO Rate Loans having an Interest Period of [one]
             [two] [three] [six] [nine] [twelve] months] [Base Rate Loans].


(1)    Insert appropriate interest rate option.

(2)    Insert and complete as appropriate.

(3)    Complete as appropriate.

(4) Insert only upon conversion of a Base Rate Loan into a LIBO Rate Loan or continuation of a LIBO Rate Loan.

(5) Insert upon conversion of a Base Rate Loan into a LIBO Rate Loan on a date other than a Quarterly Payment Date.

(4)[The Borrower hereby:

    (a) certifies and warrants that no Event of Default has occurred and is continuing; and

    (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.] (4)[The Borrower agrees to remit to the Agent for the benefit of the Lenders, on the date of such conversion, an interest payment in the amount of $________ pursuant to clause (e) of Section 3.2.3 of the Credit Agreement.]

    The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warraenties contained herein to be made, by its Authorized Officer this _________ day of _____________, 19___.



                                        ADT OPERATIONS, INC.



                                        By: ____________________
                                            Title:

                                                                     EXHIBIT G


                  LENDER ASSIGNMENT AND ACCEPTANCE AGREEMENT


To: ADT Operations, Inc.
902 Market Street
13th Floor
Wilmington, Delaware 19899

To:The Bank of Nova Scotia,
as Agent
One Liberty Plaza
New York, New York 10006

                             ADT Operations, Inc.

Gentlemen and Ladies:

    We refer to the Credit Agreement, dated as of January __, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware Corporation (the "Borrower"), the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

    This Lender Assignment and Acceptance Agreement (this "Agreement") is delivered to you pursuant to clause (ii) of Section 11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (i) of Section 11.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of __% of the Competitive Bid Loans and __% of the Revolving Loans, Revolving Loan Commitments, and Letter of Credit Outstandings (collectively, the "Assigned Portion") of _____________ (the "Assignor") outstanding under the Credit Agreement as of ____________ (the "Assignment Date"). From and after the Assignment Date, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement and each other Loan Document are set forth opposite such Person's name on the signature pages hereof.

    The Assignee is entitled to receive all payments on account of interest, principal and fees with respect to the Assigned Portion made during the period from and after the Assignment Date.

    The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

    The Assignor represents and warrants that (a) it is legally authorized to enter into and deliver this Agreement, (b) this Agreement constitutes its legal, valid and binding obligation and (c) it is the legal and beneficial owner of the Assigned Portion, free and clear of any Lien. Except as set forth in the previous sentence, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by any Lender of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Assignee represents and warrants that (a) it is legally authorized to enter into and deliver this Agreement and
(b) this Agreement constitutes its legal, valid and binding obligation. The Assignee independently and without reliance upon the Assignor, any other Lender or the Agent, and based on such documents and information as it deems appropriate, has made its own credit determination in entering into this Agreement, and the Assignee shall continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents and the other instruments and documents delivered in connection therewith. The Assignee hereby appoints and authorizes the Agent to act as such and exercise all their rights and obligations, in each case pursuant to and in accordance with the terms of the Credit Agreement and the other Loan Documents.

    Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

   (a) the Assignee

         (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

         (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

   (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

    The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the $3,000 processing fee referred to in
Section 11.11.1 of the Credit Agreement upon the delivery hereof.

    The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

   (A)   Address for Notices:

               Institution Name:

               Attention:

               Domestic Office:

               Telephone:

               Facsimile:

               LIBOR Office:

               Telephone:

               Facsimile:

   (B)   Payment Instructions:

    The Assignee agrees to furnish the Internal Revenue Service form referred to in the last paragraph of Section 5.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage          [ASSIGNOR]
___%

                             By_______________________
                              Title:



Percentage                   [ASSIGNEE]
___%

                             By_______________________
                              Title:


(1)[Consented to this ___ day
of __________, 19__:

ADT OPERATIONS, INC.


By__________________________]
Title:


(2)[Consented to this ___ day
of __________, 19__:

THE BANK OF NOVA SCOTIA,
as Agent


By__________________________]
Title:


[(2)[Consented to this ___ day
of __________, 19__:

________________________,
as Issuer


By__________________________]
Title:]

(1)    Include if appropriate.


                                                                     EXHIBIT H


                       [Form of Compliance Certificate]

                            COMPLIANCE CERTIFICATE

                             ADT Operations, Inc.
                                  ADT Limited

               This Compliance Certificate is delivered pursuant to clause (e) of Section 8.1.1 of the Credit Agreement, dated as of January 9, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia, individually and as agent (the "Agent") for the Lenders. The Guaranty of ADT Limited, dated as of January 9, 1997, is referred to herein as the "ADT Limited Guaranty". Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the Attachments hereto have the meanings provided in the Credit Agreement or the ADT Limited Guaranty.

               This Compliance Certificate relates to the _____ Fiscal Quarter (the "Computation Period"), commencing on ________, _____ and ending on ___________, ____ (such latter date being the "Computation Date"). Each of the Borrower and ADT Limited hereby certifies, represents and warrants that:

(a) Default.

    Except as described below, as of the Computation Date, no Default or Event of Default has occurred and is continuing.

(b) Stockholders' Equity of the Borrower.

    As of the Computation Date, Stockholders' Equity of the Borrower was $__________. The minimum amount of Stockholders' Equity of the Borrower required by clause (a) of Section 8.2.3 of the Credit Agreement as of such date is negative $75,000,000.

(c) Stockholders' Equity of ADT Limited.

    As of the Computation Date, Stockholders' Equity of ADT Limited was $__________. The minimum amount of Stockholders' Equity of ADT Limited required by clause (a) of Section 4.2.4 of the ADT Limited Guaranty as of such date is $__________.

(d) Borrower's EBITDA.

    The Borrower's EBITDA for the four Fiscal Quarters ending on the Computation Date was $__________. The minimum EBITDA of the Borrower required by clause (b) of Section 8.2.3 of the Credit Agreement for such period is $300,000,000.

(e) ADT Limited's Cash Flow Coverage Ratio.

    ADT Limited's Cash Flow Coverage Ratio for the four Fiscal Quarters ending on the Computation Date was to 1.0, as computed on Attachment 1 hereto. The minimum Cash Flow Coverage Ratio of ADT Limited required by clause (b) of Section 4.2.4 of the ADT Limited Guaranty for such period is 1.5 to 1.0.

(f) ADT Limited's Debt to Total Capitalization Ratio.

    As of the Computation Date, ADT Limited's Debt to Total Capitalization Ratio was ____ to 1.0, as computed on Attachment 2 hereto. The maximum Debt to Total Capitalization Ratio of ADT Limited permitted by clause
    (c) of Section 4.2.4 of the ADT Limited Guaranty as of such date is 0.5 to 1.0.

(g) Business Acquisitions.

    The aggregate amount of expenditures of ADT Limited and its Subsidiaries in respect of Business Acquisitions during the portion of ADT Limited's Fiscal Year ended on the Computation Date is $__________.

(h) Capitalized Lease Liabilities.

    The aggregate amount of Capitalized Lease Liabilities incurred by ADT Limited and its Subsidiaries during the portion of ADT Limited's Fiscal Year ended on the Computation Date is $__________. The maximum amount of Capitalized Lease Liabilities permitted to be incurred under the ADT Limited Guaranty during this Fiscal Year is $30,000,000.

(i) Distributions.

    (i) The sum of (A) the aggregate amount of Restricted Distributions (other than Restricted Distributions permitted under Section 1012(b)(ii) of the Senior Note Indenture) declared during the Computation
        Period and (B) the aggregate amount of payments, prepayments, redemptions or repurchases (other than payments, prepayments, redemptions or repurchases permitted under Section 1012(b)(iv), (v) and (vi) of the Senior Note Indenture [(which amounted to $__________ during the Computation Period)](1)), referred to in
        Section 4.2.6(c) of the ADT Limited Guaranty that were made during the Computation Period was $__________. The maximum amount of such Restricted Distributions and such payments, prepayments, redemptions or repurchases permitted by such Sections during the Computation Period is $ , as computed on Attachment 3 hereto (Item II(F)).

   (ii) The aggregate amount of Restricted Borrower Distributions declared during the Computation Period was $__________. The maximum amount of Restricted Borrower Distributions permitted under Section 4.2.6(b) of the ADT Limited Guaranty during such period is $__________.

(j) Equity Proceeds Amount.

    As of the Computation Date, the Equity Proceeds Amount was $__________, as computed on Attachment 4 hereto.

(k) Asset Dispositions, etc.

    (i) The net book value of all assets sold or transferred pursuant to clause (c)(ii) of Section 4.2.10 of the ADT Limited Guaranty (or clause (c)(ii) of Section 4.2.10 of the ADT Limited Guaranty (as defined in the Existing Credit Facility)) since the Existing Credit Facility Effective Date through the Computation Date was $__________. The maximum aggregate net book value of such assets that may be sold or transferred since the Existing Credit F acility Effective Date pursuant to such clause (c)(ii) is $130,000,000.

   (ii) As of the Computation Date, the amount of Net Sale Proceeds received by the Borrower, ADT Limited or any of ADT Limited's other Subsidiaries in respect of Recapture Asset Dispositions during the period of 18 months ending on the Computation Date less (A) in the case of a Recapture Asset Disposition that is a Permitted Auction Business Sale, the amount of such Net Sale Proceeds used during such 18 month period to make payments in respect of the Dividended Note and/or for investments in properties and assets owned by, and used in the electronic security businesses conducted by, the Borrower and its Subsidiaries and (B) in the case of each other Recapture Asset Disposition, the portion thereof invested by the Borrower, ADT Limited and any of ADT Limited's other Subsidiaries during such 18 month period in properties and assets which will replace the properties and assets that were the subject of such Recapture Asset Disposition or in properties and assets used in the Core Businesses was $__________.

(1)    Include if applicable.


(l) Consolidations, Mergers, etc.

    All Permitted Business Acquisitions, Permitted Auction Business Sales and all liquidations, dissolutions, consolidations, mergers, purchases, or other types of acquisitions of the types described in Section 4.2.9 of the ADT Limited Guaranty and all acquisitions or creations of Subsidiaries of ADT Limited which have occurred during the Computation Period are disclosed in reasonable detail in Attachment 5 hereto.

    IN WITNESS WHEREOF, the undersigned have caused this Compliance Certificate to be delivered by their respective chief financial Authorized Officers this ___ day of __________, ____.

                                       ADT OPERATIONS, INC.



                                       By:_______________________________
                                       Title:

                                       ADT LIMITED



                                       By:_______________________________
                                       Title:



                                                                  ATTACHMENT 1
                                                        (to__/__/__ Compliance
                                                                  Certificate)


                    ADT LIMITED'S CASH FLOW COVERAGE RATIO

                         for the _____ Fiscal Quarter,
                           ending on __________,____
                           (the "Computation Date")


I.    ADT Limited's Cash Flow:
      ------------------------

A.    EBITDA (as defined in the Credit Agreement) of ADT
      Limited and its Subsidiaries for the period of four consecutive
      Fiscal Quarters ending on the Computation Date (such period,
      the "Calculation Period"):                                              $_______

B.    (i)     All taxes computed on the basis of income
              (whether local, foreign or otherwise), to the extent
              paid in cash by ADT Limited and its Subsidiaries
              during the Calculation Period:                                  $_______

      (ii)    Capital Expenditures (other than Capital
              Expenditures incurred in respect of any Business
              Acquisition permitted under Section 4.2.5 or 4.2.9
              of the ADT Limited Guaranty) of ADT Limited
              and its Subsidiaries paid by ADT Limited and its
              Subsidiaries during the Calculation Period:                     $_______

      (iii)   The sum of Items I(B)(i) and I(B)(ii):                          $_______

C.    CASH FLOW:  The excess of Item I(A) over Item I(B) (iii):               $_______

D.    CAPITAL EXPENDITURES OF ADT LIMITED AND ITS
      SUBSIDIARIES PAID DURING THE CALCULATION
      PERIOD WITH EQUITY PROCEEDS, TO THE EXTENT
      INCLUDED IN ITEM I(B)(ii):                                              $_______

E.    ADJUSTED CASH FLOW:  The sum of Item I(C) and Item
      I(D):                                                                   $_______

II.   ADT Limited's Cash Flow Coverage Ratio:

A.    Adjusted Cash Flow of ADT Limited and its Subsidiaries for
      the Calculation Period (see Item I(E) above):                           $_______

B.    Interest Expense (as defined in the Credit Agreement) of ADT
      Limited and its Subsidiaries for the Calculation Period:                $_______

C.    ADT LIMITED'S CASH FLOW COVERAGE RATIO:  The
      ratio of Item II(A) to Item II(B):                                  _______ to 1.0


                                                                  ATTACHMENT 2
                                                       (to __/__/__ Compliance
                                                                  Certificate)


               ADT LIMITED'S DEBT TO TOTAL CAPITALIZATION RATIO

                        for the ______ Fiscal Quarter,
                          ending on __________, ____
                           (the "Computation Date")

ADT Limited's Debt to Total Capitalization Ratio:
-------------------------------------------------

A.    As at the Computation Date, the
      aggregate amount of Debt (as defined in
      its Subsidiaries, determined on a consolidated basis:                       $_______

B.    As at the Computation Date, Stockholders' Equity (as defined
      in the Credit Agreement) of ADT Limited                                     $_______

C.    TOTAL CAPITALIZATION:  The sum of
      Items A and B:                                                              $_______

D.    ADT LIMITED'S DEBT TO TOTAL
      CAPITALIZATION RATIO:  The ratio of
      Item A to Item C:                                                       _____ to 1.0



                                                                  ATTACHMENT 3
                                                       (to __/__/__ Compliance
                                                                  Certificate)

                           RESTRICTED DISTRIBUTIONS

                        for the ______ Fiscal Quarter,
                          ending on __________, ____
                           (the "Computation Date")

I.                   Restricted Payment Basket Amount:
                     ---------------------------------

A.    50% of the aggregate Consolidated Adjusted Net Income (as
      defined in the Senior Note Indenture) of ADT Limited accrued on a cumulative basis during the period (taken as one accounting period) from August 4, 1993 to the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter as to which this
      Compliance Certificate is being delivered (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss,
      100% of such loss):                                                        $_______

B.    The aggregate net cash proceeds received by ADT Limited after
      August 4, 1993 from the issuance or sale (other than to a
      Restricted Subsidiary (as defined in the Senior Note Indenture))
      of shares of its Capital Stock (other than Redeemable Capital
      Stock) or warrants, options or rights to purchase such shares of
      Capital Stock (other than Redeemable Capital Stock):                       $_______

C.    The aggregate net cash proceeds received by ADT Limited after
      August 4, 1993 (other than from the Borrower or another
      Restricted Subsidiary (as defined in the Senior Note Indenture))
      upon the exercise of options, warrants or rights to purchase shares of Capital Stock of ADT Limited (other than Redeemable
      Capital Stock):                                                            $_______

D.    The aggregate net cash proceeds received by ADT Limited after
      August 4, 1993 from the issuance or sale (other than to the
      Borrower or another Restricted Subsidiary (as defined in the
      Senior Note Indenture)) of debt securities or Redeemable Capital
      Stock that have been converted into or exchanged for Capital
      Stock of ADT Limited (other than Redeemable Capital Stock), together with the aggregate cash received by ADT Limited at the
      time of such conversion or exchange:                                       $_______

E.    Subtotal:  The sum of Items I(A), (B), (C) and (D), treating the amount of Item I(A) as a negative number if such amount is in
      respect of an aggregate cumulative loss:                                   $_______

F.    The aggregate amount of all Restricted Payments (as defined in the Senior Note Indenture) (other than Restricted Payments permitted under Section 1012(b)(ii), (iv), (v) and (vi) of the
      Senior Note Indenture) declared or paid during the period from
      August 4, 1993 to the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter as to which this Compliance
      Certificate is being delivered:                                            $_______

G.    RESTRICTED PAYMENT BASKET AMOUNT:  The excess of
      Item I(E) over Item I(F):                                                  $_______

II    Adjustment to Restricted Payment Basket Amount:
      -----------------------------------------------

A.    Aggregate amount expended on Permitted Business Acquisitions
      (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) after the
      Existing Credit Facility Effective Date in excess of the applicable
      Annual Limits (or, during the effectiveness of the Existing Credit
      Facility, the applicable Annual Limits (as defined under the
      Existing Credit Facility)):                                                $_______

B.    Aggregate amount of Capital Expenditures made after the
      Existing Credit Facility Effective Date and designated in Item
      I(D) of Attachment 1 of this Compliance Certificate and each
      Compliance Certificate (including any Compliance Certificate (as defined under the Existing Credit Facility)) delivered since the
      Existing Credit Facility Effective Date:                                   $_______

C.    The sum of Items II(A) and (B):                                            $_______

D.    The portion of Item II(C) which resulted in a decrease of the
      Restricted Payment Basket Amount:                                          $_______

E.    ADJUSTMENT:  The excess of Item II(C) over Item II(D):                     $_______

F.    ADJUSTED RESTRICTED PAYMENT BASKET AMOUNT:
      The excess of Item I(G) over Item II(E):                                   $_______


                                                                  ATTACHMENT 4
                                                       (to __/__/__ Compliance
                                                                  Certificate)

                            EQUITY PROCEEDS AMOUNT

                       for the _________ Fiscal Quarter
                         ending on ____________, ____
                           (the "Computation Date")


A.    The Equity Proceeds Amount as of the last day of the Fiscal
      Quarter immediately preceding the Fiscal Quarter as to which this
      Compliance Certificate is being delivered:                                     $_______

B.    (i)   the aggregate net cash proceeds received by ADT
            Limited during the Computation Period from the
            issuance or sale (other than to a Subsidiary of ADT
            Limited) of shares of its Capital Stock (other than
            Redeemable Capital Stock) or warrants, options or
            rights to purchase such shares of Capital Stock (other
            than Redeemable Capital Stock):                                          $_______

      (ii)  The aggregate net cash proceeds received by ADT
            Limited during the Computation Period (other than
            from the Borrower or any other Subsidiary of ADT
            Limited) upon the exercise of options, warrants or
            rights to purchase shares of Capital Stock of ADT
            Limited (other than Redeemable Capital Stock):                           $_______

      (iii) The aggregate net cash proceeds received by ADT
            Limited during the Computation Period from the
            issuance or sale (other than to the Borrower or any
            other Subsidiary of ADT Limited) of debt securities or
            Redeemable Capital Stock that have been converted
            into or exchanged for Capital Stock of ADT Limited
            (other than Redeemable Capital Stock), together with
            the aggregate cash received by ADT Limited at the
            time of such conversion or exchange:                                     $_______

C.         The sum of Items A, B(i), (ii), and (iii):                                $_______

D.         The amount of each Restricted Payment (as defined under the
           Senior Note Indenture) made after ADT Limited shall have
           received cash proceeds of the type referred to in Item B (whether during or prior to the Computation Period) which, pursuant to the terms of the Senior Note Indenture, decreases the Restricted
           Payment Basket Amount:                                                    $_______

E.         The greater of (i) zero and (ii) the excess of Item C over Item D:        $_______

F.         The amount expended during the Computation Period on
           Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed
           $425,000,000) in excess of the applicable Annual Limit (or, during the effectiveness of the Existing Credit Facility, the applicable Annual Limit (as defined under the Existing Credit
           Facility)):                                                               $_______

G.         The amount of Capital Expenditures made during the Computation
           Period with the cash proceeds referred to in Item B (whether received during or prior to the Computation Period) and
           designated in Item I(D) of Attachment 1 of this Compliance
           Certificate:                                                              $_______

H.         EQUITY PROCEEDS AMOUNT AS OF THE
           COMPUTATION DATE:  The excess of (i) Item E over (ii) the
           sum of Items F and G:                                                     $_______

(2) The Equity Proceeds Amount as of September 30, 1996 to be inserted in the first Compliance Certificate delivered under the Credit
       Agreement.



                                                                  ATTACHMENT 5
                                                       (to __/__/__ Compliance
                                                                  Certificate)


                         CONSOLIDATIONS, MERGERS, ETC.

                         for the _____ Fiscal Quarter,
                          ending on __________, ____
                           (the "Computation Date")

                                                                     EXHIBIT I


                                   GUARANTY,



                         dated as of January __, 1997,



                                    made by



                                  ADT LIMITED

                               TABLE OF CONTENTS


Section                                                        Page

                                   ARTICLE I

                                  DEFINITIONS

   1.1.     Certain Terms......................................  1
   1.2.     Credit Agreement Definitions.......................  6

                         ARTICLE II

                     GUARANTY PROVISIONS

   2.1.     Guaranty...........................................  6
   2.2.     Guaranty Absolute, etc.............................  7
   2.3.     Stay of Acceleration, Reinstatement, etc...........  8
   2.4.     Waiver, etc........................................  9
   2.5.     Subrogation........................................  9
   2.6.     Successors, Transferees and Assigns; Transfers of
            Notes, etc......................................... 10
   2.7.     Payments Free and Clear of Taxes, etc.............. 10
   2.8.     Judgment........................................... 12
   2.9.     Consent to Jurisdiction; Waiver of Immunities...... 12

                         ARTICLE III

               REPRESENTATIONS AND WARRANTIES

   3.1.     Organization, etc.................................. 14
   3.2.     Due Authorization, Non-Contravention, etc.......... 14
   3.3.     Government Approval, Regulation, etc............... 15
   3.4.     Validity, etc...................................... 15
   3.5.     Financial Information.............................. 15
   3.6.     No Material Adverse Change......................... 15
   3.7.     Litigation, Labor Controversies, etc............... 15
   3.8.     Subsidiaries....................................... 16
   3.9.     Ownership of Properties............................ 16
   3.10.    Taxes.............................................. 16
   3.11.    Pension and Welfare Plans.......................... 17
   3.12.    Environmental Warranties........................... 17
   3.13.    Regulations G, U and X............................. 19
   3.14.    No Defaults........................................ 19
   3.15.    Delivery of Organizational Chart................... 20
   3.16.    Accuracy of Information............................ 20
   3.17.    Restricted Payment Basket Amount; Equity Proceeds
            Amount............................................. 21
    3.18.   Restricted Borrower Distributions.................. 21

                         ARTICLE IV

                       COVENANTS, ETC.

   4.1.     Affirmative Covenants.............................. 21
   4.1.1.   Compliance with Laws, etc.......................... 21
   4.1.2.   Maintenance of Properties.......................... 22
   4.1.3.   Insurance.......................................... 22
   4.1.4.   Books and Records.................................. 22
   4.1.5.   Environmental Covenant............................. 23
   4.1.6.   Guaranty Supplements............................... 23
   4.1.7.   Maintenance of Adequate Guarantees................. 23
   4.2.     Negative Covenants................................. 24
   4.2.1.   Business Activities................................ 24
   4.2.2.   Indebtedness....................................... 24
   4.2.3.   Liens.............................................. 27
   4.2.4.   Financial Condition................................ 29
   4.2.5.   Investments........................................ 30
   4.2.6.   Restricted Payments, etc........................... 33
   4.2.7.   Capital Expenditures, etc.......................... 37
   4.2.8.   [Intentionally Omitted.]........................... 37
   4.2.9.   Consolidation, Merger, etc......................... 37
   4.2.10.  Asset Dispositions, etc............................ 39
   4.2.11.  Modification of Certain Documents.................. 40
   4.2.12.  Transactions with Affiliates....................... 40
   4.2.13.  Negative Pledges, Restrictive Agreements, etc...... 41
   4.2.14.  Accounting Changes................................. 42
   4.2.15.  Ability to Amend; Restrictive Agreements........... 43
   4.2.16.  [Intentionally Omitted.]........................... 43
   4.2.17.  Activities of Certain Subsidiaries................. 43
   4.2.18.  Ownership of Certain Subsidiaries.................. 44
   4.2.19.  Certain Intercompany Indebtedness.................. 44
   4.2.20.  Any Action......................................... 44

                          ARTICLE V

                  MISCELLANEOUS PROVISIONS

   5.1.     Loan Document................................. .... 44
   5.2.     Binding on Successors, Transferees and Assigns;
            Assignment......................................... 44
   5.3.     Amendments, etc.................................... 45
   5.4.     Addresses for Notices.............................. 45
   5.5.     No Waiver; Remedies................................ 45
   5.6.     Captions........................................... 45
   5.7.     Setoff............................................. 45
   5.8.     Independence of Covenants.......................... 46
   5.9.     Severability....................................... 46
   5.10.    Governing Law...................................... 46
   5.11.    Waiver of Jury Trial............................... 47

DISCLOSURE SCHEDULE



                                   GUARANTY


            THIS GUARANTY (this "Guaranty"), dated as of January __, 1997, made by ADT LIMITED, a company organized under the laws of Bermuda ("ADT Limited"), in favor of each of the Lender Parties (as defined below),


                             W I T N E S S E T H:

            WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the financial institutions as are or may become parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders, the Lenders have extended Commitments to make Credit Extensions to the Borrower; and

            WHEREAS, as a condition precedent to the making of the initial Credit Extension under the Credit Agreement, ADT Limited is required to execute and deliver this Guaranty; and

            WHEREAS, ADT Limited has duly authorized the execution, delivery and performance of this Guaranty; and

            WHEREAS, it is in the best interests of ADT Limited to execute this Guaranty inasmuch as ADT Limited will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

            NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to enable the Borrower to obtain more favorable interest rates and terms, ADT Limited agrees, for the benefit of each Lender Party, as follows:


                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "ADT Limited" is defined in the preamble.

            "Agent" is defined in the first recital and includes each other Person which may be appointed as any successor agent pursuant to the Credit Agreement.

            "Annual Limit" is defined in subclause (a)(i) of the definition of "Permitted Business Acquisition" in Section 1.1.

            "ASH Transaction" means, collectively, (i) the acquisition by ADT Limited on September 6, 1996 of the entire Capital Stock of ASH pursuant to a stock-for-stock exchange in which the stockholders of ASH received Common Shares and (ii) in connection with such acquisition, (A) the repayment of certain Indebtedness of ASH and its Subsidiaries and (B) the guaranty by ADT Limited of certain Indebtedness of ASH and its Subsidiaries in an aggregate principal amount not exceeding $70,000,000, which Indebtedness remained outstanding following such acquisition, and the assumption by ADT Limited of certain obligations to deliver Common Shares upon the conversion of such Indebtedness.

            "Asset Sale" is defined in Section 4.2.10.

            "Borrower" is defined in the first recital.

            "Business Acquisition" means the acquisition, by purchase or otherwise, of all or substantially all of the assets (or any part of the assets constituting all or substantially all of a business or line of business) of any Person, whether such acquisition is direct or indirect, including through the acquisition of the business of, or Capital Stock of, such Person.

            "Credit Agreement" is defined in the first recital.

            "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by ADT Limited with the written consent of the Agent and the Required Lenders.

            "Equity Proceeds Amount" means, with respect to any proposed Permitted Business Acquisition in excess of the Annual Limit or any addition to Cash Flow in respect of Capital Expenditures in connection with the computation of the Cash Flow Coverage Ratio of ADT Limited,

                  (a)  an amount equal to

                        (i) the aggregate net cash proceeds received by ADT Limited after the Indenture Effective Date from the issuance or sale (other than to a Subsidiary of ADT Limited) of shares of its Capital Stock (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock (other than Redeemable Capital Stock), plus

                        (ii) the aggregate net cash proceeds received by ADT Limited after the Indenture Effective Date (other than from the Borrower or any other Subsidiary of ADT Limited) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of ADT Limited (other than Redeemable Capital Stock), plus

                        (iii) the aggregate net cash proceeds received by ADT Limited after the Effective Date from the issuance or sale (other than to the Borrower or any other Subsidiary of ADT Limited) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Capital Stock of ADT Limited (other than Redeemable Capital Stock), together with the aggregate cash received by ADT Limited at the time of such conversion or exchange, as decreased from time to time by

                  (b) (i)  the amount of each Restricted Payment (as defined under the Senior Note Indenture) made after ADT Limited shall have received the cash proceeds referred to in the preceding clause (a) which, pursuant to the terms of the Senior Note Indenture, decreases the Restricted Payment Basket Amount; provided that any such decrease to the Equity Proceeds Amount shall not result in the Equity Proceeds Amount being less than zero,

                  (ii) the amount expended after the Existing Credit Facility Effective Date on Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) in excess of the Annual Limit (or, during the effectiveness of the Existing Credit Facility, the applicable Annual Limits (as defined under the Existing Credit Facility)), and

               (iii) the amount of Capital Expenditures made after the Existing Credit Facility Effective Date with the cash proceeds referred to in the preceding clause (a) and designated as such pursuant to the Compliance Certificate (including any compliance certificate delivered under the Existing Credit Facility) delivered in connection with the Fiscal Quarter in which such Capital Expenditures were paid.

            "Existing Credit Facility Effective Date" means August 23, 1995.

            "Lender Party" means, as the context may require, any Lender, any Issuer or the Agent and each of their respective successors, transferees and assigns.

            "Lenders" is defined in the first recital.

            "Other Taxes" is defined in clause (b) of Section 2.7.

            "Permitted Business Acquisition" means any Business Acquisition of a Core Business, exclusive, however, of (i) acquisitions of Minority Interests and (ii) acquisitions of Capital Stock in any Related Business, so long as

                  (a) the aggregate amount of expenditures of ADT Limited and its Subsidiaries in respect of such Business Acquisition (such amount, the "Subject Amount"), when added to the aggregate amount of all expenditures of ADT Limited and its Subsidiaries in respect of Business Acquisitions during the Fiscal Year in which such Subject Amount would be expended, does not exceed the sum of (i) $130,000,000 (the "Annual Limit") and (ii) the Equity Proceeds Amount, as determined immediately prior to the making of such expenditure, and

                  (b) in the event the Subject Amount (which amount shall include, in the event such Business Acquisition is to be consummated in a series of related transactions, the aggregate amount of all expenditures of ADT Limited and its Subsidiaries in respect of such related transactions) would exceed $50,000,000, the Agent shall have received a certificate executed by the chief financial Authorized Officer of ADT Limited certifying and, if reasonably requested by the Agent, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent) that on a historical pro forma basis (after giving effect to such Business Acquisition and all transactions related thereto (including all Indebtedness that would be assumed or incurred as a result of such acquisition) and all Business Acquisitions consummated prior thereto during the applicable periods thereunder) as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1(a) or 8.1.1(d) of the Credit Agreement (or Section 8.1.1(d) of the Existing Credit Facility), financial statements have been, or are required to have been, delivered by the Borrower, ADT Limited and the Borrower would be in compliance with
            Section 4.2.4 as of the last day of such Fiscal Quarter and
            Section 8.2.3 of the Credit Agreement as of the last day of such Fiscal Quarter (or, if such last day of such Fiscal Quarter is September 30, 1996, Section 8.2.3 of the Existing Credit Facility).

            "Permitted Strategic Holder" means any Person (other than an Affiliate of ADT Limited) whose purchase of Voting Stock is in the best interest of the Subsidiary whose Voting Stock is being purchased (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be conclusive and evidenced by a certified written resolution of such Board or committee).

            "Permitted Strategic Sale" means a sale by any Subsidiary of ADT Limited of Voting Stock of any Subsidiary (other than the Borrower or an Intermediate Parent Company) to any Permitted Strategic Holder; provided, however, that (a) after giving effect to such transaction, the aggregate percentage of the Voting Stock of such Subsidiary so sold shall not exceed 19% (or, in the case of any Subsidiary of an Intermediate Parent Company that is required to file a consolidated tax return under United States Federal tax laws and regulations, such lesser percentage as will not cause such Subsidiary to become an unconsolidated subsidiary under such laws and regulations) of all Voting Stock of such Subsidiary outstanding immediately after such sale and
(b) the consideration received in such sale (i) shall be 100% cash (including any cash proceeds received from the sale of securities received in such Permitted Strategic Sale, provided that at the time of such Permitted Strategic Sale, ADT Limited or the relevant Subsidiary has entered into a legally binding agreement for the sale of such securities and such securities are sold within 60 days of such Permitted Strategic Sale) and (ii) shall be not less than the Fair Market Value of the Voting Stock sold (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be conclusive and evidenced by a certified written resolution of such Board or committee).

            "Process Agent" is defined in clause (a) of Section 2.9.

            "Restricted Distribution" is defined in Section 4.2.6(a).

            "Restricted Borrower Distribution" is defined in Section 4.2.6(b).

            "Restricted Payment Basket Amount" means, at any date, the amount available on such date under clause (C) of Section 1012(a) of the Senior Note Indenture for the making of Restricted Payments (as defined thereunder).

            "Taxes" is defined in clause (a) of Section 2.7.

            "U.K. Credit Facility" is defined in clause (d)(ii) of Section
4.2.2.

            SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                  ARTICLE II

                              GUARANTY PROVISIONS

            SECTION 2.1. Guaranty. ADT Limited hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing, whether for principal, interest, Reimbursement Obligations, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

                  (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not of collection, and ADT Limited specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of ADT Limited hereunder.

            SECTION 2.2. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of ADT Limited hereunder shall have been paid in full and all Commitments shall have terminated. ADT Limited guarantees that the Obligations of the Borrower and each other Obligor and their respective Subsidiaries will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, without regard (to the fullest extent permitted under applicable law) to any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto (and ADT Limited hereby waives to the fullest extent it may do so any right or rights it may have under any such law, regulation or order). Without limiting the generality of the foregoing, the liability of ADT Limited under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of genuineness, validity, legality or enforceability of the Credit Agreement, any Note, any Letter of Credit or any other Loan Document (other than this Guaranty) or of any of the Obligations (other than the Obligations of ADT Limited hereunder);

                  (b) the failure of any Lender Party or any holder of any Note

                        (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any Letter of Credit, any other Loan Document or otherwise, or

                        (ii) to exercise any right or remedy against any other guarantor (including any other Guarantor) of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor (other than ADT Limited), or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor (other than ADT Limited);

                  (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower or any other Obligor (other than ADT Limited) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and ADT Limited hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower, any other Obligor (other than ADT Limited) or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any Letter of Credit or any other Loan Document (other than this Guaranty);

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty (or any other Guarantee), held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any other guarantor (or any other Guarantor).

            SECTION 2.3. Stay of Acceleration, Reinstatement, etc. ADT Limited agrees that, if acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, the Notes or any other
Loan Document or of compliance by the Borrower with its obligations under
Section 4.7 of the Credit Agreement is, in either case, stayed upon the occurrence with respect to the Borrower of any Event of Default described in clause (b) or (d) of Section 9.1.9 of the Credit Agreement, all such amounts and obligations otherwise subject to acceleration or compliance under the terms of the Credit Agreement shall nonetheless be payable and performed by ADT Limited hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Lenders specified in Section 9.3 of the Credit Agreement. ADT Limited agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor (other than ADT Limited) or otherwise, all as though such payment had not been made.

            SECTION 2.4. Waiver, etc. ADT Limited hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that any Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor and any other Guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

            SECTION 2.5. Subrogation. ADT Limited hereby agrees that it will not exercise any rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of ADT Limited's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Obligor or any collateral which any Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until the Obligations have been paid in full in cash and the Commitments have been terminated. If any amount shall be paid to ADT Limited in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to ADT Limited for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied to the Obligations, whether matured or unmatured. ADT Limited acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.

            SECTION 2.6. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

                  (a) be binding upon ADT Limited, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.11 and Article X of the Credit Agreement.

            SECTION 2.7. Payments Free and Clear of Taxes, etc. ADT Limited hereby agrees that:

                  (a) Any and all payments made by ADT Limited hereunder shall be made in accordance with Section 5.6 of the Credit Agreement free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party or any holder of a Note, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender Party or such holder, as the case may be, is organized and by any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Domestic Office or LIBOR Office and any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If ADT Limited shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or any holder of a Note

                        (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party or such holder, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,

                        (ii)  ADT Limited shall make such deductions, and

                        (iii) ADT Limited shall pay the full amount deducted
                  to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) ADT Limited shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").

                  (c) ADT Limited hereby indemnifies and holds harmless each Lender Party and each holder of a Note for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender Party or such holder, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, ADT Limited will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment hereunder to any Lender Party or any holder of a Note, ADT Limited will furnish to the Agent upon its reasonable request (which request shall not be made more than once per Fiscal Year) a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes.

                  (e) Without prejudice to the survival of any other agreement of ADT Limited hereunder, the agreements and obligations of ADT Limited contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.

            SECTION 2.8. Judgment. ADT Limited hereby agrees that to the fullest extent permitted by applicable law:

                  (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, ADT Limited agrees that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given; and

                  (b) the obligation of ADT Limited in respect of any sum due from it to any Lender Party or any holder of a Note hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender Party or such holder, as the case may be, of any sum adjudged to be so due in such other currency such Lender Party or such holder, as the case may be, may, in accordance with normal banking procedures, purchase United States Dollars with such other currency; in the event that the United States Dollars so purchased are less than the sum originally due to such Lender Party in United States Dollars, ADT Limited, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Lender Party and such holder against such loss, and if the United States Dollars so purchased exceed the sum originally due to such Lender Party or such holder in United States Dollars, such Lender Party or such holder, as the case may be, shall remit to ADT Limited such excess.

            SECTION 2.9. Consent to Jurisdiction; Waiver of Immunities. ADT Limited hereby acknowledges and agrees that:

                  (a) It has irrevocably submitted to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purposes of any action or proceeding arising out of or relating to this Guaranty, and ADT Limited hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. ADT Limited hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. ADT Limited hereby irrevocably appoints Kay, Collyer & Boose (the "Process Agent"), with an office on the date hereof at 1 Dag Hammarskjold Plaza, New York, New York, United States (Attention: Eli Schoenfield), as its agent to receive on behalf of ADT Limited and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to ADT Limited in care of the Process Agent at the Process Agent's above address, and ADT Limited hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, ADT Limited also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to ADT Limited at its address specified on the signature page hereof. ADT Limited hereby agrees that in the event the Process Agent is no longer resident in New York, New York, it shall appoint a successor Process Agent resident in New York, New York reasonably acceptable to the Agent, which successor Process Agent shall thereafter be the Process Agent hereunder. ADT Limited agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section shall affect the right of any Lender Party or any holder of any Note to serve legal process in any other manner permitted by law or affect the right of any Lender Party or any holder of any Note to bring any action or proceeding against ADT Limited or any of its properties in the courts of any other jurisdictions.

                  (c) To the extent that ADT Limited has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, ADT Limited hereby irrevocably waives, to the fullest extent permitted under applicable law, such immunity in respect of its obligations under this Guaranty.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

            ADT Limited hereby represents and warrants unto each Lender Party as set forth in this Article III.

            SECTION 3.1. Organization, etc. Each of ADT Limited and its Subsidiaries that is an Obligor or a Material Related Party is a company or corporation, as the case may be, duly organized and validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is, to the extent applicable, in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify or be in good standing would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries taken as a whole. Each of ADT Limited and its Subsidiaries that is an Obligor or a Material Related Party has full power and authority and holds all requisite governmental licenses, permits and other approvals (i) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where failure to hold such licenses, permits and other approvals would not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries taken as a whole and (ii) to enter into and perform its obligations under each Loan Document, if any, to which it is a party.

            SECTION 3.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by ADT Limited of this Guaranty and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within ADT Limited's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene ADT Limited's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting ADT Limited or any such Obligor (including the Companies Act 1981 of Bermuda) in any manner that could reasonably be expected (i) to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries taken as a whole, (ii) to impair the ability of any Lender, Issuer or Agent to enforce the Obligations or (iii) to subject any Lender, Issuer or Agent to any liability; or

                  (c) result in, or require the creation or imposition of, any Lien on any of ADT Limited's or any Obligor's properties.

            SECTION 3.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by ADT Limited or any other Obligor of this Guaranty or any other Loan Document to which it is a party. Neither ADT Limited nor any other Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            SECTION 3.4. Validity, etc. This Guaranty constitutes, and each other Loan Document executed by ADT Limited will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of ADT Limited enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights generally and to general principles of equity; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights generally and to general principles of equity.

            SECTION 3.5. Financial Information. The financial statements set forth in the 10-K of ADT Limited for the 1995 Fiscal Year and in the 10-Qs of ADT Limited for the first three Fiscal Quarters of the 1996 Fiscal Year and all financial statements of ADT Limited and its Subsidiaries furnished to the Agent and the Lenders pursuant to clauses (a) and (d) of Section 8.1.1 of the Credit Agreement have, in each case, been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby, as at the dates thereof, and the results of their operations for the periods then ended.

            SECTION 3.6. No Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries taken as a whole.

            SECTION 3.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of ADT Limited, threatened litigation, action, proceeding, or labor controversy affecting ADT Limited or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, results of operations, business or prospects of ADT Limited and its Subsidiaries, taken as a whole (provided that no representation is being made with respect to the effect on such financial condition, results of operations, business or prospects of any litigation, action or proceeding described in the first two paragraphs under the caption "Certain Litigation Against the Company" in the Preliminary Proxy Statement of ADT Limited filed with the Securities and Exchange Commission on January 8, 1997, provided to the Agent prior to the date hereof, including any amendment to the complaint referred to therein provided to the Agent prior to the Closing Date relating to the scheduling of the special meeting of ADT Limited's shareholders referred to in any such amendment), or which purports to affect the legality, validity or enforceability of this Guaranty, or any other Loan Document, except as disclosed in Item 3.7 ("Litigation") of the Disclosure Schedule.

            SECTION 3.8. Subsidiaries. ADT Limited has no Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 3.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                  (b) which are permitted to have been created or acquired in accordance with Section 4.2.5 or 4.2.9.

Without limiting any term or provision hereof, to the extent any Person becomes a Subsidiary of ADT Limited in accordance with (and not in contravention of) any term or provision hereof or of any other Loan Document, ADT Limited may supplement such Item 3.8 of the Disclosure Schedule to include such new Subsidiary by delivering a certificate, signed by an Authorized Officer, certifying (i) as to the name and place of organization of such new Subsidiary, (ii) as to the method by which such new Subsidiary was created and
(iii) that such new Subsidiary was created without contravening any term or provision hereof or of any other Loan Document.

            SECTION 3.9. Ownership of Properties. ADT Limited and each of its Subsidiaries owns good and marketable title to, or valid leases of, all of its properties and assets necessary to conduct its business substantially as currently conducted by it.

            SECTION 3.10. Taxes. ADT Limited and each of its Subsidiaries, and each other Obligor, has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            SECTION 3.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of the Credit Agreement and prior to the date of any Credit Extension thereunder, no steps have been taken to terminate any Pension Plan which termination could result in the incurrence by ADT Limited or any member of the Controlled Group of any material liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by ADT Limited or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 3.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither ADT Limited nor any member of the Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

            SECTION 3.12.  Environmental Warranties.  Except as set forth in
Item 3.12 ("Environmental Matters") of the Disclosure Schedule,

                  (a) all facilities and property (including underlying groundwater) owned or leased by ADT Limited or any of its Subsidiaries have been, and continue to be, owned or leased by ADT Limited and its Subsidiaries in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened

                        (i) claims, complaints, notices or requests for information received by ADT Limited or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, which could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries, or

                        (ii) complaints, notices or inquiries to ADT Limited or any of its Subsidiaries regarding potential liability under any Environmental Law, which could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by ADT Limited or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries;

                  (d) ADT Limited and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses, except where the failure to have been issued any such permit, certificate, approval, license or other authorization or to have complied with any of the foregoing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries;

                  (e) no property now or previously owned or leased by ADT Limited or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up that is reasonably likely to lead to material claims against ADT Limited or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by ADT Limited or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries;

                  (g) neither ADT Limited nor any Subsidiary of ADT Limited has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which is reasonably likely to lead to material claims against ADT Limited or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by ADT Limited or any Subsidiary of ADT Limited that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries; and

                  (i) no conditions exist at, on or under any property now owned or leased (or, to the best knowledge of ADT Limited and its Subsidiaries after due inquiry, any property previously owned or leased) by ADT Limited or any Subsidiary of ADT Limited which would give rise to liability under any Environmental Law or for personal injury or property or other damage, which liability could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries.

            SECTION 3.13. Regulations G, U and X. Neither ADT Limited nor any Subsidiary of ADT Limited is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

            SECTION 3.14. No Defaults. Neither ADT Limited nor any Subsidiary of ADT Limited is in violation of, or in default under, any term or provision of its Organic Documents or any contract, agreement, indenture, instrument, law, governmental regulation or court decree or order applicable to it, such that such violations or defaults in the aggregate would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries, taken as a whole.

            SECTION 3.15. Delivery of Organizational Chart. The Agent has been furnished on or prior to the Effective Date a detailed organizational chart of ADT Limited and all its Subsidiaries (other than Non-Guarantors identified in Item 3.15 ("Existing Subsidiaries") of the Disclosure Schedule that do not conduct any business activities and that do not have assets with a Fair Market Value in excess of $10,000), certified by the chief financial Authorized Officer of ADT Limited. Such chart indicates each Subsidiary of ADT Limited that is or is required to be a Subsidiary Guarantor as of the Effective Date and indicates with respect to each such Subsidiary Guarantor that is a Material Subsidiary, its respective percentages of consolidated gross revenues and consolidated gross assets of the Borrower and its Subsidiaries for the 1995 Fiscal Year.

            SECTION 3.16. Accuracy of Information. (a) All information (other than financial projections) taken as a whole, prepared by ADT Limited, any Subsidiary of ADT Limited or any other Obligor, or any Affiliate of any such Person, or heretofore or contemporaneously furnished by or on behalf of ADT Limited, any Subsidiary of ADT Limited or any other Obligor, or any Affiliate of any such Person, in writing to any Agent or any Lender for purposes of or in connection with this Guaranty, the Credit Agreement or any other Loan Document or any transaction contemplated hereby or thereby (including in connection with the Existing Credit Facility and each Loan Document referred to therein) is, and all other such information (other than financial projections) taken as a whole, hereafter furnished by or on behalf of ADT Limited, any Subsidiary of ADT Limited or any other Obligor, or any Affiliate of any such Person, to any Agent or any Lender will be, true, complete and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of the Credit Agreement by such Agent and such Lender (it being acknowledged that, with respect to any specific financial statement included in such information, such financial statement shall have been true, complete and accurate in every material respect on the date or for the period expressly set forth therein and not necessarily on any other date or for any other period), and such information taken as a whole does not and will not contain any untrue statement of a material fact and is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading, and (b) all financial projections heretofore or contemporaneously furnished by or on behalf of ADT Limited, any Subsidiary of ADT Limited or any other Obligor, or any Affiliate of any such Person, to any Agent or any Lender, have been, and all such financial projections hereafter furnished by or on behalf of ADT Limited, any Subsidiary of ADT Limited or any other Obligor, or any Affiliate of any such Person, to the Agent or any Lender shall be, prepared in good faith based upon reasonable assumptions.

            SECTION 3.17. Restricted Payment Basket Amount; Equity Proceeds Amount. As of September 30, 1996, the Restricted Payment Basket Amount was not greater than $135,000,000 and, as of December 31, 1996, the Equity Proceeds Amount was not greater than $54,000,000.

            SECTION 3.18. Restricted Borrower Distributions. As of September 30, 1996, the amount available for Restricted Borrower Distributions was not greater than $38,000,000.


                                  ARTICLE IV

                                COVENANTS, ETC.

            SECTION 4.1. Affirmative Covenants. ADT Limited covenants and agrees that, until the Covenant Termination Date, ADT Limited will, unless the Required Lenders shall otherwise consent in writing, perform and observe the obligations set forth in this Section.

            SECTION 4.1.1. Compliance with Laws, etc. ADT Limited will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) except to the extent permitted under Section 4.2.9, the maintenance and preservation by ADT Limited and each of its Subsidiaries that is an Obligor or a Material Related Party of its corporate existence and qualification as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, except to the extent the failure to maintain and preserve its corporate existence or to be so qualified could not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries (it being acknowledged that the failure of ADT Limited or the Borrower to maintain and preserve its corporate existence (except as permitted under Section 4.2.9) shall be deemed to have such a material adverse effect); and

                  (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            SECTION 4.1.2. Maintenance of Properties. ADT Limited will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless ADT Limited determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

            SECTION 4.1.3. Insurance. ADT Limited will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of ADT Limited setting forth the nature and extent of all insurance maintained by ADT Limited and its Subsidiaries in accordance with this Section.

            SECTION 4.1.4. Books and Records. ADT Limited will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of its representatives, at reasonable times and intervals (but not more often than once per Fiscal Quarter, unless an Event of Default shall have occurred and be continuing (in which case, and during such period, each Lender shall have the rights of the Agent under this Section)) to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (provided a representative of ADT Limited or such Subsidiary is given prior notice of, and the opportunity to be present during, such discussion) and, subject to appropriate agreements of confidentiality and to any restrictions imposed under applicable law (including regulations promulgated by the United States Department of Defense), to examine any of its books or other corporate records. ADT Limited shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section. In addition, ADT Limited shall pay the reasonable out-of-pocket expenses arising from the Agent's visit to the offices of ADT Limited or any of its Subsidiaries in connection with the exercise of its rights pursuant to this Section to the extent of one such visit per Fiscal Year.

            SECTION 4.1.5. Environmental Covenant. ADT Limited will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, apply for and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect where the failure to so keep in effect could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws and in a manner so as to minimize potential liability;

                  (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, which claims or other alleged conditions could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its Subsidiaries or the Borrower and its Subsidiaries; and

                  (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 4.1.5.

            SECTION 4.1.6. Guaranty Supplements. ADT Limited will cause each Material Subsidiary and each Subsidiary subject to a Senior Note Guarantee to be a Guarantor. In furtherance of the foregoing, ADT Limited will, in the event any Person becomes a Material Subsidiary, notify the Agent of such event or condition and will cause such new Material Subsidiary to execute and deliver to the Agent as soon as practicable (but in no event later than thirty days after the occurrence of such event or condition) a Subsidiary Guarantor Guaranty Supplement, together with such certificates and legal opinions as the Agent may reasonably request.

            SECTION 4.1.7. Maintenance of Adequate Guarantees. If at any time the Subsidiary Guarantors subject to the obligations of the Subsidiary Guarantor Guaranty do not account on a consolidated basis for at least 90% of the consolidated gross revenues of the Borrower and its Subsidiaries and at least 90% of the consolidated gross assets of the Borrower and its Subsidiaries (collectively, the "90% Test"), as reflected in the consolidated statement of income and consolidated balance sheet most recently delivered, or required to be delivered, pursuant to Section 8.1.1(a) or 8.1.1(d) of the Credit Agreement, ADT Limited will cause such Non-Guarantors organized under the laws of the United States (or any state thereof or the District of Columbia) as are necessary to meet the 90% Test to execute and deliver to the Agent as soon as practicable (but in no event later than thirty days after the occurrence of such event or condition) a Subsidiary Guarantor Guaranty Supplement, together with such certificates and legal opinions as the Agent may reasonably request.

            SECTION 4.2. Negative Covenants. ADT Limited covenants and agrees that, until the Covenant Termination Date, ADT Limited will not, without the prior written consent of the Required Lenders, do anything prohibited in this Section.

            SECTION 4.2.1. Business Activities. ADT Limited will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for those activities conducted in respect of the Core Businesses and the businesses identified in Item 4.2.1 ("Permitted Existing Business Activities") of the Disclosure Schedule, and such activities as may be incidental or related thereto; provided, however, that ADT Limited will not be in default in the observance of this Section 4.2.1 if, as part of the acquisition of a Core Business, ADT Limited or its applicable Subsidiary acquires a business or assets that would not constitute, or be included in, a Core Business, so long as (i) the primary purpose of such acquisition was the acquisition of such Core Business, which acquisition could not have been consummated on as commercially attractive terms without the acquisition of such other business or assets,
(ii) not less than 70% of the assets acquired pursuant to such acquisition related at the time of such acquisition to such Core Business, (iii) ADT Limited or such applicable Subsidiary is diligently pursuing the sale of such other business or assets and (iv) such business or assets do not have, and could not reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition or operations of ADT Limited and its Subsidiaries taken as a whole.

            SECTION 4.2.2. Indebtedness. ADT Limited will not, and will not permit any of its Subsidiaries (other than the Borrower and its Subsidiaries) to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a)  Indebtedness in respect of the Obligations hereunder;

                  (b) Indebtedness in respect of the Senior Note Guarantees, the Senior Subordinated Note Guarantees and the LYONs Guarantee to the extent the guarantor under any such Senior Note Guarantee, Senior Subordinated Note Guarantee or LYONs Guarantee is subject to a Guarantee that is in full force and effect with respect to Indebtedness in respect of the Obligations;

                  (c)  Indebtedness existing as of June 30, 1995; provided that
            (i) such Indebtedness having a principal amount in excess of $3,000,000 is identified in Item 4.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule and (ii) true and correct copies of any indenture or agreement governing such Indebtedness having a principal amount in excess of $10,000,000 have been provided to the Agent;

                  (d) (i)  Indebtedness of ADT Canada, Inc., a Wholly Owned
            Subsidiary of ADT Limited organized under the laws of Ontario, incurred for working capital purposes in an aggregate amount not to exceed at any time outstanding Canadian $75,000,000 and guarantees thereof by ADT Limited or any of its Subsidiaries and (ii) Indebtedness of ADT Finance plc, a Wholly Owned Subsidiary of ADT Limited organized under the laws of England, in an aggregate amount not to exceed at any time outstanding Pound Sterling90,000,000 and guarantees thereof by ADT Limited, ADT (UK) Holdings Limited, each Subsidiary of ADT (UK) Holdings Limited and each other Subsidiary of ADT Limited (other than an Intermediate Parent Company, the Borrower, any Subsidiary of the Borrower or any other Subsidiary of ADT Limited which conducts the major portion of its business in the United States or substantially all of the property or assets of which are located in the United States) (the agreements governing the Indebtedness and guarantees described in this subclause (ii) being herein collectively referred to as the "U.K. Credit Facility");

                  (e) obligations of ADT Limited or any of its Subsidiaries pursuant to Hedging Arrangements designed to protect ADT Limited or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of ADT Limited or such Subsidiary and not entered into for purposes of speculation;

                  (f) obligations of ADT Limited or any of its Subsidiaries pursuant to Hedging Arrangements designed to protect ADT Limited or any of its Subsidiaries against fluctuations in currency values and entered into in the ordinary course of business and not for purposes of speculation;

                  (g) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect of obligations of Persons other than ADT Limited or any of its Subsidiaries);

                  (h) Indebtedness in respect of Capitalized Lease Liabilities and Indebtedness ("Capex Indebtedness") incurred to finance the construction or acquisition of assets permitted to be acquired or constructed pursuant to Section 4.2.7, to the extent a Capitalized Lease Liability (assuming for the purposes of this clause only that Capex Indebtedness constitutes a Capitalized Lease Liability) could have been incurred under Section 4.2.7;

                  (i) Indebtedness of Subsidiaries of ADT Limited owing to ADT Limited;

                  (j) Indebtedness of Wholly Owned Subsidiaries of ADT Limited owing to Wholly Owned Subsidiaries of ADT Limited (other than the Borrower and the Subsidiary Guarantors);

                  (k)  Indebtedness of Wholly Owned Subsidiaries of ADT
            Limited (other than the Intermediate Parent Companies) owing to the Borrower or any Subsidiary Guarantor in an aggregate amount not to exceed at any time outstanding $175,000,000;

                  (l) Indebtedness of ADT Limited owing to Wholly Owned Subsidiaries of ADT Limited in an aggregate amount not to exceed at any time outstanding $75,000,000;

                  (m) Indebtedness consisting of guarantees, surety or performance bonds or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

                  (n) Indebtedness in respect of surety bonds and performance bonds provided in the ordinary course of business;

                  (o) Indebtedness which refinances Indebtedness permitted by clauses (b), (c), (d) and (h) above; provided, however, that after giving effect to such refinancing, (i) the principal amount of outstanding Indebtedness is not increased, (ii) in the case of clauses (b) and (c) above, neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (iv) except in the case of clause (d)(ii) above, the security for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness), (v) the holders of refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and (vi) the refinancing Indebtedness is subordinated to the same degree as the Indebtedness being refinanced;

                  (p) Indebtedness in respect of the Preference Shares and Exchangeable Preference Shares outstanding on the Existing Credit Facility Effective Date; and

                  (q) other Indebtedness of ADT Limited and its Subsidiaries to the extent that the amount of such Indebtedness outstanding at any time, when added (without duplication) to the aggregate amount of Indebtedness outstanding at such time under clause (s) of
            Section 8.2.2 of the Credit Agreement, does not exceed $75,000,000;

provided, however, that (i) no Indebtedness otherwise permitted by clauses (i),
(k) and (q) shall be permitted if, after giving effect to the incurrence thereof, any Event of Default shall have occurred and be continuing and (ii) no Indebtedness permitted by clause (i) or (k) shall be permitted unless evidenced by promissory notes or other written loan documents that provide that the Indebtedness evidenced thereby may not be forgiven or satisfied for any consideration other than payment in full in cash at par.

            SECTION 4.2.3. Liens. ADT Limited will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including Capital Stock of Subsidiaries of ADT Limited), whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                  (b) Liens granted prior to the Existing Credit Facility Effective Date to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 4.2.2 and clause
            (f) of Section 8.2.2 of the Credit Agreement and Liens securing refinancings thereof permitted by clause (o) of Section 4.2.2 and clause (r) of Section 8.2.2 of the Credit Agreement, respectively;

                  (c) (i)  Liens granted to secure payment of Indebtedness of the type permitted and described in clause (h) of Section 4.2.2 and clause (k) of Section 8.2.2 of the Credit Agreement and covering only those assets acquired with the proceeds of such Indebtedness and Liens with respect to such assets securing refinancings of such Indebtedness permitted by clause (o) of
            Section 4.2.2 and clause (r) of Section 8.2.2 of the Credit Agreement, respectively and (ii) Liens granted to secure obligations under the U.K. Credit Facility and covering only assets of the obligors and guarantors thereunder and Liens with respect to such assets securing refinancings of such Indebtedness permitted by clause (o) of Section 4.2.2;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (g) judgment Liens (i) in an aggregate amount not in excess of $15,000,000, (ii) as to which enforcement proceedings shall not have commenced and there shall not have been a period of 30 consecutive days during which such judgment was not stayed or
            (iii) the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (h) Liens with respect to assets of a Subsidiary of ADT Limited (other than the Borrower) granted to secure Indebtedness owing to the Borrower or a Wholly Owned Subsidiary of the Borrower that is a Guarantor;

                  (i) Liens with respect to assets of a Subsidiary of ADT Limited (other than the Borrower or any of its Subsidiaries or an Intermediate Parent Company) granted to secure Indebtedness owing to ADT Limited or a Wholly Owned Subsidiary of ADT Limited;

                  (j) Liens (i) existing at the time that a Person becomes a Subsidiary of ADT Limited in a transaction permitted hereunder or
            (ii) assumed in connection with an acquisition of assets permitted hereunder; provided, however, that any such Lien covers only assets that were subject to such Lien prior to the related transaction and was not created, assumed or incurred in contemplation of such transaction;

                  (k) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of ADT Limited or any of its Subsidiaries and incurred in the ordinary course of business;

                  (l) the Lien inherent in the right of any bank to set off deposits against debts owed to such bank;

                  (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (n) Liens arising by operation of law incurred in the ordinary course of business and which Liens, singly or in the aggregate, do not interfere in any material respect with the business of ADT Limited or any of its Subsidiaries; and

                  (o) other Liens securing Indebtedness in an aggregate amount not to exceed $15,000,000 at any time outstanding.

            SECTION 4.2.4.  Financial Condition.  ADT Limited will not permit:

                  (a) its Stockholders' Equity to be at any time less than the sum, at such time, of (i) $1,134,300,000 plus (ii) 50% of the Net Income of ADT Limited for each Fiscal Year commencing with the 1995 Fiscal Year (less, for each such Fiscal Year, cash dividends on Preference Shares to the extent permitted hereunder) as shall have been completed on or prior to such time (in each case with no reduction for net losses, if any, for such Fiscal Year);

                  (b) its Cash Flow Coverage Ratio, as at the end of any Fiscal Quarter, to be less than 1.5 to 1.0;

                  (c) its Debt to Total Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.5 to 1.0.

            SECTION 4.2.5. Investments. ADT Limited will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) (i) Investments existing on June 30, 1995 and identified in Item 4.2.5(a) ("Ongoing Investments") of the Disclosure Schedule and (ii) Investments acquired in the ASH Transaction (including the sale of such Investments by ADT Limited to ADT (UK) Holdings Limited, the sale of certain of such Investments by ASH and its Subsidiaries to the Borrower and its Subsidiaries and the sale by ADT Business Holdings, Inc. to Sonitrol Management Corp. of all of the Capital Stock of Mid-Atlantic Security, Inc., in each case prior to the date hereof);

                  (b)  Cash Equivalent Investments and High Quality
            Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to Section 4.2.2 or Section 8.2.2 of the Credit Agreement;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 4.2.7;

                  (e) Investments by way of contributions to capital by ADT Limited or any of its Subsidiaries to any Wholly Owned Subsidiary of ADT Limited to the extent the Person making such Investment would be allowed to make and maintain a loan or advance to such Wholly Owned Subsidiary under Section 4.2.2 or Section 8.2.2 of the Credit Agreement; provided that, solely for purposes of determining under this Section 4.2.5 or Section 4.2.2 or under
            Section 8.2.2 of the Credit Agreement whether such Person may make and maintain any such loan or advance, the aggregate amount of Investments pursuant to this clause (e) shall be taken into account as if such Investments were a loan or advance;

                  (f) loans or advances to, or guarantees on behalf of, employees of ADT Limited or any of its Subsidiaries made in the ordinary course of business not to exceed at any time $500,000 per employee or $5,000,000 in the aggregate for all such employees;

                  (g)  Investments which are Permitted Business Acquisitions;

                  (h) accounts arising from sales of goods or services on trade credit terms in the ordinary course of business of ADT Limited and its Subsidiaries;

                  (i) negotiable instruments held for collection, lease, utility and other similar deposits, or stock, obligations or securities received in settlement of debts owing to ADT Limited or any of its Subsidiaries as a result of a composition or readjustment of debt or a reorganization of any debtor or ADT Limited or any of its Subsidiaries or of foreclosure, perfection or enforcement of any Lien, in each case as to debt that arose in the ordinary course of business;

                  (j) Investments consisting of non-cash consideration received in the sale or other disposition of assets or Capital Stock effected in compliance with Section 4.2.10;

                  (k) (i)  the exchange of Common Shares for Non-Voting
            Exchangeable Shares (and payment of cash in lieu of fractional shares) pursuant to the terms of Non-Voting Exchangeable Shares as in effect on the Existing Credit Facility Effective Date and (ii) the acquisition of Common Shares to the extent (A) the acquisition of such Common Shares is not prohibited by any provision hereof or of any other Loan Document (including Section 4.2.6(a)) and (B) the aggregate number of Common Shares held by Subsidiaries of ADT Limited does not exceed at any time nine percent of the Voting Stock of ADT Limited outstanding at such time;

                  (l) the obligation of ADT Limited to exchange Common Shares for LYONs (and payment of cash in lieu of fractional shares) pursuant to the terms of the LYONs Indenture in effect on the Existing Credit Facility Effective Date;

                  (m) Investments in any Wholly Owned Subsidiary of ADT Limited that provides insurance in the ordinary course of business and on reasonable terms solely to ADT Limited or any of its Subsidiaries for the purpose of insuring ADT Limited or such Subsidiary against liability that would not be covered by insurance policies required to be maintained pursuant to Section
            4.1.3 as a result of reasonable and customary deductibles thereunder, to the extent such Investments are necessary or appropriate to maintain such insurance;

                  (n) advances or loans made in connection with Hedging Arrangements permitted hereunder or under the Credit Agreement; and

                  (o) other Investments of a type not otherwise permitted pursuant to the immediately preceding clauses, including Investments in Minority Interests and Related Businesses, to the extent the aggregate amount of such Investments, when added (without duplication) to the aggregate amount expended since the Existing Credit Facility Effective Date in connection with Business Acquisitions permitted under clause (f) of Section 4.2.9 (or clause (f) of Section 4.2.9 of the ADT Limited Guaranty (as defined in the Existing Credit Facility)), does not exceed at any one time $25,000,000;

provided, however, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" or "High Quality Investment", as the case may be, may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                  (ii) Investments made by the Borrower and the Subsidiary Guarantors after the Existing Credit Facility Effective Date in Subsidiaries of ADT Limited (other than the Borrower and the Subsidiary Guarantors) may not exceed in the aggregate at any time $175,000,000;

                  (iii) no Investment otherwise permitted by clause (g) shall be permitted to be made if an Event of Default described in
            Section 9.1.1, 9.1.3 (to the extent resulting from a default in the observance of any obligation under Section 4.2.4 or Section
            8.2.3 of the Credit Agreement), 9.1.5 or 9.1.9 of the Credit Agreement shall have occurred and be continuing or would occur upon giving effect thereto;

                  (iv)  no Investment otherwise permitted by clause (e), (f),
            (m) or (o) shall be permitted to be made if an Event of Default shall have occurred and be continuing or would occur upon giving effect thereto; and

                  (v) without limiting any of the restrictions set forth in this Section 4.2.5, no Investment shall be permitted to be made if such Investment would not be permitted by the terms of the Senior
            Note Indenture.

            SECTION 4.2.6. Restricted Payments, etc. (a) ADT Limited will not, and will not permit any of its Subsidiaries to, directly or indirectly,

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of ADT Limited (other than dividends or distributions payable in shares of Capital Stock of ADT Limited or in rights, warrants or options to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock, provided that dividends on Redeemable Capital Stock may be paid in shares of such Redeemable Capital Stock),

                  (ii) purchase, redeem, retire or otherwise acquire for value, or make any payment on account of the purchase, redemption, retirement or other acquisition for value of, any Capital Stock of ADT Limited or any warrants, rights or options to purchase or acquire any such Capital Stock, or

                  (iii) declare or pay any dividend on, or make any distribution to holders of, any Capital Stock of any Subsidiary of ADT Limited (other than (A) with respect to any such Capital Stock held by ADT Limited or any of its Wholly Owned Subsidiaries or (B) with respect to the Voting Stock of any Subsidiary, made on a pro rata basis, consistent with the ownership interests in such Voting Stock, to the owners of such Voting Stock) or purchase, redeem or otherwise acquire or retire for value, or make any payment on account of the purchase, redemption, retirement or other acquisition for value of, any outstanding Capital Stock of any Subsidiary of ADT Limited (other than any such Capital Stock held by ADT Limited or any of its Wholly Owned Subsidiaries) or any warrants, rights or options to purchase or acquire any such outstanding Capital Stock

(such payments or any other actions described in (but not excluded from) the foregoing clauses (i) thorough (iii) being herein referred to as "Restricted Distributions"), unless such Restricted Distribution would be permitted by the terms of the Senior Note Indenture as in effect on the Existing Credit Facility Effective Date; provided, however, that

                  (x) no Restricted Distribution otherwise permitted pursuant to this Section 4.2.6(a) (other than any exchange of shares of the Capital Stock of BAA plc for Exchangeable Preference Shares pursuant to the terms of the Bye-Laws of ADT Limited as in effect on the Existing Credit Facility Effective Date, the payment of any Restricted Distribution within 60 days after the date of declaration thereof, if at such date of declaration such declaration was permitted hereunder, and any exchange of shares of Non-Voting Exchangeable Shares for Common Shares in accordance with the terms of the Articles of Incorporation of ADT Finance Inc. as in effect on the Existing Credit Facility Effective Date) shall be permitted if an Event of Default (including a default in the observance by the Borrower of its obligations under clause (a) of Section 8.2.3 of the Credit Agreement) shall have occurred and be continuing or would occur upon giving effect to such Restricted Distribution; and

                  (y) no Restricted Distribution otherwise permitted pursuant to this Section 4.2.6(a) shall be permitted if such Restricted Distribution would, pursuant to the terms of the Senior Note Indenture, decrease the Restricted Payment Basket Amount to an amount which is less than the excess of (1) the sum of (A) the aggregate amount expended on Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) after the Existing Credit Facility Effective Date in excess of the applicable Annual Limits (or, during the effectiveness of the Existing Credit Facility, the applicable Annual Limits (as defined under the Existing Credit Facility)) and (B) the aggregate amount of Capital Expenditures made after the Existing Credit Facility Effective Date with the cash proceeds referred to in clause (a) of the definition of Equity Proceeds Amount and designated as such pursuant to the Compliance Certificate (including any compliance certificate delivered under the Existing Credit Facility) delivered in connection with the Fiscal Quarter in which such Capital Expenditures were paid over (2) the portion (if any) of such sum which resulted in a decrease of the Restricted Payment Basket Amount.

            (b) ADT Limited will not, and will not permit any of its Subsidiaries to, directly or indirectly,

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of the Borrower (other than (A) dividends or distributions payable in shares of Capital Stock of the Borrower or in rights, warrants or options to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock, provided that dividends on Redeemable Capital Stock may be paid in shares of such Redeemable Capital Stock and (B) the dividend of the Dividended Note), or

                  (ii) purchase, redeem, retire or otherwise acquire for value, or make any payment on account of the purchase, redemption, retirement or other acquisition for value of, any Capital Stock of the Borrower or any warrants, rights or options to purchase or acquire any such Capital Stock

(such payments or any other actions described in (but not excluded from) the foregoing clauses (i) and (ii) being herein referred to as "Restricted Borrower Distributions"), unless the amount of such Restricted Borrower Distribution (which amount, in the case of a Restricted Borrower Distribution to be made in property, shall equal the Fair Market Value thereof (as determined, in the case of any property with an aggregate value in excess of $15,000,000, in good faith by the Board of Directors of the Borrower, whose determination shall be evidenced by a certified written resolution of such Board)), when added to the aggregate amount of all such Restricted Borrower Distributions declared since the Existing Credit Facility Effective Date, would not exceed 50% of the aggregate Net Income of the Borrower accrued on a cumulative basis during the period (taken as one accounting period) from the Existing Credit Facility Effective Date to the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1(a) or 8.1.1(d) of the Credit Agreement (or Section 8.1.1(d) of the Existing Credit Facility), financial statements have been delivered to the Agent on or prior to the date of the proposed Restricted Borrower Distribution; provided, however, that no Restricted Borrower Distribution otherwise permitted pursuant to this Section 4.2.6(b) shall be permitted if an Event of Default (including a default in the observance by the Borrower of its obligations under clause (a) of Section
8.2.3 of the Credit Agreement) shall have occurred and be continuing or would occur upon giving effect to such Restricted Borrower Distribution.

            (c) ADT Limited will not, and will not permit any of its Subsidiaries to, directly or indirectly,

                  (i) make any payment of interest on the Senior Notes or any Subordinated Debt (other than Subordinated Debt originally issued to ADT Limited or a Wholly Owned Subsidiary of ADT Limited (or otherwise acquired by ADT Limited or such Wholly-Owned Subsidiary, to the extent that the consideration paid by ADT Limited or a Wholly-Owned Subsidiary resulted in a decrease of the Restricted Payment Basket Amount) and held by ADT Limited or a Wholly Owned Subsidiary of ADT Limited) on any day other than the date such payment is required to be made as set forth in the Senior Notes, the Senior Note Indenture, the Senior Subordinated Note Indenture, the LYONs, the LYONs Indenture or the other documents and instruments memorializing such Subordinated Debt, or which, in the case of any Subordinated Debt (including Subordinated Debt held by ADT Limited or a Wholly Owned Subsidiary of ADT Limited), would violate the subordination provisions thereof; or

                  (ii) make any payment or prepayment of principal of, or redeem, purchase, repurchase or defease, the Senior Notes or any Subordinated Debt (other than Subordinated Debt originally issued to ADT Limited or a Wholly Owned Subsidiary of ADT Limited (or otherwise acquired by ADT Limited or such Wholly-Owned Subsidiary, to the extent that the consideration paid by ADT Limited or such Wholly-Owned Subsidiary resulted in a decrease of the Restricted Payment Basket Amount) and held by ADT Limited or a Wholly Owned Subsidiary of ADT Limited, except, prior to the occurrence of a Permitted Auction Business Sale, Subordinated Debt in respect of the Dividended Note) on any day other than the date any such payment, prepayment, redemption or repurchase is required to be made as set forth in Sections 1010 and 1016 of the Senior Note Indenture, Sections 1010 and 1016 of the Senior Subordinated Note Indenture, Section 3.09 of the LYONs Indenture or in the other documents and instruments memorializing the Senior Notes or such Subordinated Debt, or which, in the case of any Subordinated Debt (including Subordinated Debt held by ADT Limited or a Wholly Owned Subsidiary of ADT Limited), would violate the subordination provisions thereof; provided, however, that ADT Limited and its Subsidiaries may, to the extent the subordination provisions of the Senior Subordinated Note Indenture, the LYONs Indenture or any other document or instrument memorializing Subordinated Debt would not be violated thereby, make any payment or prepayment of principal of, or redeem or repurchase, the Senior Notes or any Subordinated Debt if permitted by the terms of the Senior Note Indenture; provided further, however, that no payment, prepayment, redemption or repurchase otherwise permitted pursuant to the immediately preceding proviso shall be permitted if (x) an Event of Default shall have occurred and be continuing or would occur upon giving effect to such payment, prepayment, redemption or repurchase or (y) such payment, prepayment, redemption or repurchase would, pursuant to the terms of the Senior Note Indenture, decrease the Restricted Payment Basket Amount to an amount which is less than the excess of (1) the sum of (A) the aggregate amount expended on Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) after the Existing Credit Facility Effective Date in excess of the applicable Annual Limits (or, during the effectiveness of the Existing Credit Facility, the applicable Annual Limits (as defined under the Existing Credit Facility)) and
            (B) the aggregate amount of Capital Expenditures made after the Existing Credit Facility Effective Date with the cash proceeds referred to in clause (a) of the definition of Equity Proceeds Amount and designated as such pursuant to the Compliance Certificate (including any compliance certificate delivered under the Existing Credit Facility) delivered in connection with the Fiscal Quarter in which such Capital Expenditures were paid over
            (2) the portion (if any) of such aggregate amount which resulted in a decrease of the Restricted Payment Basket Amount.

            SECTION 4.2.7. Capital Expenditures, etc. ADT Limited will not, and will not permit any of its Subsidiaries to, make Capital Expenditures, except (i) Capital Expenditures in connection with conducting the Core Businesses and (ii) Capital Expenditures incurred in respect of Business Acquisitions permitted under Sections 4.2.5 and 4.2.9; provided, however, that no Capitalized Lease Liabilities otherwise permitted to be incurred pursuant to this Section shall be permitted to be incurred if the aggregate amount of all such Capitalized Lease Liabilities incurred during any Fiscal Year would exceed $30,000,000.

            SECTION 4.2.8.  [Intentionally Omitted.]

            SECTION 4.2.9. Consolidation, Merger, etc. ADT Limited will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, or amalgamate or consolidate with, or merge into or with, any other Person, or otherwise enter into or consummate any Business Acquisition not constituting an Investment, except

                  (a) any Subsidiary of ADT Limited that is a direct or indirect parent of the Borrower may liquidate or dissolve voluntarily into, and may amalgamate or consolidate with or merge into, ADT Limited or any Wholly Owned Subsidiary of ADT Limited that is an indirect parent of the Borrower, and any assets or Capital Stock of any Subsidiary of ADT Limited that is an indirect parent of the Borrower may be purchased or otherwise acquired by ADT Limited or any Wholly Owned Subsidiary of ADT Limited that is an indirect parent of the Borrower;

                  (b) any Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with or into, the Borrower or any Wholly Owned Subsidiary of the Borrower, and any assets or Capital Stock of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any Wholly Owned Subsidiary of the Borrower;

                  (c) any Non-Guarantor that is not a Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with or into, ADT Limited or any Wholly Owned Subsidiary of ADT Limited, and any assets or Capital Stock of any such Non-Guarantor may be purchased or otherwise acquired by ADT Limited or any Wholly Owned Subsidiary of ADT Limited;

                  (d) ADT Limited may (i) amalgamate with or merge with or into a newly-formed corporation having no assets or liabilities, which amalgamation or merger shall be solely for the purpose of reincorporating ADT Limited under the laws of Canada or any political subdivision thereof, the United Kingdom or any political subdivision thereof or the United States of America, any state thereof or the District of Columbia or (ii) continue, redomesticate or otherwise become subject to the laws of a jurisdiction other than Bermuda, to the same extent as if it had been incorporated in such jurisdiction; provided, however, that in the case of clauses (i) and (ii) above, (A) the surviving entity shall be a corporation duly organized and validly existing under the laws of Canada or any political subdivision thereof, the United Kingdom or any political subdivision thereof or the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the obligations of ADT Limited hereunder and this Guaranty shall remain in full force and effect; (B) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (C) immediately after giving effect to such transaction, Stockholders' Equity of the surviving entity is at least equal to the Stockholders' Equity of ADT Limited immediately before such transaction less customary and reasonable transaction costs; (D) each Guarantor, unless it is the other party to the transactions described above, shall have confirmed that its Guaranty shall remain in full force and effect; and (E) the surviving entity shall have delivered, or caused to be delivered, to the Lenders an officers' certificate and an opinion of counsel, each stating that this provision has been complied with and that all conditions precedent herein provided for relating to such transaction have been satisfied;

                  (e) ADT Limited or any Subsidiary of ADT Limited may enter into or consummate any Permitted Business Acquisition; and

                  (f) ADT Limited or any Subsidiary of ADT Limited may enter into or consummate any Business Acquisition of a Related Business to the extent the aggregate amount of expenditures of ADT Limited and its Subsidiaries in respect of such Business Acquisition, when added (without duplication) to (i) the aggregate amount of all expenditures of ADT Limited and its Subsidiaries in respect of Business Acquisitions made pursuant to this clause (f) (or clause
            (f) of Section 4.2.9 of the ADT Limited Guaranty (as defined in the Existing Credit Facility)) since the Existing Credit Facility Effective Date and (ii) the aggregate amount of Investments outstanding under clause (o) of Section 4.2.5, does not exceed $25,000,000.

            SECTION 4.2.10. Asset Dispositions, etc. ADT Limited will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable, Capital Stock of Subsidiaries of ADT Limited and other Investments) to any Person (an "Asset Sale"), unless

                  (a)  such Asset Sale is permitted by Section 4.2.9; or

                  (b) such Asset Sale is a Permitted Strategic Sale or Permitted Auction Business Sale; or

                  (c) with respect to assets other than the Capital Stock of the Borrower and any Intermediate Parent Company

                        (i) such Asset Sale is in the ordinary course of business; or

                        (ii) (A) if such Asset Sale consists of the sale or transfer of the Capital Stock of a Subsidiary of ADT Limited, all but not less than all of the Capital Stock of such Subsidiary is so sold or transferred, (B) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be evidenced by a certified written resolution of such Board or such committee) and the consideration received by ADT Limited or the relevant Subsidiary in respect of such Asset Sale (other than in connection with a sale or disposition of the Capital Stock of Nu-Swift plc held by ADT Limited on the Effective Date) consists of at least 75% cash (including any cash proceeds received from the sale of securities received in such Asset Sale, provided that at the time of such Asset Sale, ADT Limited or the relevant Subsidiary has entered into a legally binding agreement for the sale of such securities and such securities are sold within sixty days of such Asset
                  Sale), or Cash Equivalent Investments and (C) the net book value of such assets, together with the net book value of all other assets subject to an Asset Sale permitted under this clause (ii) (or clause (c)(ii) of Section 4.2.10 of the ADT Limited Guaranty (as defined in the Existing Credit Facility)) since the Existing Credit Facility Effective Date, does not exceed $130,000,000; or

                  (d) each party to such Asset Sale is either ADT Limited or a Subsidiary of ADT Limited (other than the Borrower, any Subsidiary Guarantor or any Intermediate Parent Company); or

                  (e) all parties to such Asset Sale are either the Borrower or a Subsidiary Guarantor.

            SECTION 4.2.11. Modification of Certain Documents. ADT Limited will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Senior Notes, any Subordinated Debt (including Subordinated Debt in respect of the Dividended Note, but excluding other Subordinated Intercompany Debt), or any document or instrument evidencing or applicable thereto (including the Senior Note Indenture, the Senior Subordinated Note Indenture and the LYONs Indenture), other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption or which does not adversely affect any of the Lender Parties.

            SECTION 4.2.12. Transactions with Affiliates. ADT Limited will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to ADT Limited or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of ADT Limited or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that the foregoing restriction shall not apply to (i) any arrangement or contract between or among ADT Limited, the Borrower or any Guarantor that is a Wholly Owned Subsidiary of the Borrower or (ii) any other arrangement expressly permitted hereunder.

            SECTION 4.2.13. Negative Pledges, Restrictive Agreements, etc. ADT Limited will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Guaranty and any other Loan Document)

                  (a) prohibiting the creation or assumption of any Lien to secure the Obligations upon its properties, revenues or assets, whether now owned or hereafter acquired; or

                  (b) restricting the ability of any such Subsidiary to make any payments, directly or indirectly, to ADT Limited by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to ADT Limited;

except

                        (i) (A)  any indenture or agreement governing
                  Indebtedness permitted by clause (b), (c) or (d)(i) of
                  Section 4.2.2 or clause (b), (c), (d), (e), (f) or (g) of
                  Section 8.2.2 of the Credit Agreement, as in effect on the Existing Credit Facility Effective Date, (B) the U.K. Credit Facility to the extent that the U.K. Credit Facility prohibits the creation or assumption of any Lien which secures the Obligations on the property, revenues or assets of ADT Limited and its Subsidiaries (other than the Borrower and its Subsidiaries) or requires any obligor under the U.K. Credit Facility to maintain a certain level of net worth and
                  (C) any refinancings of any of the foregoing permitted by clause (o) of Section 4.2.2 or clause (r) of Section 8.2.2 of the Credit Agreement;

                        (ii) any agreement governing any Indebtedness permitted by clause (h) of Section 4.2.2 or clause (k) of
                  Section 8.2.2 of the Credit Agreement as to the assets financed with the proceeds of such Indebtedness and any refinancings thereof permitted by clause (o) of Section
                  4.2.2 or clause (r) of Section 8.2.2 of the Credit Agreement;

                        (iii) any customary encumbrance or restriction with respect to a Subsidiary of ADT Limited imposed pursuant to an agreement entered into for a sale or disposition permitted hereunder of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement;

                        (iv) customary restrictions on transfers of property subject to Liens permitted pursuant to Section 4.2.3;

                        (v) restrictions on transfers of property by reason of, or existing under, (A) applicable law or (B) customary non-assignment provisions of any agreement entered into by any Subsidiary in the ordinary course of business or any lease governing a leasehold interest of any Subsidiary entered into in the ordinary course of business;

                        (vi) usual and customary restrictions pursuant to any agreement relating to Indebtedness of any Foreign Subsidiary permitted pursuant to Section 4.2.2 and incurred for working capital purposes, which restrictions may include requirements for the maintenance of net worth or other balance sheet conditions, restrictions on mergers and transfers of assets, restrictions on investments, restrictions on transactions with affiliates and requirements to maintain specified levels of cash flow or cash flow coverage ratios; provided that such restrictions are agreed to in good faith and, where applicable, based upon reasonable assumptions; and

                        (vii) restrictions contained in Indebtedness (A) existing at the time a Person becomes a Subsidiary of ADT Limited in a transaction permitted hereunder or (B) assumed in connection with an acquisition of assets permitted hereunder; provided such Indebtedness was not incurred and such restrictions were not created in contemplation of any such transaction.

            SECTION 4.2.14. Accounting Changes. ADT Limited will not, and will not permit any of its Subsidiaries to, change its Fiscal Year from twelve consecutive calendar months ending on December 31.

            SECTION 4.2.15. Ability to Amend; Restrictive Agreements. ADT Limited will not, and will not permit any of its Subsidiaries to, enter into, or accept the obligations under, any agreement (i) prohibiting (including, except with respect to (x) any agreement governing Indebtedness permitted by clause (b) or (c) of Section 4.2.2 or clause (b), (c), (d), (e), (f) or (g) of
Section 8.2.2 of the Credit Agreement, as in effect on the Existing Credit Facility Effective Date, or (y) any agreement governing Indebtedness permitted under clause (o) of Section 4.2.2 or clause (r) of Section 8.2.2 of the Credit Agreement that refinances Indebtedness referred to in the preceding clause (x), subjecting to any condition) the ability of ADT Limited or any of its Subsidiaries to amend or otherwise modify this Guaranty or any other Loan Documents or (ii) containing any provision that would contravene any provision of any Loan Document.

            SECTION 4.2.16.  [Intentionally Omitted.]

            SECTION 4.2.17. Activities of Certain Subsidiaries. (a) ADT Limited will not permit any of the Intermediate Parent Companies to engage in any business activity or incur any obligation, except (i) the ownership of the Capital Stock of their respective Subsidiaries, (ii) the making of payments under intercompany Indebtedness permitted by Section 4.2.2, (iii) the making of capital contributions to their respective Subsidiaries to the extent permitted under Section 4.2.5 and (iv) the receipt of Distributions permitted under Section 4.2.6 and the receipt of proceeds from, or the receiving of payments under, intercompany Indebtedness permitted by Section 4.2.2 and
Section 8.2.2 of the Credit Agreement, in each case to the extent such proceeds or payments are concurrently used (A) to repay Indebtedness of such Intermediate Parent Company to the extent such Indebtedness is permitted under
Section 4.2.2 or (B) to make a loan, advance or Distribution to its parent or ADT Limited, to the extent such loan, advance or Distribution is permitted under Section 4.2.5 or 4.2.6, as applicable.

            (b) ADT Limited will not permit any Subsidiary of it that is (i) a Non-Obligor and (ii) an obligee in respect of Indebtedness set forth under the caption "Continuing Indebtedness - Intercompanies" in Item 4.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule to receive any payments under any such Indebtedness, except to the extent such payments are used within a reasonable period of time, directly or indirectly, (A) to repay Indebtedness owing to an Obligor or (B) to make a loan, advance or Distribution to an Obligor, to the extent such loan, advance or Distribution is permitted under Section 4.2.5 or 4.2.6, as applicable. ADT Limited will not permit any of its Subsidiaries that is subject to the subordination provisions of any Subordinated Intercompany Debt (including Indebtedness in respect of the Dividended Note) to take or omit to take any action the taking or the omission of which would result in the failure of such Subsidiary fully and properly to perform and observe all of its obligations in respect of such subordination provisions.

            SECTION 4.2.18. Ownership of Certain Subsidiaries. Except pursuant to a transaction permitted pursuant to Section 4.2.9 or 4.2.10, ADT Limited will not permit:

                  (a) any Subsidiary of Holdings N.V. now existing to not be at any time a Wholly Owned Subsidiary of ADT Limited except to the extent disclosed in Item 3.8 ("Existing Subsidiaries") of the Disclosure Schedule; and

                  (b) any Subsidiary of the Borrower now existing to not be at any time a Wholly Owned Subsidiary of the Borrower.

            SECTION 4.2.19. Certain Intercompany Indebtedness. Without limiting the effect of Section 4.2.11, ADT Limited will not, and will not permit any of its Subsidiaries, to amend or modify the terms of any Indebtedness referred to in clause (ii) of the proviso to Section 4.2.2, which terms provide for satisfaction of such Indebtedness in cash at par.

            SECTION 4.2.20. Any Action. ADT Limited will not, and will not permit any of its Subsidiaries to, take or omit to take any action the taking or the omission of which would result in the failure of the Borrower or any other Obligor fully and properly to perform and observe all of its obligations under the Credit Agreement or any other Loan Document to which it is a party.


                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

            SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article XI thereof.

            SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.6, this Guaranty shall be binding upon ADT Limited and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the fullest extent provided pursuant to Section 2.6); provided, however, that ADT Limited may not assign any of its obligations hereunder without the prior written consent of all Lenders.

            SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by ADT Limited herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and consented to by the applicable Lenders under
Section 11.1 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 5.4. Addresses for Notices. All notices and other communications hereunder to ADT Limited shall be in writing or by facsimile and mailed, telegraphed, transmitted or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by ADT Limited in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, return receipt requested, or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission (it being understood and agreed that notice transmitted by facsimile to ADT Inc. shall constitute notice to ADT Limited hereunder).

            SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.2 and Section 2.4, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 5.6. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

            SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Event of Default, to the fullest extent permitted under applicable law, have the right to appropriate and apply to the payment of the obligations of ADT Limited owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of ADT Limited then or thereafter maintained with such Lender Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 5.8 of the Credit Agreement.

            SECTION 5.8. Independence of Covenants. All covenants contained in this Guaranty or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

            SECTION 5.9. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

            SECTION 5.10. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT (OR ANY OTHER LENDER PARTY) SHALL BE BROUGHT AND MAINTAINED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. FOR PURPOSES OF ANY SUCH LITIGATION INVOLVING THIS GUARANTY, ADT LIMITED HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE
STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EXPRESSLY CONSENTS AND ACKNOWLEDGES THE TERMS AND AGREEMENTS SET FORTH IN SECTION 2.9 HEREOF.

            SECTION 5.11. Waiver of Jury Trial. ADT LIMITED AND, BY ITS ACCEPTANCE HEREOF, THE AGENT (ON BEHALF OF THE LENDER PARTIES) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. ADT LIMITED ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT AND MAKING CREDIT EXTENSIONS (INCLUDING THE INITIAL CREDIT EXTENSION) TO THE BORROWER THEREUNDER.

            IN WITNESS WHEREOF, ADT Limited has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                    ADT LIMITED



                                    By:
                                       ------------------------
                                    Title:

                                    Address: Cedar House
                                              41 Cedar Avenue
                                              Hamilton HM 12
                                              Bermuda


                                    With a copy to:

                                              ADT Inc.
                                              2255 Glades Road
                                              Boca Raton, Florida 33431

                                    Facsimile No.:  407-241-8257

                                    Attention:  President


Acknowledged and Accepted:

THE BANK OF NOVA SCOTIA,
  as Agent


     By:
         -------------------
      Title:


                                                                     EXHIBIT J




                         SUBSIDIARY GUARANTOR GUARANTY



            THIS SUBSIDIARY GUARANTOR GUARANTY (together with all amendments and other modifications made from time to time, this "Guaranty"), dated as of January _____, 1997, made by each Person (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) identified on the signature pages hereto and each Additional Subsidiary Guarantor (collectively, the "Subsidiary Guarantors"), in favor of each of the Lender Parties.


                             W I T N E S S E T H:

            WHEREAS, pursuant to a Credit Agreement, dated as of January ____, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders, the Lenders have extended Commitments to make Credit Extensions to or on behalf of the Borrower;

            WHEREAS, as a condition precedent to the occurrence of the Closing Date under the Credit Agreement, each Subsidiary Guarantor is required to execute and deliver this Guaranty;

            WHEREAS, each Subsidiary Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

            WHEREAS, it is in the best interests of each Subsidiary Guarantor to execute this Guaranty inasmuch as each Subsidiary Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to or on behalf of the Borrower by the Lenders;

            NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, each Subsidiary Guarantor agrees, for the benefit of each Lender Party, as follows:


                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "Agent" is defined in the first recital.

            "Borrower" is defined in the first recital.

            "Credit Agreement" is defined in the first recital.

            "Guaranty" is defined in the preamble.

            "Lender" is defined in the first recital.

            "Lender Party" means, as the context may require, any Lender, any Issuer or the Agent and each of their respective successors, transferees and assigns.

            "Lenders" is defined in the first recital.

            "Other Taxes" is defined in clause (b) of Section 2.7.

            "Scotiabank" is defined in the first recital.

            "Subsidiary Guarantor" is defined in the preamble.

            "Taxes" is defined in clause (a) of Section 2.7.

            "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

            SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                  ARTICLE II

                              GUARANTY PROVISIONS

            SECTION 2.1. Guaranty. Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally,

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing, whether for principal, interest, Reimbursement Obligations, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

                  (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that each Subsidiary Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Subsidiary Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Subsidiary Guarantor hereunder.

            SECTION 2.2. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of each Subsidiary Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. Each Subsidiary Guarantor guarantees that the Obligations of the Borrower and each other Obligor and their respective Subsidiaries will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, without regard (to the fullest extent permitted under applicable law) to any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto (and each Subsidiary Guarantor hereby waives to the fullest extent it may do so any right or rights it may have under any such law, regulation or order). Without limiting the generality of the foregoing, the liability of each Subsidiary Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of genuineness, validity, legality or enforceability of the Credit Agreement or any other Loan Document (other than, in respect of such Subsidiary Guarantor, this Guaranty) or of any of the Obligations (other than the Obligations of such Subsidiary Guarantor hereunder);

                  (b) the failure of any Lender Party or any holder of any Note

                        (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other Subsidiary Guarantor) under the provisions of the Credit Agreement or any other Loan Document or otherwise, or

                        (ii) to exercise any right or remedy against any other guarantor (including any other Subsidiary Guarantor) of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor (other than such Subsidiary Guarantor), or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor (other than such Subsidiary Guarantor);

                  (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower or any other Obligor (other than such Subsidiary Guarantor) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Subsidiary Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower, any other Obligor (other than such Subsidiary Guarantor) or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document (other than, in respect of such Subsidiary Guarantor, this Guaranty);

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release of or addition to, or consent to departure from, any other guaranty (including the ADT Limited Guaranty), held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any other guarantor (or any other Guarantor).

            SECTION 2.3. Stay of Acceleration, Reinstatement, etc. Each Subsidiary Guarantor agrees that, if acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, the Notes or any other Loan Document or of compliance by the Borrower with its obligations under Section 4.7 of the Credit Agreement is, in either case, stayed upon the occurrence with respect to the Borrower of any Event of Default described in clause (b) or (d) of Section 9.1.9 of the Credit Agreement, all such amounts and obligations otherwise subject to acceleration or compliance under the terms of the Credit Agreement shall nonetheless be payable and performed by such Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Lenders specified in Section
9.3 of the Credit Agreement. Each Subsidiary Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor (other than such Subsidiary Guarantor) or otherwise, all as though such payment had not been made.

            SECTION 2.4. Waiver, etc. Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor and any other Guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

            SECTION 2.5. Subrogation. Each Subsidiary Guarantor hereby agrees that it will not exercise any rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Obligor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until the Obligations have been paid in full in cash and the Commitments have been terminated. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.

            SECTION 2.6. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

                  (a) be binding upon each Subsidiary Guarantor and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.11 and Article X of the Credit Agreement.

            SECTION 2.7. Payments Free and Clear of Taxes, etc. Each Subsidiary Guarantor hereby agrees that:

                  (a) Any and all payments made by such Subsidiary Guarantor hereunder shall be made in accordance with Section 5.6 of the Credit Agreement free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party or any holder of a Note, taxes imposed on its net income and franchise taxes imposed on it (such non-excluded items being hereinafter referred to as "Taxes"). If any such Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or any holder of a Note

                        (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender Party or such holder, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,

                        (ii) such Subsidiary Guarantor shall make such deductions, and

                        (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Such Subsidiary Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").

                  (c) Such Subsidiary Guarantor hereby indemnifies and holds harmless each Lender Party and each of holder of a Note for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender Party or such holder, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                  (d) Without prejudice to the survival of any other agreement of such Subsidiary Guarantor hereunder, the agreements and obligations of such Subsidiary Guarantor contained in this
            Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

            SECTION 3.1. Representations and Warranties. Each Subsidiary Guarantor hereby represents and warrants for itself unto each Lender Party as to all matters contained in Article VII of the Credit Agreement and Article III of the ADT Limited Guaranty, in each case insofar as applicable to such Subsidiary Guarantor or such Subsidiary Guarantor's properties, together with all related definitions and ancillary provisions, all of which are hereby incorporated into this Section 3.1 as those specifically set forth herein. In addition, each Subsidiary Guarantor hereby represents and warrants for itself unto each Lender Party as further set forth in this Article III.

            SECTION 3.1.1. Organization, etc. Such Subsidiary Guarantor and each of its Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires such qualification and where the failure to so qualify or be in good standing would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole. Such Subsidiary Guarantor and each of its Subsidiaries has full power and authority and holds all requisite governmental licenses, permits and other approvals (i) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where failure to hold such licenses, permits and other approvals would not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole and (ii) to enter into and perform its obligations under this Guaranty and each other Loan Document to which it is a party.


            SECTION 3.1.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such Subsidiary Guarantor of this Guaranty and each other Loan Document executed or to be executed by it and such Subsidiary Guarantor's participation in the consummation of the Transaction are within such Subsidiary Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a)  contravene such Subsidiary Guarantor's Organic
            Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Subsidiary Guarantor in any manner that could reasonably be expected (i) to have a material adverse effect on the business, results of operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole,
            (ii) to impair the ability of any Lender, any Issuer or the Agent to enforce the Obligations or (iii) to subject any Lender, any Issuer or the Agent to any liability; or

                  (c) result in, or require the creation or imposition of, any Lien on any of such Subsidiary Guarantor's properties.

            SECTION 3.1.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by such Subsidiary Guarantor of this Guaranty or any other Loan Document to which it is a party. No Subsidiary Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            SECTION 3.1.4. Validity, etc. This Guaranty constitutes, and each other Loan Document executed by such Subsidiary Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Subsidiary Guarantor enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting enforceability of creditors' rights generally and to general principles of equity.


                                  ARTICLE IV

                                COVENANTS, ETC.

            SECTION 4.1. Affirmative Covenants. Each Subsidiary Guarantor covenants and agrees that, until the Covenant Termination Date, such Subsidiary Guarantor will perform, comply with and be bound by all the agreements, covenants and obligations contained in Article VIII of the Credit Agreement and Article IV of the ADT Limited Guaranty applicable to such Subsidiary Guarantor or such Subsidiary Guarantor's properties. Each such agreement, covenant and obligation contained in each such Article and all related definitions and ancillary provisions are hereby incorporated into this Guaranty as though specifically set forth herein.


                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

            SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article XI thereof.

            SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.6, this Guaranty shall be binding upon each Subsidiary Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.6); provided, however, that no Subsidiary Guarantor may assign any of its obligations hereunder without the prior written consent of all Lenders.

            SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Subsidiary Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Subsidiary Guarantor and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 5.4. Addresses for Notices to the Subsidiary Guarantor. All notices and other communications hereunder to any Subsidiary Guarantor shall be in writing or by facsimile and addressed, delivered or transmitted to it in care of the Borrower at the address and facsimile number and in the manner provided for in Section 11.2 of the Credit Agreement.

            SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.2 and Section 2.4, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 5.6. Headings. The various headings used in this Guaranty are for convenience of reference only and shall not affect the construction of this Guaranty.

            SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Event of Default, to the fullest extent permitted under applicable law, have the right to appropriate and apply to the payment of the obligations of any Subsidiary Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Subsidiary Guarantor then or thereafter maintained with such Lender Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.8 of the Credit Agreement.

            SECTION 5.8. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

            SECTION 5.9. Execution in Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

            SECTION 5.10. Governing Law; Entire Agreement. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

            SECTION 5.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY SUBSIDIARY GUARANTOR SHALL BE BROUGHT AND MAINTAINED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH SUBSIDIARY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH SUBSIDIARY GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH SUBSIDIARY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SUBSIDIARY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

            SECTION 5.12. Waiver of Jury Trial. THE LENDER PARTIES AND EACH SUBSIDIARY GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY SUBSIDIARY GUARANTOR. EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

            SECTION 5.13. Additional Subsidiary Guarantors. Upon execution and delivery by the Agent and any other Person (each such Person being an "Additional Subsidiary Guarantor") of an instrument in the form of Annex I attached hereto, such Additional Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Subsidiary Guarantor as a party to this Guaranty.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          ADT GENERAL HOLDINGS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT SECURITY SERVICES, INC.
                                          (formerly known as ADT
                                          SECURITY SYSTEMS, INC.)


                                          By:
                                              ----------------------
                                              Title:


                                          ADT SECURITY SYSTEMS,
                                            WEST, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT AUTOMOTIVE, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT AUTOMOTIVE HOLDINGS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          AA PROPERTY HOLDINGS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT INVESTMENTS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          AAAA DEALERS SERVICES, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT BUSINESS HOLDINGS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT PROPERTY HOLDINGS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT SECURITY SYSTEMS
                                           MANUFACTURING, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          MID-ATLANTIC SECURITY, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT AUTOMOTIVE SERVICES, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          AUCTION TRANSPORT, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          BRITISH CAR AUCTIONS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          CCTC INTERNATIONAL, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT SPECIALTY AUCTIONS, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          FLYING LION INC.


                                          By:
                                              ----------------------
                                              Title:


                                          TRI-CITY AUTO AUCTION, INC.


                                          By:
                                              ----------------------
                                              Title:


                                          ADT SERVICES, INC.


                                          By:
                                              ----------------------
                                              Title:


Acknowledged and Accepted:

THE BANK OF NOVA SCOTIA,
  as Agent


By:
    -----------------------------
    Title:


                                                            ANNEX I
                                                              to
                                                 Subsidiary Guarantor Guaranty


                   SUBSIDIARY GUARANTOR GUARANTY SUPPLEMENT


            THIS SUBSIDIARY GUARANTOR GUARANTY SUPPLEMENT (this "Supplement"), dated as of _____________, 199_, to the Subsidiary Guarantor Guaranty, dated as of January ___, 1997 (as amended or otherwise modified through the date hereof, the "Subsidiary Guaranty"), made by each Person identified on the signature pages thereto, certain other Persons who subsequently became a party thereto by executing an agreement in substantially the form hereof (each an "Additional Subsidiary Guarantor" and, together with each Person identified on the signature pages of the Guaranty, the "Subsidiary Guarantors"), in favor of The Bank of Nova Scotia ("Scotiabank"), as documentation agent (the "Documentation Agent") for each of the Lender Parties (such capitalized term and all other capitalized terms used in this Supplement without being defined shall have the meaning provided for in the Subsidiary Guaranty).


                             W I T N E S S E T H:

            WHEREAS, pursuant to a Credit Agreement, dated as of January ___, 1997 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), individually and as agent (the "Agent") for the Lenders, the Lenders have extended Commitments to make Credit Extensions to or on behalf of the Borrower;

            WHEREAS, it is in the best interests of the undersigned (the "New Additional Subsidiary Guarantor") to execute this Supplement inasmuch as the New Additional Subsidiary Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made by the Lenders pursuant to the Credit Agreement; and

            WHEREAS, the New Additional Subsidiary Guarantor desires to become an Additional Subsidiary Guarantor under the Subsidiary Guaranty pursuant to
Section 5.13 thereof;

            NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the New Additional Subsidiary Guarantor agrees, for the benefit of each Lender Party, as follows:

            SECTION 1.  Additional Subsidiary Guarantor.  In accordance with
Section 5.13 of the Subsidiary Guaranty, the New Additional Subsidiary Guarantor by its signature hereto shall become a Subsidiary Guarantor under the Subsidiary Guaranty with the same force and effect as if originally named as a Subsidiary Guarantor therein, and each reference to a "Subsidiary Guarantor" or an "Additional Subsidiary Guarantor" in the Subsidiary Guaranty shall be deemed to include the New Additional Subsidiary Guarantor. The New Additional Subsidiary Guarantor hereby agrees to all the terms and provisions of the Subsidiary Guaranty applicable to it as an Additional Subsidiary Guarantor thereunder.

            SECTION 2. Guaranty. Without limiting the terms of Section 1, the New Additional Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally,

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under
            Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.
            Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and
            Section 506(b)); and

                  (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Supplement or the Subsidiary Guaranty;

provided, however, that the New Additional Subsidiary Guarantor shall be liable under this Supplement and the Subsidiary Guaranty for the maximum amount of such liability that can be incurred without rendering this Supplement and the Subsidiary Guaranty, as it relates to the New Additional Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Supplement and the Subsidiary Guaranty constitute a guaranty of payment when due and not of collection, and the New Additional Subsidiary Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the New Additional Subsidiary Guarantor under this Supplement or the Subsidiary Guaranty.

            SECTION 3. Warranties, etc. The New Additional Subsidiary Guarantor hereby represents and warrants unto each Lender Party, as of the date hereof, as follows:

                  (a)  each of the representations and warranties set forth in
            Article III of the Subsidiary Guaranty as applied to such New Additional Subsidiary Guarantor are true and correct; and

                  (b) the execution, delivery and performance by the New Additional Subsidiary Guarantor of this Supplement are within its corporate powers, have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligation of the New Additional Subsidiary Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting enforceability of creditors, rights generally and to general principles of equity.

            SECTION 4. Subsidiary Guaranty Remains in Full Force and Effect. Except as expressly supplemented hereby, the Subsidiary Guaranty shall remain in full force and effect in accordance with its terms.

            SECTION 5. Governing Law. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            SECTION 6. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement.

            SECTION 7. Execution in Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

            SECTION 8. Consent to Jurisdiction. If the New Additional Subsidiary Guarantor is organized under the laws of a jurisdiction outside of the United States, such New Additional Subsidiary Guarantor shall consent to the jurisdiction of New York courts (including the appointment of an agent to receive summons and complaints in connection with any litigation) on terms reasonably satisfactory to the Agent.

            SECTION 9. Expenses. Without limiting the provisions of the Credit Agreement, the New Additional Subsidiary Guarantor agrees to reimburse the Agent for all reasonable out-of-pocket expenses incurred in connection with this Supplement, including the reasonable fees and expenses of counsel of the Agent.

            SECTION 10. Notices. The address and facsimile number for all notices to be delivered to the New Additional Subsidiary Guarantor in connection with the Subsidiary Guaranty is as set forth in Section 5.4 of the Subsidiary Guaranty.

            SECTION 11. Subsidiary Guaranty. This Supplement hereby incorporates by reference the provisions of the Subsidiary Guaranty, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Subsidiary Guaranty.

            IN WITNESS WHEREOF, the New Additional Subsidiary Guarantor has duly executed this Supplement to the Subsidiary Guaranty as of the day and year first above written.


                                          [NAME OF NEW ADDITIONAL
                                          SUBSIDIARY GUARANTOR]

                                          By
                                             -----------------------
                                             Title:


Acknowledged and Accepted:

THE BANK OF NOVA SCOTIA,
  as Agent


By
   ------------------------
   Title:

                                                                     EXHIBIT K


                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]


                                                          ______________, 1997


The Bank of Nova Scotia,
as the Agent for the Lenders,
One Liberty Plaza,
New York, N.Y.  10006,
U.S.A.

            - and -

Each of the Lenders party to the Credit
Agreement referred to below


Dear Sirs,

                        Re: ADT LIMITED (the "Company")

            We have been instructed by the Company to address this opinion to you in connection with the Guaranty, dated as of the 9th January, 1997 (the "Guaranty"), entered into by the Company in connection with the US$200,000,000 Credit Agreement, dated as of the 9th January, 1997 (the "Credit Agreement") among ADT Operations, Inc (the "Borrower''), the certain commercial lending institutions as are or may become parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia, individually and as Agent for the Lenders (the "Agent"). This opinion is given pursuant to Section 6.1.9(b) of the Credit Agreement.

            Unless otherwise defined herein, terms defined in the Guaranty, have the same meanings when used in this opinion.

            For the purposes of this opinion, we have been supplied with and have reviewed, and relied upon the following documents:

            (a)   a copy of the executed Credit Agreement;

            (b)   a copy of the executed Guaranty;

            (c) certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company; and

            (d) a certified copy of the Resolutions of the Board of Directors of the Company passed on the 6th January, 1997 (the "Certificate"), approving the Guaranty and the Credit Agreement and authorizing the execution and delivery of the Guaranty on behalf of the Company.

            We have also relied upon our searches of documents of public record maintained by the Registrar of Companies in Bermuda and of the Cause Book of the Supreme Court of Bermuda made on the 8th January, 1997 (the "Searches").

            In giving this opinion, we have assumed:

            (a) the capacity, power and authority of each of the parties to the Credit Agreement;

            (b) the due execution and delivery of the Credit Agreement by each of the parties thereto;

            (c) the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of all original documents;

            (d) that the information disclosed by our Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches;

            (e) that the Guaranty and the Credit Agreement are legal, valid, binding and enforceable under the laws of the State of New York, by which they are expressed to be governed;

            (f) the truth, accuracy and completeness of all factual representations and warranties made in the Certificate, the Guaranty and the Credit Agreement;

            (g) the genuineness of all signatures on the documents which we have examined; and

            (h) that there are no provisions of the laws of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinion expressed herein.

            The opinion is limited to Bermuda law as applied by the Bermuda Courts. We have made no investigation of the laws of any jurisdiction other than Bermuda and neither express nor imply any opinion as to any other law, in particular the laws of the United States of America.

            Based upon the foregoing, subject to the qualifications set out below, to matters not disclosed to us and matters of fact which would affect the conclusions set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that insofar as the present laws of Bermuda are concerned:

            (1) The Company is a company duly incorporated and validly existing under and in compliance with Bermuda law.

            (2) The Company has the corporate power and authority to enter into and perform the Guaranty and has taken all necessary action to authorise the execution, delivery and performance of the Guaranty.

            (3)   The Guaranty has been duly executed and validly delivered.

            (4) The obligations of the Company as set out in the Guaranty constitute legal, valid and binding obligations of the Company.

            (5) The Company having been designated as non-resident for the purposes of the Exchange Control Act 1972, it is not necessary for the consent of any authority or agency of Bermuda to be obtained to enable the Company to enter into and perform its obligations set out in the Guaranty.

            (6) The obligations of the Company under the Guaranty will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

            (7) The execution, delivery and performance of the Guaranty by the Company (i) does not and will not violate the Certificate of Incorporation, Bye-laws or Memorandum of Association of the Company; (ii) conflict with any law or governmental rule or regulation of Bermuda (including the Companies Act of 1981 of Bermuda); and (iii) as far as can be ascertained from the Searches does not and will not violate or conflict with any judgment, order, decree, injunction or award of any authority, agency or court in Bermuda to which the Company is subject.

            (8) As far as can be ascertained from the Searches, no litigation, arbitration or administrative proceeding of or before any court, arbitrator or governmental instrumentality of or in Bermuda is, to the best of our knowledge, pending with respect to the Credit Agreement, the Guaranty or the transactions contemplated thereby.

            (9) The Company will be permitted to make all payments under the Guaranty free of any deduction or withholding therefrom in Bermuda and such payments will not be subject in the hands of the Lenders or the Agents to any Tax imposed by the government of Bermuda or any taxing authority thereof or therein.

            (10) The entry into, performance and enforcement of the Guaranty will not give rise to any registration fee or to any stamp, excise or other similar tax imposed by the government of Bermuda or any taxing authority thereof or therein.

            (11) It is not necessary or advisable under the laws of Bermuda in order to ensure the validity, effectiveness or enforceability of the Guaranty that the Guaranty be filed, registered or recorded in any public office or elsewhere in Bermuda.

            (12) The choice of the laws of the State of New York to govern the Guaranty is a proper, valid and binding choice of law and will be recognised and applied by the Courts of Bermuda assuming that such choice of law is a valid and binding choice of law under the laws of the State of New York.

            (13) The submission by the Company to the non-exclusive jurisdiction of the courts of New York pursuant to Section 5 of the Guaranty is valid and binding upon the Company, assuming that such submission is accepted by the courts of New York, and is not subject to revocation.

            (14) A final and conclusive judgment obtained in the courts of the State of New York under which a sum of money is payable, not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of Multiple Damages (as defined in The Protection of Trading Interest Act 1981), would be enforced as a debt against the Company by an action in the Supreme Court of Bermuda without a re-examination of the merits of the case under the Common Law Doctrine of Obligation, provided that such judgment was not obtained by fraud or that its enforcement would not be contrary to public policy in Bermuda or that the proceedings in which the same was obtained were not contrary to natural justice.

            (15) It is not necessary under the laws of Bermuda (a) in order to enable the Agents or the Lenders to enforce their rights under the Guaranty or (b) by reason of the execution of the Guaranty or the Credit Agreement or the performance by the Lenders of their obligations under the Credit Agreement, that the Lenders or the Agents be licensed or qualified or otherwise entitled to carry on business in Bermuda.

            (16) None of the Agents or the Lenders is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Bermuda by reason only of the entry into, performance and/or enforcement of the Company Guaranty or the Credit Agreement.

                  Our reservations as follows:

A. We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would necessarily be available in respect of any of the obligations of the Company as set out in the Guaranty.

B. We express no opinion as to the validity or the binding effect of any obligations set out in the Credit Agreement or the Guaranty which provides for the payment of a higher rate of interest on overdue amounts than on amounts which are current. A Bermuda court, even if it were applying the laws of the State of New York, might not give effect to such a provision if it could be established that the amount expressed as being payable was such that the provision was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.

C. The obligations of the Company under the Guaranty will be subject to any laws from time to time in effect relating to bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be the subject of the statutory limitation of the time within which such proceedings may be brought.

D. The registration of a New York Court judgment in the Supreme Court of Bermuda involves the conversion of the judgment debt into Bermuda dollars, but the Controller of Foreign Exchange has indicated that the present policy is to give the consents necessary for any Bermuda dollar award made by the Supreme Court of Bermuda as aforesaid to be converted into external currency.

E. Any provision in the Guaranty that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

F. To the extent that the Credit Agreement, Guaranty or the transactions contemplated thereunder, create or give rise to the creation of any charge over any assets of the Company, or create a charge on property in Bermuda which is acquired by a Company incorporated outside of Bermuda, such Charge will be registrable under Part V of the Companies Act, 1981 of Bermuda. The fee payable for registration of a Charge (securing a sum greater than US$1,000,000) is $425.00. Registration is not compulsory and there is no time limit within which it must be effected. However, to the extent that matters of priority of competing charges over such assets are determined in accordance with Bermuda law, any charge registered under the said Act will have priority based on the date that it is registered and not on the date of its creation and will have such priority over any unregistered charge and on any charge which is subsequently registered under the said Act in each case, which pertains to such assets.

G. A Bermuda court may refuse to give effect to any provisions of the Guaranty in respect of costs of unsuccessful litigation brought before the court or where that court has itself made an order for costs.

H. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, the Courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

I. The Searches showed a cause of action in which the Company is named as defendant. The Acton was commenced in 1991 under action number 01299. The Plaintiff is Laidlaw Investments (Barbados) Ltd. We are unable to verify whether this litigation is proceeding, or has been discontinued, and whether if it proceeded any judgment was rendered against the Company, whether this judgment would have any material effect on the Company.

This opinion is issued on the basis that it will be governed by and construed in accordance with the laws of Bermuda and that any legal proceedings with respect thereto will be brought in the Courts of Bermuda. It is issued solely for your benefit for the purpose of the transactions described in the Credit Agreement and the Guaranty and it is not to be relied upon by any other Person (other than permitted assigns under the Credit Agreement), or for any other purpose, without our prior written consent.

                               Yours faithfully,


                                                                   EXHIBIT L-1


                     [LETTERHEAD OF DAVIS POLK & WARDWELL]


                                                            ____________, 1997


The Bank of Nova Scotia,
   as Agent
One Liberty Plaza
New York, New York 10006

                  -and-

Each of the Lenders party to the
Credit Agreement referred to below

Dear Sirs:

               We have participated in the preparation of the $US200,000,000 Credit Agreement, dated as of January 9, 1997 (the "Credit Agreement"), among ADT Operations, Inc. (the "Borrower"), the financial institutions parties thereto as lenders (collectively, the "Lenders") and The Bank of Nova Scotia, individually, as issuer of letters of credit thereunder and as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement. This opinion is given pursuant to Section 6.1.9(b) of the Credit Agreement.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These documents, records, certificates and instruments include the following (in each case dated as of the date of the Credit Agreement unless otherwise indicated):

            (a) An executed copy of the Credit Agreement;

            (b) An executed copy of each of the Notes issued on January 14, 1997 (the "Notes");

            (c) An executed copy of the ADT Limited Guaranty; and

            (d) An executed copy of the Subsidiary Guarantor Guaranty.

               The documents referred to in items (a) through (d) above are referred to herein collectively as the "Credit Documents". The Borrower, ADT Limited and the Subsidiary Guarantors are collectively referred to as the "Credit Parties".

               On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that as of the date hereof:

               1. Each Credit Document (other than the Notes) constitutes a valid and binding agreement of each Credit Party party thereto, and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable against such Credit Party or the Borrower, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

               2. None of the execution and delivery on the date hereof by any Credit Party of any Credit Document to which it is a party or the performance by such Credit Party of its obligations thereunder (a) conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of (i) any agreement or instrument listed on Schedule 1 hereto (each a "Designated Agreement") or (ii) the Delaware General Corporation Law or any federal or New York State law, statute, rule or regulation binding on any Credit Party which in our experience is normally applicable to general business corporations and to transactions of the type contemplated by the Credit Documents or (b) results in the creation of any Lien upon any assets of any Credit Party under any Designated Agreement.

               3. Neither the making of the Loans nor the issuance of the Letters of Credit as provided in the Credit Agreement violates Regulation G, U or X of the Board of Governors of the Federal Reserve System.

               4. No governmental consents, approvals, authorizations, registrations, declarations or filings (other than those that have been duly obtained and are in full force and effect and routine filings with the Securities and Exchange Commission) are required to be made or obtained by any Credit Party under the Delaware General Corporation Law or any federal or New York State law in connection with (a) the making of the Loans or the issuance of the Letters of Credit under the Credit Agreement, (b) the execution, delivery and performance by each Credit Party thereto of any of the Credit Documents or (c) the legality, validity, binding effect or enforceability of any Credit Document.

               5. No Credit Party is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               6. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               7. The obligations of the Borrower and ADT Limited under the Credit Documents constitute "Senior Indebtedness" and "Guarantor Senior Indebtedness", respectively, in each case as defined in each of the Senior Subordinated Note Indenture and the LYONS Indenture.

                The foregoing opinion is subject to the following qualifications:

               (a) Our opinion is subject to the effect of, and we express no opinion as to the possible application to the transactions contemplated by the Credit Documents of, any applicable fraudulent conveyance, fraudulent transfer or similar law.

               (b) We express no opinion as to provisions in the Credit Documents which purport to create rights of set-off in favor of participants or which provide for set-off to be made otherwise than in accordance with applicable laws.

               (c) We have assumed (i) the genuineness of all signatures of all parties to any Credit Document, (ii) that each Person that is a party to any Credit Document has full power, authority and legal right under its charter and other governing documents and laws applicable to it to execute, deliver and perform its obligations under the Credit Documents to which it is a party,
(iii) that the execution, delivery and performance by each Credit Party of each Credit Document to which it is a party have been duly authorized by all necessary corporate action and do not conflict with the charter or other governing documents of such Credit Party and (iv) that each of the Credit Documents constitutes a valid and binding agreement of each Person party thereto that is not a Credit Party, enforceable against each such Person in accordance with its terms.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

               This opinion is rendered solely to you and is solely for your benefit (and the benefit of your permitted assigns under the Credit Agreement) in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.




                               Very truly yours,


                                  Schedule 1


Company and Facility

Purchase Agreement dated January 20, 1993 among the shareholders of Skyline
   Auto Exchange, Inc., Hatfield Auto Auction, Inc., Hatfield Auto Transport, Inc., Keystone Recon Center, Inc., Johnst on Auto Auction, Inc., Dothan Auto Exchange Inc. and Anglo Ameri can Auto Auctions Inc.


ADT Limited guaranty dated as of March, 1993 of Anglo American Auto Auctions
   Inc.'s payment and performance under the Purchase Agreement dated
   January 20, 1993 among the shareholders of Skyline Auto Exchange, Inc., Hatfield Auto Auction, Inc., Hatfield Auto Transport, Inc., Keystone Recon Center, Inc., Johnston Auto Auction, Inc., Dothan Auto Exchange Inc. and Anglo American Auto Auctions Inc.

ADT Limited guaranty dated February 7, 1992, of Anglo American AutoAuctions,
   Inc.'s facility with NBD Bank, N.A.

ADT Limited guarantee and waiver dated as of July 11, 1992, of P.I. Management
   Services Limited's obligations to Stork Limited and Sentry Financial Corporation

Senior Note Indenture

Senior Subordinated Note Indenture

LYONS Indenture

                                                                   EXHIBIT L-2

                    [LETTERHEAD OF KAY COLLYER & BOOSE LLP]


                                             ______________, 1997


The Bank of Nova Scotia,
   as Agent
One Liberty Plaza
New York, New York  10006

                  -and -

Each of the Lenders
party to the Credit
Agreement referred to below

Dear Sirs:

            We have acted as counsel to ADT Operations, Inc., a Delaware corporation (the "Borrower"), in connection with the US $200,000,000 Credit Agreement dated as of January 9, 1997 (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (collectively, the "Lenders") and The Bank of Nova Scotia, individually and as agent (in such capacity, the "Agent") for the Lenders. Unless otherwise defined herein, terms used herein have the respective meanings provided in the Credit Agreement.

            In this connection, we have examined originals, or certified or photostatic copies, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for purposes of this opinion, including without limitation:

            (a)   the Credit Agreement;
            (b)   each of the Notes;
            (c)   the ADT Limited Guaranty;
            (d)   the Subsidiary Guarantor Guaranty; and
            (e)   the Subordination Agreement.

            The documents referred to in items (a) through (e) above are referred to herein collectively as the "Credit Documents". The Borrower, ADT Limited and each Subsidiary Guarantor are collectively referred to as the "Credit Parties".

            We have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the corporate authority of any individual executing such documents.

            Based upon the foregoing and such other investigations of fact and law as we have deemed appropriate, it is our opinion that:

            1. Each of the Credit Parties organized under the laws of the State of Delaware (the "Delaware Credit Parties"), which Delaware Credit Parties are set forth on Exhibit A attached hereto, is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to (a) own, lease and operate its properties and conduct its business and (b) execute, deliver and perform the Credit Documents to which it is a party.

            2. Each Delaware Credit Party is qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which, to our knowledge, its properties or business require such qualification, provided that any failure to be so qualified does not create a materially adverse effect on the Delaware Credit Parties taken as a whole.

            3. The execution and delivery by the Delaware Credit Parties of the Credit Documents to which they are parties, and the performance by such Delaware Credit Parties of their respective obligations thereunder, do not and will not result in any violation of the charter and by-laws of any of the Delaware Credit Parties.

            4. The Credit Documents executed by the Delaware Credit Parties have been duly executed and delivered by such Delaware Credit Parties.

            5. The execution, delivery and performance by the Delaware Credit Parties of the Credit Documents executed by such Delaware Credit Parties have been duly authorized.

            We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

            This opinion is made as the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur. This opinion is rendered solely to you and is solely for your benefit (and the benefit of your permitted assigns under the Credit Agreement) in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                              Very truly yours,


                              KAY COLLYER & BOOSE LLP


                                                                     EXHIBIT A

                            DELAWARE CREDIT PARTIES


Corporate

AAAA Dealer Services, Inc.
AA Property Holdings, Inc.
ADT Automotive Holdings, Inc.
ADT Automotive, Inc.
ADT Automotive Services, Inc.
ADT Business Holdings, Inc.
ADT General Holdings, Inc.
ADT Investments, Inc.
ADT Operations, Inc.
ADT Property Holdings, Inc.
ADT Security Services, Inc.
ADT Security Systems, Manufacturing, Inc.
ADT Security Systems, West, Inc.
ADT Services, Inc.
British Car Auctions, Inc.
CCTC International, Inc.
Flying Lion, Inc.
Mid-Atlantic Security, Inc.

                                                                   EXHIBIT L-3

                                                                    [ADT LOGO]

___________, 1997


The Bank of Nova Scotia,
   as Agent
One Liberty Plaza
New York, New York  10006

Dear Sirs:

               I have participated in the preparation of the US$200,000,000 Credit Agreement, dated as of January 9, 1997 (the "Credit Agreement"), among ADT Operations, Inc. (the "Borrower"), the financial institutions parties thereto (the "Lenders") and The Bank of Nova Scotia, individually, as issuer of letters of credit thereunder and as agent for the Lenders ( in such capacity, the "Agent"). Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

               I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. These documents, records, certificates and instruments include the following (in each case dated as of the date of the Credit Agreement unless otherwise indicated):

               (a) An executed copy of the Credit Agreement;

               (b) An executed copy of the Note;

               (c) An executed copy of the ADT Limited Guaranty; and

               (d) An executed copy of the Subsidiary Guarantor Guaranty.

               The documents referred to in items (a) through (d) above are referred to herein collectively as the "Credit Documents". The Borrower, ADT Limited and each Subsidiary Guarantor are collectively referred to as the "Credit Parties".

               On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualification, assumptions and exceptions set forth herein, I am of the opinion that as of the date hereof:

               1. To the best of my knowledge, neither the execution and delivery on the date hereof by the Credit Parties of the Credit Documents to which they are parties, the consummation on the date hereof of the transactions contemplated thereby nor the performance by such Credit Parties of their obligations thereunder conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of any order, writ, injunction, or decree of any court or governmental authority applicable to ADT Limited or any of its Subsidiaries.

               2. To the best of my knowledge, there is no litigation, action, proceeding or labor controversy pending or threatened against any Credit Party in which an injunction or order has been entered preventing the making of the Loans or the issuance or maintenance of the Letters of Credit, or which questions the validity or enforceability of any of the Credit Documents or the transactions contemplated thereby.

               I am a member of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and federal laws of the United States of America.

               This opinion is rendered solely to you and is solely for your benefit (and the benefit of your permitted assigns under the Credit Agreement) in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without my prior written consent.

                                           Sincerely,



                                           Jan S. Beck
                                           ADT, Inc.
                                           Vice President and General Counsel


                                                                    [ADT LOGO]

VIA FEDERAL EXPRESS


___________, 1997


Each of the Lenders party
   from time to time to the Credit
   Agreement referred to below

      - and -

The Bank of Nova Scotia,
   as Agent for the Lenders
One Liberty Plaza
New York, New York 10006


Ladies and Gentlemen:

               This letter is being delivered to you pursuant to clause (d) of
Section 6.1.9 of the US$200,000,000 Credit Agreement, dated as of January 9, 1997 (the "Credit Agreement"), among ADT Operations, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders") and The Bank of Nova Scotia, individually and as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

               I have acted as general counsel to ADT Group plc, a company organized under the laws of England ("ADT Group plc"), and ADT Security Services, Inc. (formerly known as ADT Security Systems, Inc.), a Delaware corporation (together with ADT Group plc, the "Subject Companies"), in connection with the Subordination Agreement, dated as of January 9, 1997 (the "Subordination Agreement"), made by the Subject Companies in favor of the holders from time to time of Senior Indebtedness (as defined in the Subordination Agreement), and, in that regard, I have examined originals, or certified or photostatic copies, of such documents, corporate records, certitudes of public officials and other instruments as I have deemed necessary for purposes of this letter, including, without limitation, the Subordination Agreement.

               In my examination of the Subordination Agreement, I have assumed the authenticity of all its documents submitted to me as originals, the genuineness of all signatures, the conformity to original documents submitted to me as certified copies of photocopies and the authenticity of the originals of such letter documents.

               Based upon the foregoing examination of documents and assumptions and upon such other investigation as I have deemed necessary, I am of the opinion that:

               1. ADT Group plc is a company duly incorporated and validly existing under and in compliance with English law.

               2. Each of the Subject Companies has the corporate power and authority to enter into and perform the Subordination Agreement and has taken all necessary action to authorize the execution, delivery and performance of the Subordination Agreement.

               3. The Subordination Agreement has been duly executed and validly delivered by ADT Group plc.

               4. The Subordination Agreement executed and delivered by each of the Subject Companies constitutes a legal, valid and binding obligation of each Subject Company, enforceable against it in accordance with its terms.

               5. The choice of the laws of the State of New York to govern the Subordination Agreement is a proper, valid and binding choice of law and will be recognized and applied by the courts of England assuming that such choice of law is a valid and binding choice of law under the laws of the State of New York.

               6. The submission by ADT Group plc to the jurisdiction of the courts of New York pursuant to Section 16 of the Subordination Agreement is valid and binding upon ADT Group plc, assuming that such submission is accepted by the courts of New York.

               This opinion letter is being furnished to you for your use in connection with the transactions contemplated by the Subordination Agreement and may not be relied upon by any other person without my prior written consent.

                                           Very truly yours,


                                           Jan S. Beck
                                           Vice President and General Counsel